As filed with the Securities and Exchange Commission on October 11, 2007 Registration File No. 333-133153

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 POST-EFFECTIVE AMENDMENT NO. 2 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING USA ANNUITY AND LIFE INSURANCE COMPANY

IOWA (State or other jurisdiction of incorporation or organization) 6355 (Primary Standard Industrial Classification Code Number) 41-0991508 (I.R.S. Employer Identification No.)

ING 1475 Dunwoody Drive West Chester, PA 19380-1478 (610) 425-3400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John S. (Scott) Kreighbaum, Esq. ING 1475 Dunwoody Drive West Chester, PA 19380-1478 (610) 425-3404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act of 1933 check the following box	[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering	[ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering	[ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering	[ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the
Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

ING USA Annuity and Life Insurance Company Deferred Modified Guaranteed Annuity Prospectus

ING SMARTDESIGN MULTI-RATE INDEX ANNUITY

October 11, 2007

This prospectus describes ING SmartDesign Multi-Rate Index Annuity, a group and individual deferred modified guaranteed annuity contract (the “Contract”) offered by ING USA Annuity and Life Insurance Company
(“ING USA” the “Company,” “we,” or “our”). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment (“qualified Contracts”), as well as those that do not qualify for such treatment (“non-qualified Contracts”).

The Contract provides a means for you to allocate your single premium payment to one or more Accounts available under the Contract. Available Accounts include the:

  Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;
  Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in a market index (“Index”) specified in the Contract (currently, The Standard and Poor’s 500 Composite Stock Price Index (the “S&P 500® ”)) during the Term; and
  Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500® ) during that contract year.

We generally offer several Terms for each Account. You may allocate your premium payment to more than one
Account, but you must select the same Term across all Accounts. Your contract value will vary to reflect interest credited under the Interest Account (on a daily basis) and the Annual Indexed Account (on an annual basis). Your contract value will not vary to reflect interest under the Term Indexed Account prior to the end of the Term. The interest earned on your money, as well as your principal, is guaranteed as long as you hold them until the expiration of the applicable Term. Contract values surrendered, withdrawn, or applied to an annuity option prior to that time are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in values, and may be subject to a surrender charge. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have the right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid) or, if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations. Your free look rights depend on the laws of the state in which you purchase the Contract.

This prospectus provides information that you should know before investing and should be kept for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense. An investment in this contract is not a bank deposit and is not insured or guaranteed by any bank or by the
Federal Deposit Insurance Corporation or any other government agency.

We pay compensation to broker/dealers whose registered representatives sell the Contract. See “Other
Contract Provisions – Selling the Contract,” for further information about the amount of compensation we pay.

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INDEX OF SPECIAL TERMS

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

Special Term	Page

Annual Indexed Account	10

Annuitant	14
Annuity Start Date	22

Cash Surrender Value	15
Contract Date	13

Contract Owner	13
Contract Value	15

Contract Year	13
Free Withdrawal Amount	20

Guaranteed Interest Rates	8
Index	Cover

Index Growth	9
Index Return	10

Interest Account	8
Market Value Adjustment	12

Minimum Guaranteed Account Value	10
Monthiversary	11

Participation Rates	9
Renewal Terms	12

Selecting a Term	7
Surrender Charge	20

Term Indexed Account	9

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

Term Used in This Prospectus	Corresponding Term Used in the Contract

Annuity Start Date	Annuity Commencement Date

Contract Owner	Owner or Certificate Owner
Contract Value	Accumulation Value

Free Look Period	Right to Examine Period
Withdrawals	Partial Withdrawals

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SUMMARY: CHARGES

Contract Owner Transaction Expenses*
Surrender Charge:
Complete Years Elapsed	0	1	2	3	4	5	6	7	8+
Since Start of Term
Surrender Charge	8%	7%	6%	5%	4%	3%	2%	1%	0%

*	A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, die, or begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.

SUMMARY: THE CONTRACT’S ACCOUNTS AND RISK FACTORS

The Contract provides a
means for you to allocate premium payments and contract value to one or more Accounts available under the
Contract. The available Accounts include the:

  Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate – for more information, see “The Interest Account” beginning on page 8;
  Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in an Index specified in the Contract (currently, the S&P
  500®1 ) during the Term – for more information, see “The Term Indexed Account” beginning on page 9;and
  Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500® ) during that contract year – for more information, see “The Annual Indexed Account” beginning on page 10.

Not all Accounts may be available in all States. Which account is right for you depends on your investment time horizon, need for liquidity and risk tolerance. The Contract and its accounts are not designed to be a short-term

[1] The Contract is not sponsored, endorsed, sold, or promoted by Standard & Poor's, a division of the McGraw-Hill Companies,
Inc. (S&P). S&P makes no representation or warrant, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Licensee is the licensing of certain trademarks and trade names of the S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the
Licensee or the Contract. S&P has no obligation to take the needs of the Licensee or the owners of the Contract into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

S&P does not guarantee the accuracy and/or the completeness of the S&P Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by licensee, owners of the Contract, or any other person or entity from the use of the S&P 500
Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

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investment.

Liquidity Risk – An Interest Account allocation maintained for the duration of the applicable Term is guaranteed in full by the Company. Indexed Account allocations maintained for the duration of the applicable Term are guaranteed not be to be less than the Minimum Guaranteed
Account Value, which equals 90% of first contract year premium payments (contract value upon renewal), credited with an interest rate we declare (currently, 0%). However, withdrawals and surrenders from an Account before the end of its Term are subject to a Market Value Adjustment, which may be positive or negative, and may be subject to a surrender charge. Because the Contract provides only limited liquidity during a Term through the free withdrawal provision, it is not suitable for short-term investment.

Investment Risk for the Interest Account – The investment risk and return characteristics for the Interest Account are similar to those of a zero coupon bond or certificate of deposit; an Interest Account, if maintained until the end of its Term, provides a fixed rate of return over a stated period. Principal and credited interest are guaranteed by the
Company and are available without surrender charge or Market Value Adjustment during the 30-day period prior to the end of each Term. If Interest Account Value is withdrawn prematurely, or before the 30-day period, then the effect of the surrender charge and Market Value Adjustment may result in a loss of principal.

Investment Risk for the Indexed Accounts – The investment risk and return characteristics for an Indexed
Account are expected to fall in between those typical of fixed annuities and those typical of equity mutual funds or variable annuities. A fixed annuity guarantees principal, and provides for no participation in equity or other markets. A variable annuity does not guarantee principal, and provides for 100% participation in equity or other markets. Long-term returns under the Indexed Accounts may be higher than those offered by a typical fixed annuity, but growth will be more volatile than under a fixed annuity as the Index fluctuates. The principal guarantee under the
Contract may make an Indexed Account more suitable than direct equity investment for risk-averse Owners.
However, expected long-term returns of Indexed Accounts will be lower than those for equity mutual funds or variable annuities. Furthermore, amounts withdrawn from an Indexed Account will not share in any Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual
Indexed Account).

Loss of Principal Risk – Withdrawals of Account Value outside of the 30-day period prior to the end of a Term that are in excess of the Contract’s free withdrawal amount may be subject to a surrender charge and Market Value
Adjustment. A Market Value Adjustment may be positive, negative or result in no change. Because amounts withdrawn from the Term Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account. You bear the risk of loss that you may receive less than your principal after a surrender charge deduction and if we apply a Market Value Adjustment.

Investments
Amounts applied to the Accounts will be allocated to a nonunitized separate account established under Iowa law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders do not receive a unit value of ownership of assets accounted for in this separate account. Interests under the Contract are registered under the
Securities Act of 1933, but the Accounts are not registered under the Investment Company Act of 1940.

The risk of investment gain or loss with the assets maintained in the nonunitized separate account is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Interest Account and Indexed Accounts.
Accordingly, it is anticipated that assets relating to the Interest Account will likely consist of fixed income

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investments, and that assets relating to the Indexed Accounts will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Index.

We are not obligated to invest the assets attributable to the Contract according to any particular strategy, except as required by Iowa and other state insurance laws. Contract Owners do not participate in the investment performance of the assets of the separate account, and the Guaranteed Interest Rates, Index
Returns, and any other benefits provided by the Company are not determined by the performance of the nonunitized separate account.

ING USA ANNUITY AND LIFE INSURANCE COMPANY

ING USA Annuity and Life Insurance Company (“ING USA”) is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion
Connecticut Holdings Inc. (“Lion Connecticut”), which in turn is a wholly owned subsidiary of ING Groep N.V.
(“ING”), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. Although we are a subsidiary of ING, ING is not responsible for the obligations under the Contract. The obligations under the Contract are solely the responsibility of ING USA Annuity and Life Insurance Company.

Lion Connecticut is the holding company for ING USA, Directed Services LLC, the distributor of the Contracts, and other interests.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Regulatory Matters
As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Insurance and Other Regulatory Matters. The New York Attorney General, other federal and state regulators and self-regulatory agencies are also conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing and other sales incentives; potential conflicts of interest; potential anti-competitive activity;
reinsurance; marketing practices; specific product types (including group annuities and indexed annuities); and
disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The
Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues. Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision;
arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

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The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken by regulators with respect to the Company or certain affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject the
Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S. based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC.
Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s U.S.-based operations, including the Company.

Product Regulation. Our products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of governmental and self-regulatory authorities. Specifically, U.S. federal income tax law imposes requirements relating to nonqualified annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. (See “Federal Tax Considerations” for further discussion of some of these requirements.) Failure to administer certain nonqualified contract features (for example, contractual annuity start dates in nonqualified annuities) could affect such beneficial tax treatment. In addition, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the Company to administrative penalties, unanticipated remediation, or other claims and costs.

FINANCIAL STATEMENTS

The audited financial statements of ING USA Annuity and Life Insurance Company are included in this prospectus.

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THE ANNUITY CONTRACT

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Purchase and Availability of the Contract
The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract: (i) if you are looking for a short-term investment; (ii) if you cannot risk getting back less money than you put in; or (iii) if your assets are in a plan which provides for tax-
deferral and you see no other reason to purchase this Contract. When considering an investment in the
Contract, you should consult with your investment professional about your financial goals, investment time horizon and risk tolerance.

Replacing an existing insurance contract with this Contract may not be beneficial to you. Before purchasing the Contract, determine whether your existing contract will be subject to any fees or penalties upon surrender. Also, compare the fees, charges, coverage provisions and limitations, if any, of your existing contract with those of the Contract described in this prospectus.

We will issue a Contract only if both the annuitant and the contract owner are not older than age 80. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their costs.
See “Charges ” in this prospectus.

Premium Payments
Although this is a single premium contract, in certain situations involving transfers and exchanges identified on the application, we may permit additional premium payments to be made in the first contract year. We will issue a new
Contract, however, for any subsequent premium payments received more than 60 days after the contract date that are greater than the required minimum single premium payment.

Premium payments received in the first contract year will be treated the same as the initial payment for purposes of the ending date of the Term and duration of the surrender charge. The Market Value Adjustment, however, would vary based on the date the premium payment was received. For the Indexed Accounts, the starting Index values are based on the date the premium payment was received; ending Index value would be the same for all premium

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payments. The Minimum Guaranteed Account Value is based on the date the premium payment was received.

Crediting of Premium Payment
We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

(1)	If either your state or broker-dealer does not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

(2)	If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler’s checks, for example) or restrict the amount of certain forms of premium payments or loan repayments. In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

Allocation of Premium Payments
At issue, you determine the percentage of the single premium payment to be allocated to each Account. The amount allocated to each Account becomes the beginning Account Value for each Account.

Selecting a Term
For the Interest Account and the Term Indexed Account, a Term is the period of time that a rate of interest (whether fixed or indexed) is guaranteed to be credited to your contract value. Currently, Terms of five, seven and ten years are available. Each Term ends on its maturity date, which is the last day of the last contract year in the Term.
Please note that for the Annual Indexed Account, the Term that you select determines the Participation Rate and
Cap, each of which will reset each year at renewal rates, subject to a minimum guarantee.

You may select the duration of your initial Term from among the durations offered by us. We may at any time decrease or increase the number of Terms offered. You must select the same Term for all Accounts to which you allocate premium payments.

Unless you elect to surrender your Contract, a subsequent Term will automatically begin at the end of a Term. We may not offer the same Terms for renewal as for initial periods. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by

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us at that time. Within 45 days prior to the end of a Term, we will send you a notice of the Terms that are available, along with certain information about your Account Values. Because Term Indexed Account Value does not participate in Index Returns if withdrawn or annuitized prior to the end of a Term, you may only select the Interest
Account or the Annual Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

Transfers Among the Accounts
During a 30-day period prior to the end of each Term, you have the option of withdrawing some or all of the contract value without surrender charge or Market Value Adjustment. You may also elect to transfer contract value among the Accounts. We determine the beginning Account Value for the renewal Terms by adding and subtracting specified transfers from the ending Account Value from the prior Term. If you do not make any transfers of
Account Value, the beginning Account Value for the renewal Term will equal the ending Account Value from the prior Term.

THE INTEREST ACCOUNT

General
In the Interest Account, your premium payment (less withdrawals) will earn interest at the initial Guaranteed Interest
Rate, which is an annual effective rate of interest guaranteed for the duration of the Term.

Your Interest Account Value is the sum of your premium payment or contract value allocated to the Interest
Account and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment or surrender charge applied to such withdrawal). Your Interest Account Value will be credited with the Guaranteed
Interest Rate in effect for the Term you selected when we receive and accept your premium. We will credit interest daily at a rate that yields the quoted Guaranteed Interest Rate. We may credit bonus interest in the first contract year.

Guaranteed Interest Rates
The Guaranteed Interest Rate to be credited to your contract value is guaranteed as long as you do not take your money out until the 30-day period prior to the end of the applicable Term. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Terms. We determine Guaranteed Interest Rates at our sole discretion. To find out the current Guaranteed Interest Rate for a Term you are interested in, please contact our
Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest the amounts we receive under the Contracts. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the
Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, amount or allocation of premium payments, general economic trends and competitive factors.
We cannot predict the level of future interest rates. The Interest Account does not have a minimum Guaranteed
Interest Rate.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

Renewal Terms
The Renewal Interest Rate for a Term will be the same as the initial Guaranteed Interest Rate for the same Term then available for a new Contract. The Interest Account Value at the beginning of any renewal
Term will be equal to the Interest Account Value at the end of the Term just ending. This value, less withdrawals made after the beginning of the subsequent Term, will earn interest compounded annually at the Renewal Interest
Rate. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous
Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time.

Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify

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otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see “Charges
”). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

Interest Account Cash Surrender Value
At any time, the Interest Account Cash Surrender Value equals the Interest Account Value, plus/minus the Market
Value Adjustment, less any applicable surrender charges.

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THE TERM INDEXED ACCOUNT

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General
In the Term Indexed Account, your premium payment (less withdrawals) will earn interest credited as a percentage of the growth, if any, in the S&P 500® Index (the “Index Return”). The S&P 500® Index can, of course, increase or decrease daily; however, the Term Indexed Account Value will remain constant during a Term. Index Return (if any) is determined and credited to the Term Indexed Account Value at the end of the Term. The Index Return
equals the Index Growth of the S&P 500® over the Term multiplied by a Participation Rate. If you surrender, withdraw, or annuitize your investment before the end of the Term, the amounts withdrawn or paid will not participate in any Index Returns. Death benefit proceeds, however, will participate in Index Returns up to the most recent contract anniversary. (See “Death Benefit” for additional information.) We guarantee a Minimum
Guaranteed Account Value at maturity of the Term Indexed Account.

Term Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

Participation Rates
Participation Rates vary depending on the duration of the Term. Participation Rates for the initial Term depend upon rates in effect as of the date the premium was received. The Participation Rate is guaranteed for the duration of the Term. At the end of the Term, you may renew for another Term. There is no minimum Participation Rate;
however, we guarantee a Minimum Guaranteed Account Value at maturity of the Term Indexed Account. See
“Minimum Guaranteed Account Value” below. The Term Indexed Account is also not subject to a stated maximum return (or cap), unlike the Annual Indexed Account. Participation Rates for renewal Terms may be different, but
Participation Rates for renewal Terms will be the same as the Participation Rates in effect for the same
Terms then available on new Contracts as of the renewal date.

Index Return
At the end of the Term, we determine the Index Return, which is the amount we will credit on your Account Value.
The Index Return equals one plus the Index Growth at the end of the Term multiplied by the applicable Participation
Rate. Prior to the end of each Term, the Term Indexed Account Value equals the beginning Term Indexed Account
Value less gross withdrawals. At the end of each Term, the Term Indexed Account Value equals the greater of: (a)
beginning Term Indexed Account Value less gross withdrawals multiplied by the Index Return, or (b) the
Guaranteed Minimum Account Value. In the initial Term, Index Returns are calculated individually for each premium payment received.

As an example, assume that the Index Growth over a 5-year Term is 75% and the Participation Rate is 80%. The amount credited at the end of the Term would be 75% times 80%, or 60% of the beginning Term Indexed Account
Value less gross withdrawals (withdrawals plus applicable surrender charges and MVA’s).

Index Growth
Index Growth is calculated over the duration of the Term as:

Greater of:	0	or	(	EOP-BOP	)
BOP

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Where:

BOP = S&P 500® Index value at the beginning of the Term (based on Index value as of date premium is received for initial Terms, or the renewal date for renewal Terms);

EOP = S&P 500® Index value at the end of the Term, calculated as an average of 12 monthly S&P 500® Index values on each monthiversary in the final contract year of the Term.

One-month anniversary (“monthiversary”) dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the initial
Term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Term Indexed Account works, see Appendix A.

Minimum Guaranteed Account Value
We guarantee that the Term Indexed Account Value at the end of a Term will not be less than the Minimum
Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal
Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

Renewal Terms
The Term Indexed Account Value at the beginning of any renewal Term will be equal to the Term Indexed Account
Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the renewal Term. If you are fewer than 5 years from your annuity start date at renewal, you may not select the Term Indexed Account.

Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see “Charges
”). In addition, amounts withdrawn from the Term Indexed Account prior to the end of the Term do not participate in any Index Returns. Be aware that withdrawals may have federal income tax consequences, including a
10% penalty tax.

Term Indexed Account Cash Surrender Value
At any time, the Term Indexed Account Cash Surrender Value equals the greater of:

(a)	Term Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

(b)	Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.

THE ANNUAL INDEXED ACCOUNT

General
In the Annual Indexed Account, your premium payment (less withdrawals) will earn annual interest credited as a percentage of the growth, if any, in the S&P 500® Index (the “Index Return”). The S&P 500® Index can, of course, increase or decrease daily; however, the Annual Indexed Account Value will remain constant during a contract year.
Index Return (if any) is determined and credited to the Annual Indexed Account Value at the end of each contract year throughout the Term. Annual Index Returns equal the Index Growth of the S&P 500® at the end of the

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contract year multiplied by a Participation Rate, subject to a stated maximum return (the “Cap”). If you surrender, withdraw, or annuitize your investment or die before the end of the contract year, the amounts withdrawn or paid will not participate in any Index Returns for the contract year in which the withdrawal or death occurs. We guarantee a Minimum Guaranteed Account Value for the Annual Indexed Account at the end of the Term.

Annual Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

Participation Rates and Caps
Participation Rates and Caps vary depending on the duration of the Term. Participation Rates and Caps for the initial Term depend upon rates in effect as of the date the premium was received. Participation
Rates and Caps also vary throughout the Term, reset each year at rates that may be different from rates for initial Terms on new Contracts.
However, we guarantee that the Participation
Rate will never be less than 50%, and the Cap will never be less than 8%. Participation Rates and Caps for renewal
Terms are the same as the Participation Rates and Caps in effect for the same Terms then available on new Contracts as of the renewal date.

Index Return
At the end of each contract year, we determine the Index Return, which is the amount we will credit on your
Account Value. The Index Return equals one plus the lesser of the Index Growth at the end of the contract year multiplied by the applicable Participation Rate or the stated Cap. Prior to the end of each contract year, the Annual
Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year less gross withdrawals. At the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed
Account Value at the beginning of the contract year, less gross withdrawals, multiplied by the Index Return. At the end of the Term, if the Guaranteed Minimum Account Value is greater than the Annual Indexed Account Value, then your Annual Indexed Account Value will be reset to equal the Guaranteed Minimum Account Value. In the first contract year, Index Returns are calculated individually for each premium payment received.

As an example, assume that the current Participation Rate for the Term is 75%, the current year’s Index Return is
15%, and the applicable Cap is 10%. The amount credited at the end of the year would be 10% of the Annual
Indexed Account Value at the beginning of the year, which is the lesser of the Index Return multiplied by the
Participation Rate (15% * 75% = 11.25%) and the Cap of 10%.

Index Growth Index Growth is calculated on an annual basis as:

Greater of:	0	or	(	EOP-BOP	)
BOP
Where:

BOP = S&P 500® Index value at the beginning of the Term (based on Index value as of the date a premium payment is received in the first contract year for the initial Term, and the contract anniversary for all other contract years and renewal Terms);

EOP = S&P 500® Index value at the end of each contract year, calculated as an average of 12 monthly S&P 500® Index values on each monthiversary in the contract year.

One-month anniversary dates (“monthiversary”) fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the first contract year of the initial Term, each premium will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In subsequent years and renewal Terms, the BOP and
EOP Index values will be the same for all contract value allocated.

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For examples that illustrate how the Annual Indexed Account works, see Appendix B.

Minimum Guaranteed Account Value
We guarantee that the Annual Indexed Account Value at the end of a Term will not be less than the Minimum
Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal
Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

Renewal Terms
The Annual Indexed Account Value at the beginning of any renewal Term will be equal to the Annual Indexed
Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the first contract year of the renewal term.

Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see “Charges
”). In addition, amounts withdrawn from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that contract year. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

Annual Indexed Account Cash Surrender Value
At any time, the Annual Indexed Account Cash Surrender Value equals the greater of the:

(a)	Annual Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

(b)	Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment may decrease, increase, or have no effect on your contract value. We will apply a Market Value Adjustment to amounts in excess of the free withdrawal amount:

  whenever you withdraw money (unless made within the 30-day period prior to the end of the applicable Term), and on the annuity start date if a Guaranteed Period does not end on or within 30 days of the annuity start date.

We do not apply a Market Value Adjustment on death benefit proceeds. The Market Value Adjustment resets at the start of each Term. The Market Value Adjustment will be applied before the deduction of any applicable surrender charges or premium tax charges.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

(1+I	.	)N/365	-1*

1+J+.0050

where:

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“I”	is the MVA Rate (as defined below), determined at the time the premium payment is received for the initial Term, and the beginning of the Term for renewal Terms;

“J”	is the MVA Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the Term from the date of surrender or withdrawal; and

“N”	is the number of days from the date of surrender or withdrawal to the end of the current Term.

* For Contracts issued in Florida, the factor is [(1+I)/(1+J+.0025)]N/365 -1.

The MVA Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable Term. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the MVA Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the MVA Rate once each calendar month but have the right to calculate it more frequently. The MVA Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the MVA Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative, or result in no change. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any Market
Value Adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or annuitization, we will add or subtract any Market Value Adjustment from the remaining contract value in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

For examples that illustrate how the Market Value Adjustment works, see Appendix C.

CONTRACT PROVISIONS

Contract Date and Contract Year

The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

Annuity Start Date

The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

Contract Owner

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner’s estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

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Joint Owners

For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect.
Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

Annuitant

The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant’s age determines when the income phase must begin and the amount of the annuity payments to be paid.
You are the annuitant unless you choose to name another person. The annuitant may not be changed after the
Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. In the event of joint owners, the youngest will be the contingent annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant’s estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if the contract owner is not an individual.

Beneficiary

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds. The beneficiary may become the successor contract owner if the contract owner who is a spouse dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner’s estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries unless you indicate otherwise in writing.

Change of Contract Owner or Beneficiary

During the annuitant’s lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. Please date your requests. The change will be effective as of the day we receive the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owners may have tax consequences.

You have the right to change beneficiaries during the annuitant’s lifetime unless you have designated an irrevocable beneficiary. You may also restrict a beneficiary’s right to elect an annuity option or receive a lump sum payment. If so, such rights or options will not be available to the beneficiary. In the event of a death claim, we will honor the form of payment of the death benefit specified by the beneficiary to the extent permitted under Section 72(s) of the

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Internal Revenue Code of 1986, as amended (the “Tax Code”). When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract. In the event of joint owners, all must agree to change a beneficiary.

Administrative Procedures

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. Please be advised that the risk of a fraudulent transaction is increased with telephonic or electronic instructions (for example, a facsimile withdrawal request form), even if appropriate identifying information is provided.

Contract Value

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the Account Values. If you surrender your Contract during the 30-day period prior to the end of the Term, you will receive the contract value.

Cash Surrender Value

The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to the end of a Term. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any Market Value Adjustment. The cash surrender value equals the sum of the Interest Account
Cash Surrender Value, the Term Indexed Account Cash Surrender Value, and the Annual Indexed Account Cash
Surrender Value. We do not guarantee any minimum cash surrender value. Any charge for premium taxes will be deducted from cash surrender value.

Surrendering to Receive the Cash Surrender Value

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service
Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59½ may result in a 10% tax penalty. See “Federal Tax Considerations” for more details.

Other Important Provisions

See “Withdrawals,” “Death Benefit,” “Charges,” “The Annuity Options” and “Other Contract Provisions” in this prospectus for information on other important provisions in your Contract.

WITHDRAWALS

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that the minimum withdrawal is $100, and your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge and impose a Market Value Adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. No surrender charge or Market Value Adjustment applies to withdrawals taken within the 30-day period prior to the end of a Term.

You may specify from which Account you want a withdrawal to be deducted. Because amounts withdrawn from the
Term Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a

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contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the
Interest Account. Accordingly, unless you instruct us otherwise, we will take withdrawals first from the Interest
Account, then from the Annual Indexed Account, and finally from the Term Indexed Account, to the extent possible.

In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest
Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center. For example, if the
Account Value for each Account was $10,000 and the total contract value was $30,000 as if the close of business on the day we receive the withdrawal request at our Customer Service Center, then the free withdrawal amount for the contract year would be $3,000 (10% of $30,000), all of which would be deducted from the Interest Account unless otherwise instructed. If required minimum distributions on qualified Contracts are greater than the free withdrawal amount, we will waive any applicable surrender charges, but will apply a Market Value Adjustment.

If more than the free withdrawal amount is withdrawn, a surrender charge and Market Value Adjustment, if applicable, will be applied to the amount in excess of the free withdrawal amount. The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per contract year to the end of the Term. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term. The surrender charge period resets at the beginning of each Term. It is charged against the contract value and is based on the amount of the withdrawal.

We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period prior to the end of a Term. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made. Definitive guidance on the proper federal tax treatment of the Market Value
Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value
Adjustment with your tax adviser.

Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

We offer the following withdrawal options: Regular Withdrawals

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period prior to the end of a Term. Unless otherwise instructed, we will take all withdrawals from the Interest Account until exhausted.

Systematic Withdrawals

You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings in the Interest Account during the prior month, quarter, or year, depending on the frequency you chose.
Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar
Systematic Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section
72(q) or 72(t) of the Tax Code.

Systematic withdrawals may be taken monthly, quarterly, or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the first day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn or contract value, but in either case is limited to : (a) during the first contract year, interest earnings in the
Interest Account; (b) after the first contract year, up to 10% of your contract value as of the close of business on the

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day the withdrawal is processed at our Customer Service Center. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

Fixed Dollar Systematic Withdrawal Feature

You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic
Withdrawal Feature are available only in connection with Section 72(q) or 72(t) of the Tax Code. You choose the amount of the fixed dollar systematic withdrawals. We will take fixed dollar systematic withdrawals first from the
Interest Account, unless otherwise instructed.

We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value
Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the
Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market
Value Adjustment when they exceed the applicable free withdrawal amount.

IRA Withdrawals

If you have a non-Roth IRA Contract and will be at least age 70½ during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. We will make these withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term
Indexed Account unless otherwise instructed. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

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You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value
Adjustment.

Consult your tax adviser regarding the tax consequences associated with taking withdrawals. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59½ may result in a 10% penalty tax. See “Federal Tax Considerations” for more details.

DEATH BENEFIT

Death Benefit during the Accumulation Phase

During the accumulation phase, a death benefit is payable when either the contract owner or the first of joint owners dies (or the annuitant dies when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the
Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center (“claim date”). The death benefit is equal to the sum of the following:

  Interest Account Value on the date of death, plus
  Annual Indexed Account Value on the date of death, plus
  Greater of (a) Minimum Guaranteed Account Value for the Term Indexed Account and (b) Term Indexed Account Value at the beginning of the Term, less withdrawals, multiplied by the Index Return calculated using S&P Index value as of the prior contract anniversary as the end of period value (without any averaging).

Proceeds could be reduced by a charge for premium taxes owed. Neither Indexed Account participates in any
Index Returns for the current period (i.e. Term for Term Indexed Account and current contract year for Annual
Indexed Account).

If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The death benefit value will not continue to accrue at the guaranteed interest period rate, but will be credited with the rate being offered under new contracts at such time. Please note if you elect a guarantee period of more than five years, the distribution may be subject to a Market Value Adjustment.
The proceeds may be received in a single sum or applied to any of the annuity options, or, if available, paid over the beneficiary’s lifetime. A beneficiary’s right to elect an income phase payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. Unless you elect otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. We will generally distribute death benefit proceeds within 7 days after the claim date. For information on required distributions under federal income tax laws, you should see
“Required Distributions upon Contract Owner’s Death.”

Death Benefit During the Income Phase

If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

Required Distributions Upon Contract Owner’s Death

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We will not allow any payment of benefits provided under a non-qualified Contract which does not satisfy the requirements of Section 72(s) of the Tax Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner’s date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner’s date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner’s date of death.

Notwithstanding (a) and (b) above, if the sole contract owner’s beneficiary is the deceased owner’s surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner’s death.
Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner’s beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by
ING USA will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner’s beneficiary is a non-spouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner’s death.

Subject to availability, and our then current rules, a spousal or non-spousal beneficiary may elect to receive death benefits as payments over the life expectancy of the beneficiary (“stretch”). “Stretch” payments will be subject to the same limitations as systematic withdrawals, and non-qualified “stretch” payments will be reported on the same basis as other systematic withdrawals.

At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the contract owner will be waived. If the spouse elects to continue the Contract, the surrender charge period will reset at the beginning of each subsequent Term. Otherwise, the surrender charge period will not reset.

If we do not receive an election from a non-spouse owner’s beneficiary within the 1-year period after the contract owner’s date of death, then we will pay the death benefit to the owner’s beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner’s date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If a contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner’s rights granted under the Contract or allowed by us will pass to the contract owner’s beneficiary.

If a Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the beneficiary of the Contract. If any contract owner is not an individual, the death of an annuitant shall be treated as the death of the owner.

CHARGES

We deduct the Contract charges described below to cover our costs and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the

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distribution of Contracts. Charges Deducted from the Contract Value

We deduct the following charges from your contract value:

Surrender Charge. No sales charge is deducted from the single premium payment at the time that it is paid.
However, we will deduct a contingent deferred sales charge (a “surrender charge”) if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during a Term. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the Term.

The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per year to the earlier of the end of the Term or the 8th contract year. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term.

The surrender charge period resets at the beginning of each Term. Upon withdrawal, it is charged against the remaining contract value after you have received the amount requested for withdrawal, and is based on the amount of the withdrawal including the amount deducted for the surrender charge. Upon surrender, a surrender charge, as well as a Market Value Adjustment, will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

Complete Years Elapsed	0	1	2	3	4	5	6	7	8+
Since Start of Term

Surrender Charge	8%	7%	6%	5%	4%	3%	2%	1%	0%

For examples that illustrate how the surrender charge works, see Appendix D.

Waiver of Surrender Charge for Extended Medical Care. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within
90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We do not waive the Market Value
Adjustment in these circumstances. Amounts withdrawn from the Indexed Accounts will not share in Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual
Indexed Account). We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

Free Withdrawal Amount. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-day period prior to the end of a Term. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center.

Surrender Charge for Excess Withdrawals. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an “excess withdrawal” when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. Any excess withdrawal taken other than during the 30-day period prior to the end of a Term will trigger a Market Value Adjustment.

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For examples that illustrate how the surrender charge works, see Appendix D. For a discussion of the Market Value
Adjustment, see “Market Value Adjustment.”

Premium Taxes. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the contract value. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the
Contract, when you take an excess withdrawal, or on the annuity start date.

THE ANNUITY OPTIONS

Annuitization of Your Contract

If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying the annuitization value on the annuity start date in accordance with the annuity option you chose. The annuitization value equals the greater of:

(a)	Contract value plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term), or

(b)	The Minimum Guaranteed Account Values for the Indexed Accounts plus the contract value for the Interest Account plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term).

If you annuitize prior to the end of the current contract year, amounts allocated to the Annual Indexed Account will not participate in any Index Returns for that period. Because Term Indexed Account Value does not participate in
Index Returns if annuitized prior to the end of a Term, we will not allow you to allocate contract value to the Term
Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner’s death or the annuitant’s death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In such a case, the payments will be based on the life expectancy of the beneficiary rather than the life of the annuitant. A beneficiary’s right to elect an annuity option or lump sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate

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under applicable law), the total contract value applied, and the applicable payment rate. Our approval is needed for any option where:

(1)	The person named to receive payment is other than the contract owner or beneficiary;

(2)	The person named is not a natural person, such as a corporation; or

(3)	Any income payment would be less than the minimum annuity income payment allowed.

Selecting the Annuity Start Date

You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant’s 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant’s 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as after age 85, it is possible that the
Contract will not be considered an annuity for federal tax purposes. See “Federal Tax Considerations.” For a
Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70½ or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

Frequency of Annuity Payments

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

The Annuity Options

We offer the 3 annuity options shown below. Payments under Options 1, 2, and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

Option 1. Income for a Fixed Period. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual, or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59½.

Option 2. Income for Life with a Period Certain. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person’s age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

Option 3. Joint Life Income. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date.
Annuity payments under other available options may be fixed and/or variable. If variable and subject to the

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Investment Company Act of 1940, it will comply with requirements of such Act.

Payment When Named Person Dies

When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ING USA. The amounts we will pay are determined as follows:

(1)	For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

(2)	For Option 3, no amounts are payable after both named persons have died.

For other available options, the annuity option agreement will state the amount we will pay, if any.

OTHER CONTRACT PROVISIONS

Reports to Contract Owners

We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our
Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

Suspension of Payments

The Company reserves the right to delay payment for up to 6 months.

In Case of Errors in Your Application

If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

Assigning the Contract as Collateral

You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary’s rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

Contract Changes — Applicable Tax Law

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

Free Look

You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any
Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. The
Market Value Adjustment during the free look period is determined as described on page 12, but without adding

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.005 in the denominator of the formula. Because of the potential positive or negative effect of the Market Value
Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your free look rights depend on the laws of the state in which you purchase the Contract. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

Special Arrangements

We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

Selling the Contract
Our affiliate, Directed Services LLC, 1475 Dunwoody Drive, West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other ING USA contracts. Directed Services LLC, a Delaware limited liability company, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. (“NASD”).

Directed Services LLC does not retain any commissions or compensation paid to it by ING USA for Contract sales.
Directed Services LLC enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the
Contracts through their registered representatives who are licensed to sell securities and variable insurance products
(“selling firms”). Selling firms are also registered with the SEC and are NASD member firms.

The following is a list of broker/dealers that are affiliated with the Company:

  Bancnorth Investment Group, Inc.
  Directed Services LLC
  Financial Network Investment Corporation
  Guaranty Brokerage Services, Inc.
  ING America Equities, Inc.
  ING Direct Funds Limited
  ING DIRECT Securities, Inc.
  ING Financial Advisers, LLC
  ING Financial Markets LLC
  ING Financial Partners, Inc.
  ING Funds Distributor, LLC
  ING Investment Management Services LLC
  ING Private Wealth Management LLC
  Multi-Financial Securities Corporation
  PrimeVest Financial Services, Inc.
  Systematized Benefits Administrators, Inc.

Directed Services LLC pays selling firms compensation for the promotion and sale of the Contracts. Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by Directed Services LLC to the selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the Contracts.

Directed Services LLC pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments, and may vary based on amount or allocation of premium payments. Selling firms may receive commissions of up to 6.50% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 1.00% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm’s practices. Commissions and annual compensation, when combined, could exceed 6.50%
of total premium payments.
Directed Services LLC has special compensation arrangements with certain selling firms based on those firms’
aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various factors. Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

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In addition to the direct cash compensation for sales of Contracts described above, Directed Services LLC may also pay selling firms additional compensation or reimbursement of expenses for their efforts in selling the Contracts to you and other customers. These amounts may include:

  Marketing/distribution allowances which may be based on the percentages of premium received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the year;
  Loans or advances of commissions in anticipation of future receipt of premiums (a form of lending to agents/registered representatives). These loans may have advantageous terms such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which terms may be conditioned on fixed insurance product sales;
  Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products. We also hold training programs from time to time at our expense;
  Sponsorship payments or reimbursements for broker/dealers to use in sales contests and/or meetings for their agents/registered representatives who sell our products. We do not hold contests based solely on the sales of this product;
  Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, agent/representative recruiting or other activities that promote the sale of policies; and
  Additional cash or noncash compensation and reimbursements permissible under existing law. This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses (including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.

We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the Contract.

The following is a list of the top 25 selling firms that, during 2006, received the most compensation, in the aggregate, from us in connection with the sale of registered annuity contracts issued by us, ranked by total dollars received:

1.	ING Financial Partners, Inc.
2.	Linsco/Private Ledger Corporation
3.	Morgan Stanley DW Inc.
4.	Citigroup Global Markets, Inc.
5.	ING Financial Partners, Inc. - CAREER
6.	Wachovia Securities Inc. - Bank
7.	PrimeVest Financial Services, Inc.
8.	A. G. Edwards & Sons, Inc.
9.	UBS Financial Services, Inc.
10.	Wachovia Securities Inc.
11.	Financial Network Investment Corporation
12.	Raymond James Financial Services, Inc.
13.	Multi-Financial Securities Corporation

14.	Merrill Lynch, Pierce, Fenner & Smith, Inc.
15.	Wells Fargo Investments, LLC
16.	Securities America, Inc.
17.	Banc of America Investment Services Inc.
18.	Woodbury Financial Services Inc.
19.	Centaurus Financial, Inc.
20.	MML Investors Services, Inc.
21.	Investors Capital Corporation
22.	National Planning Corporation
23.	Royal Alliance Associates, Inc.
24.	Citicorp Investment Services
25.	FFP Securities, Inc.

Directed Services LLC may also compensate wholesalers/distributors, and their sales management personnel, for
Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments and/or a percentage of Contract values. Directed Services LLC may, at its discretion, pay additional cash compensation to wholesalers/distributors for sales by certain broker-dealers or “focus firms.”

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We do not pay any additional compensation on the sale or exercise of any of the Contract’s optional benefit riders offered in this prospectus.

This is a general discussion of the types and levels of compensation paid by us for sale of our variable annuity contracts. It is important for you to know that the payment of volume- or sales-based compensation to a selling firm or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another company, and may also provide a financial incentive to promote one of our contracts over another.

OTHER INFORMATION

State Regulation

We are regulated by the Insurance Department of the State of Iowa. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings

ING USA is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business.
Due to the climate in insurance and business litigation/arbitrations, suits against the company sometimes include claims for substantial compensatory, consequential, or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.
Directed Services LLC, the principal underwriter and distributor of the contract, is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Some of these suits may seek class action status and sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Directed Services LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

Legal Matters

The Company’s organization and authority, and the contract’s legality and validity, have been passed on by the Company’s legal department.

Experts

The financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and are included and incorporated herein by reference. Such financial statements are included and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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Further Information

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the
Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference
Room of the SEC at:

Securities and Exchange Commission 100 F Street NE, Room 1580 Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either
1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.

Copies of the Company’s annual report on Form 10-K for the year ended December 31, 2006, and the
Company’s quarterly report on Form 10-Q for the period ended June 30, 2007, accompany this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC’s web site at www.sec.gov.

Incorporation of Certain Documents by Reference

We have incorporated by reference the Company’s following periodic reports:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007; and

3.	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act
since the end of the fiscal year covered by that Form 10-K.
We will provide a free copy of these documents upon the
written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

ING Customer Service Center P.O. Box 9271 Des Moines, Iowa 50306-9271 1-800-366-0066

Inquiries You may contact us directly by writing or calling us at the address or phone number shown above.

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FEDERAL TAX CONSIDERATIONS

Introduction This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

  Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;
  Tax laws change. It is possible that a change in the future could affect contracts issued in the past;
  This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, or any other tax provisions; and
  We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service (IRS).

Types of Contracts: Non-Qualified or Qualified
The Contract may be purchased on a non-tax-qualified basis (non-qualified contracts) or purchased on a tax-
qualified basis (qualified contracts).

Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Tax Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify for special income tax treatment under
Sections 408, or 408A of the Tax Code.

Taxation of Non-Qualified Contracts

Taxation of Gains Prior to Distribution
Tax Code Section 72 governs taxation of annuities in general. We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to be eligible to receive deferral of taxation, the following requirements must be satisfied:

Diversification. Tax Code Section 817(h) requires that in a nonqualified contract the investments of the funds be “adequately diversified” in accordance with Treasury Regulations in order for the Contract to qualify as an annuity contract under federal tax law. The separate account, through the funds, intends to comply with the diversification requirements prescribed by Tax Code Section 817(h) and by the Treasury in Reg. Sec. 1.817 -5,
which affects how the funds’ assets may be invested.

Investor Control. Although earnings under non-qualified contracts are generally not taxed until withdrawn, the IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of investment control over the assets. In these circumstances, income and gains from the separate account assets would be currently includible in the variable contract owner’s gross income. Future guidance regarding the extent to which owners could direct their investments among subaccounts without being treated as owners of the underlying assets of the separate account may adversely affect the tax treatment of existing contracts. The Company therefore reserves the right to modify the contract as necessary to attempt to prevent the contract holder from being considered the federal tax owner of a pro rata share of the assets of the separate account.

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Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the
Tax Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the
Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Tax Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Non-Natural Holders of a Non-Qualified Contract. If you are not a natural person, a non-qualified contract generally is not treated as an annuity for income tax purposes and the income on the contract for the taxable year is currently taxable as ordinary income. Income on the contract is any increase over the year in the excess of the contract value over the “investment in the contract” (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a non-natural person should consult with its tax adviser prior to purchasing the Contract. When the contract owner is not a natural person, a change in the annuitant is treated as the death of the contract owner.

Delayed Annuity Starting Date. If the Contract’s annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

Taxation of Distributions

General. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner’s investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain loans, assignments or gifts, less the aggregate amount of non-taxable distributions previously made.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner’s cost basis in the contract.

10% Penalty Tax. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

  made on or after the taxpayer reaches age 59½;
  made on or after the death of a contract owner (the annuitant if the contract owner is a non-natural person);
  attributable to the taxpayer’s becoming disabled as defined in the Tax Code;
  made as part of a series of substantially equal periodic payments (at least annually)over your life or life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary; or
  the distribution is allocable to investment in the contract before August 14, 1982.

The 10% penalty does not apply to distributions from an immediate annuity as defined in the Tax Code. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

Tax-Free Exchanges. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

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  First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into the Contract;
  Next, from any “income on the contract” attributable to the investment made prior to August 14, 1982;
  Then, from any remaining “income on the contract;” and
  Lastly, from any remaining “investment in the contract.”

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.

Taxation of Annuity Payments. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each subsequent annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.

Death Benefits. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a
Beneficiary has elected to maintain Contract value and receive payments.

Different distribution requirements apply if your death occurs:

  After you begin receiving annuity payments under the Contract; or
  Before you begin receiving such distributions.

If your death occurs after you begin receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before you begin receiving annuity payments, your entire balance must be distributed within five years after the date of your death. For example, if you died on September 1, 2006, your entire balance must be distributed by August 31, 2011. However, if distributions begin within one year of your death, then payments may be made over one of the following timeframes:

  Over the life of the designated beneficiary; or
  Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, the contract may be continued with the surviving spouse as the new contract owner. If the contract owner is a non-natural person and the primary annuitant dies, the same rules apply on the death of the primary annuitant as outlined above for death of a contract owner.

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The Contract offers a death benefit that may exceed the greater of the premium payments and the contract value.
Certain charges are imposed with respect to the death benefit. It is possible that these charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the Contract.

Assignments and Other Transfers. A transfer, pledge or assignment of ownership of a non-qualified contract, the selection of certain annuity dates, or the designation of an annuitant or payee other than an owner may result in certain tax consequences to you that are not discussed herein. The assignment, pledge or agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. Anyone contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser regarding the potential tax effects of such a transaction.

Immediate Annuities. Under section 72 of the Tax Code, an immediate annuity means an annuity (1)
which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. While this Contract is not designed as an immediate annuity, treatment as an immediate annuity would have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-
natural persons, and for certain exchanges.

Multiple Contracts. Tax laws require that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code Section 72(e). In addition, the
Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code Section
72(e) through the serial purchase of annuity contracts or otherwise.

Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code Section
1441 based on the individual’s citizenship, the country of domicile and treaty status.

Taxation of Qualified Contracts

General
The Contracts are primarily designed for use with IRAs under Tax Code Section 408 and 408A
(We refer to these as “qualified plans”). The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. The ultimate effect of federal income taxes on the amounts held under a Contract, or on annuity payments, depends on the type of retirement plan and your tax status. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment.

Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59½
(subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Some qualified plans may be subject to additional distribution or other requirements that are not incorporated into the Contract. No attempt is made to provide more than general information about the use of the Contracts with qualified plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The
Company is not bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless we consent.

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Contract owners and beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a contract for your particular situation. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans or programs that qualify for the intended special federal tax treatment.

Tax Deferral
Under the federal tax laws, earnings on amounts held in annuity contracts are generally not taxed until they are withdrawn. However, in the case of a qualified plan (as defined in this prospectus), an annuity contract is not necessary to obtain this favorable tax treatment and does not provide any tax benefits beyond the deferral already available to the qualified plan itself. Annuities do provide other features and benefits (such as guaranteed living benefits and/or death benefits or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss your alternatives with your financial representative taking into account the additional fees and expenses you may incur in an annuity.

Individual Retirement Annuities. Section 408 of the Tax Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity ("IRA"). IRAs are subject to limits on the amounts that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from IRAs, individual retirement accounts, and other types of retirement plans may be "rolled over" on a tax-deferred basis into an IRA. If you make a tax-free rollover of a distribution from an IRA you may not make another tax-free rollover from the IRA within a 1-year period.
Sales of the contract for use with IRAs may be subject to special requirements of the IRS.

The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract's death benefit provisions comply with IRS qualification requirements.

Roth IRAs. Section 408A of the Tax Code permits certain eligible individuals to contribute to a Roth IRA.
Contributions to a Roth IRA are subject to limits on the amount of contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth
IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or a SIMPLE to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

Sales of a contract for use with a Roth IRA may be subject to special requirements of the IRS. The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract's death benefit provisions comply with IRS qualification requirements.

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Contributions
In order to be excludable from gross income for federal income tax purposes, total annual contributions to certain qualified plans are limited by the Tax Code. You should consult with your tax adviser in connection with contributions to a qualified contract.

Distributions – General
Certain tax rules apply to distributions from the Contract. A distribution is any amount taken from a Contract including withdrawals, annuity payments, rollovers, exchanges and death benefit proceeds. We report the taxable portion of all distributions to the IRS.

Individual Retirement Annuities. All distributions from an IRA are taxed as received unless either one of the following is true:

  The distribution is rolled over to another IRA or to a plan eligible to receive rollovers as permitted under the Tax Code; or
  You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code; or
  The distribution is a qualified charitable distribution as defined under the Pension Protection Act of 2006. This type of distribution is only available through the end of 2007. You should consult a competent tax advisor for further information.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from an IRA unless certain exceptions, including one or more of the following, have occurred:

  You have attained age 59 1/2;
  You have become disabled, as defined in the Tax Code;
  You have died and the distribution is to your beneficiary;
  The distribution amount is rolled over into another eligible retirement plan or to an IRA in accordance with the terms of the Tax Code;
  The distribution is made due to an IRS levy upon your plan;
  The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order (QDRO); or
  The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006.

In addition, the 10% penalty tax does not apply to a distribution made from an IRA to pay for health insurance premiums for certain unemployed individuals, a qualified first-time home purchase, or for higher education expenses.

Roth IRAs. A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

  Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and
  Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings unless it is a qualified charitable contribution as defined under the Pension Protection Act and as described above. A partial distribution will first be treated as a return of contributions which is not taxable and then as taxable accumulated earnings.

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The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a Roth IRA that is not a qualified distribution unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a Roth IRA that is not a qualified distribution or a rollover to a Roth IRA that is not a qualified rollover contribution. The 10% penalty tax is also waived on a distribution made from a Roth IRA to pay for health insurance premiums for certain unemployed individuals, used for a qualified first-time home purchase, or for higher education expenses.

Special Hurricane-Related Relief. The Katrina Emergency Tax Relief Act and the Gulf Opportunity Zone
Act provide tax relief to victims of Hurricanes Katrina, Rita and Wilma. The relief includes a waiver of the 10%
penalty tax on qualified hurricane distributions from eligible retirement plans). In addition, the
20% mandatory withholding rules do not apply to these distributions and the tax may be spread out ratably over a three-year period. A recipient of qualified hurricane distribution may also elect to re-contribute all or a portion of the distribution to an eligible retirement plan within three (3) years of receipt without tax consequences. Other relief may also apply. You should consult a competent tax adviser for further information.

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Lifetime Required Minimum Distributions (IRA only). To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code.
The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate the following:

  Start date for distributions;
  The time period in which all amounts in your account(s) must be distributed; and
  Distribution amounts.

Start Date and Time Period. Generally, you must begin receiving distributions from a traditional
IRA by April 1 of the calendar year following the calendar year in which you attain age 70½. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

  Over your life or the joint lives of you and your designated beneficiary; or
  Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

Distribution Amounts. The amount of each required distribution must be calculated in accordance with Tax Code Section 401(a)(9). The entire interest in the account includes the amount of any outstanding rollover, transfer, recharacterization, if applicable, and the actuarial present value of any other benefits provided under the account, such as guaranteed death benefits.

50% Excise Tax. If you fail to receive the minimum required distribution for any tax year, a 50%
excise tax may be imposed on the required amount that was not distributed.

Lifetime Required Minimum Distributions are not applicable to Roth IRAs. Further information regarding required minimum distributions may be found in your contract.

Required Distributions Upon Death (IRAs and Roth IRAs Only). Different
distribution requirements apply after your death, depending upon if you have been receiving required minimum distributions. Further information regarding required distributions upon death may be found in your contract.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Tax Code section
401(a)(9) provides specific rules for calculating the required minimum distributions after your death.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2006, your entire balance must be distributed to the designated beneficiary by
December 31, 2011. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:

  Over the life of the designated beneficiary; or
  Over a period not extending beyond the life expectancy of the designated beneficiary.

Start Dates for Spousal Beneficiaries. If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

  December 31 of the calendar year following the calendar year of your death; or
  December 31 of the calendar year in which you would have attained age 70½.

No designated beneficiary. If there is no designated beneficiary, the entire interest generally must be distributed by the end of the calendar containing the fifth anniversary of the contract owner’s death.

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Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated beneficiary is the contract owner’s surviving spouse, the spousal beneficiary may elect to treat the contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the contract or fails to take a distribution within the required time period.

Withholding
Any taxable distributions under the contract are generally subject to withholding. Federal income tax liability rates vary according to the type of distribution and the recipient's tax status.

IRAs and Roth IRAs. Generally, you or, if applicable, a designated beneficiary may elect not to have tax withheld from distributions.

Non-resident Aliens. If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code section 1441 based on the individual's citizenship, the country of domicile and treaty status.

Assignment and Other Transfers

IRAS and Roth IRAs. The Tax Code does not allow a transfer or assignment of your rights under the contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the contract to persons other than your spouse incident to a divorce. Anyone contemplating such an assignment or transfer should contact a qualified tax adviser regarding the potential tax effects of such a transaction.

Tax Consequences of Living Benefits and Death Benefit

Living Benefits. Except as otherwise noted below, when a withdrawal from a nonqualified contract occurs under a minimum guaranteed withdrawal benefit rider (including the ING LifePay rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value
(unreduced by the amount of any deferred sales charge) immediately before the distribution over the contract owner’s investment in the contract at that time.

Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain loans, assignments, or gifts, less the aggregate amount of non-taxable distributions previously made. For nonqualified contracts, the income on the contract for purposes of calculating the taxable amount of a distribution may be unclear. For example, the living benefits provided under the MGWB rider (including the ING LifePay rider), the MGAB rider, or the MGIB rider, as well as the market value adjustment, could increase the contract value that applies. Thus, the income on the contract could be higher than the amount of income that would be determined without regard to such a benefit. As a result, you could have higher amounts of income than will be reported to you. In addition, payments under any guaranteed payment phase of such riders after the contract value has been reduced to zero may be subject to the exclusion ratio rules under Tax Code Section 72(b) for tax purposes.

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The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitization, such as those associated with the minimum guaranteed income benefit as withdrawals rather than annuity payments. Please consult your tax adviser before electing a partial annuitization.

Enhanced Death Benefits. The Contract offers a death benefit that may exceed the greater of the premium payments and the contract value. It is possible that the IRS could characterize such a death benefit as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to contract owners, and the presence of the death benefit could affect the amount of required minimum distributions. Finally, certain charges are imposed with respect to some of the available death benefits. It is possible those charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the Contract.

Possible Changes in Taxation
Although the likelihood of legislative change and tax reform is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

Taxation of Company
We are taxed as a life insurance company under the Tax Code. The Separate Account is not a separate entity from
us. Therefore, it is not taxed separately as a “regulated investment company,” but is taxed as part of the Company.

We automatically apply investment income and capital gains attributable to the separate account to increase reserves under the contracts. Because of this, under existing federal tax law we believe that any such income and gains will not be taxed to the extent that such income and gains are applied to increase reserves under the contracts. In addition, any foreign tax credits attributable to the separate account will be first used to reduce any income taxes imposed on the separate account before being used by the Company.

In summary, we do not expect that we will incur any federal income tax liability attributable to the separate account and we do not intend to make any provision for such taxes. However, changes in federal tax laws and/or their interpretation may result in our being taxed on income or gains attributable to the separate account. In this case, we may impose a charge against the separate account (with respect to some or all of the Contracts) to set aside provisions to pay such taxes. We may deduct this amount from the separate account, including from your account value invested in the subaccounts.

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APPENDIX A

Term Indexed Account Examples

Example #1: End of Term S&P 500 Index Values – Issue Day = 1 to 28

The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year.
For Contracts issued on the 1st through 28th day of the month, the monthly values are based on the day of the month corresponding to the issue day in the final Contract year. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

Assume a Contract is issued 1/1/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:

Monthiversary Date		Date of Index Rate
Day of Week

2/1/2000	Tuesday	2/1/2000
3/1/2000	Wednesday	3/1/2000
4/1/2000	Saturday	4/3/2000
5/1/2000	Monday	5/1/2000
6/1/2000	Thursday	6/1/2000
7/1/2000	Saturday	7/3/2000
8/1/2000	Tuesday	8/1/2000
9/1/2000	Friday	9/1/2000
10/1/2000	Sunday	10/2/2000
11/1/2000	Wednesday	11/1/2000
12/1/2000	Friday	12/1/2000
1/1/2001	Monday (Holiday)	1/2/2001

Example #2: End of Term S&P 500 Index Values – Issue Day = 29 to 31

The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year.
For Contracts issued on the 29th through 31st day of the month, the monthly values in the final Contract year are based on the day of the month corresponding to the issue day. For months that are shorter than the issue month, the monthiversary date is the last day of such month. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

SD Multi-Rate Index

A1

Assume a Contract is issued 1/31/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:

Monthiversary Date		Date of Index Rate
Day of Week

2/29/2000	Tuesday	2/29/2000
3/31/2000	Friday	3/31/2000
4/30/2000	Sunday	5/1/2000
5/31/2000	Wednesday	5/31/2000
6/30/2000	Friday	6/30/2000
7/31/2000	Monday	7/31/2000
8/31/2000	Thursday	8/31/2000
9/30/2000	Saturday	10/2/2000
10/31/2000	Tuesday	10/31/2000
11/30/2000	Thursday	11/30/2000
12/31/2000	Sunday	1/2/2000
1/31/2001	Wednesday	1/31/2001

Example #3: Fund Account Value ¾ Example of Positive S&P 500 Growth

Assume $100,000 single premium investment in Fund #2 with an index period of 7 years, an issue date of
01/01/1994, and a participation rate of 75%.

Fund Account Value during the Index Term

The Term Indexed Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 12/31/2000 the Fund Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the Index Term

The following table contains the closing S&P 500 Index Values applicable to this Contract:

Monthiversary Date	S&P 500 Index	Monthiversary Date	S&P 500 Index	Monthiversary Date	S&P 500
					Index

1/1/1994	465.44
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

1.	Beginning of Term S&P 500 index value = 465.44

2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

3.	Index Growth = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 – 465.44) / 465.44 = 2.0609

SD Multi-Rate Index

A2

4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($100,000 - $0) * (2.5457) = $254,570.

Example #4: Fund Account Value ¾ Example of Negative S&P 500 Growth

Assume $100,000 single premium investment in the Term Indexed Account with an index period of 7 years, an issue date of 01/01/1973, and a participation rate of 75%.

Fund Account Value during the Index Term

The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1973 through 12/31/1979 the Fund Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the Index Term

The following table contains the closing S&P 500 Index Values applicable to this Contract:

Monthiversary	S&P 500 Index	Monthiversary	S&P 500 Index	Monthiversary	S&P 500 Index
Date		Date		Date

1/1/1973	119.10
2/1/1979	99.96	3/1/1979	96.90	4/1/1979	100.90
5/1/1979	101.68	6/1/1979	99.17	7/1/1979	101.99
8/1/1979	104.17	9/1/1979	107.44	10/1/1979	108.56
11/1/1979	102.57	12/1/1979	105.83	1/1/1980	105.76

1.	Beginning of Term S&P 500 index value = 119.10

2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (99.96 + 96.90 + 100.90 + 101.68 + 99.17 + 101.99 + 104.17 +107.44 + 108.56 + 102.57 + 105.83 + 105.76) / 12 = 1234.93 / 12 = 102.91

3.	Index Growth = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (102.91 – 119.15) / 119.10 = -0.1359

4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + Maximum [(-0.1359 * 75%), 0} = 1 + 0 = 1

5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($100,000 - $0) * 1 = $100,000.

Example #5: Fund Account Value ¾ Example of Multiple Premiums

Assume $50,000 of premium investment in the Term Indexed Fund with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1994; the final premium of $20,000 is received on 2/15/1994.

SD Multi-Rate Index

A3

Fund Account Value during the Index Term

The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 02/15/1994 the Term Index Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1994, the Term Index Fund Account Value increases to $50,000 ($30,000 +
$20,000). The term index fund value remains at $50,000 (assuming no withdrawals) until the end of the Index
Term, 12/31/2000.

Calculate the Fund Account Value at the end of the Index Term

In the initial index term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the initial premium. In renewal
Index Terms, the BOP and EOP Index values will be the same for all contract value allocated to the Term Index
Fund.

The following tables contain the closing S&P 500 Index Values applicable to this Contract:

Beginning of Period Index Values

Date	S&P 500 Index
1/1/1994	465.44
2/15/1994	472.52

End of Period Monthiversary Index Values

Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

Premium #1

1.	Beginning of Term S&P 500 index value = 465.44

2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

3.	Index Growth = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 – 465.44) / 465.44 = 2.0609

4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0150 * 75%) = 1 + 1.5113 = 2.5457

5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($30,000 - $0) * (2.5457) = $76,371.

SD Multi-Rate Index

A4

Premium #2

1.	Beginning of Term S&P 500 index value for premium #2 = 472.52

2.	End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

3.	Index Growth for Premium #2 = (End of Term S&P 500 Index Value – Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 – 472.52) / 472.52 = 2.0150

4.	Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0569 * 75%) = 1 + 1.5427 = 2.5113

5.	Fund Account Value = (Beginning of Term Fund Value – Gross Withdrawals) * Index Return = ($20,000 - $0) * (2.5113) = $50,226.

Total End of Term Fund Account Value

1.	End of Term Fund Account Value = Premium #1 End of Term Fund Account Value + Premium #2 End of Term Fund Account Value = $76,371 + $50,226 = $126,597.

SD Multi-Rate Index

A5

APPENDIX B

Annual Indexed Account Examples

Example #1: Fund Account Value ¾ Example of S&P 500 Growth

Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on
01/01/2000, the participation rate is 80% and the cap is 10%.

Fund Account Value during the First Contract Year

The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of
Contract year account value less gross withdrawals. In this example, from 01/01/1999 through 12/31/1999 the Fund
Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the First Contract Year

The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index

1/1/1999	1228.10
2/1/1999	1273.00	3/1/1999	1236.16	4/1/1999	1293.72
5/1/1999	1354.63	6/1/1999	1294.26	7/1/1999	1380.96
8/1/1999	1328.05	9/1/1999	1331.07	10/1/1999	1282.81
11/1/1999	1354.12	12/1/1999	1397.72	1/1/2000	1455.22

1.	Beginning of Contract Year S&P 500 index value = 1228.10

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 – 1228.10) / 1228.10 = 0.0844

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.0633) = $106,330.

Fund Account Value during the Second Contract Year

The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of
Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund
Account Value is equal to $106,330.

SD Multi-Rate Index

B1

Calculate the Fund Account Value at the end of the Second Contract Year The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index

1/1/2000	1455.22
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

1.	Beginning of Contract Year S&P 500 index value = 1455.22

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 – 1455.22) / 1455.22, 0] = Maximum [-0.0210, 0] = 0

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 + 0 = 1

5.	Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($106,330 - $0) * (1.0) = $106,330.

Example #2: Fund Account Value ¾ Example of S&P 500 Growth that Exceeds Cap

Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1997. On 01/01/1997, the participation rate is 80%, and the cap is 15%. On renewal on
01/01/1998, the participation rate is 75% and the cap is 12%.

Fund Account Value during the First Contract Year

The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of
Contract year account value less gross withdrawals. In this example, from 01/01/1997 through 12/31/1997 the Fund
Account Value is equal to $100,000.

Calculate the Fund Account Value at the end of the First Contract Year

The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index

1/1/1997	737.01
2/1/1997	786.73	3/1/1997	795.31	4/1/1997	759.64
5/1/1997	798.53	6/1/1997	846.36	7/1/1997	891.03
8/1/1997	947.14	9/1/1997	927.58	10/1/1997	955.41
11/1/1997	938.99	12/1/1997	974.77	1/1/1998	975.04

SD Multi-Rate Index

B2

1.	Beginning of Contract Year S&P 500 index value = 737.01

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (786.73 + 795.31 + 759.64 + 798.53 + 846.36 + 891.03 + 947.14 + 927.58 + 955.41 +

	938.99	+ 974.77 + 975.04) / 12 = 10596.53 / 12 = 883.04

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (883.04 – 737.01) /

	737.01	= 0.1981

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1981* 80%), 0.15] = 1 + Minimum [0.1585, 0.15] = 1.15

5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.15) = $115,000.

Fund Account Value during the Second Contract Year

The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of
Contract year account value less gross withdrawals. In this example, from 01/01/1998 through 12/31/1998 the Fund
Account Value is equal to $115,000.

Calculate the Fund Account Value at the end of the Second Contract Year

The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index

1/1/1998	975.04
2/1/1998	1001.27	3/1/1998	1047.70	4/1/1998	1108.15
5/1/1998	1121.00	6/1/1998	1090.98	7/1/1998	1148.56
8/1/1998	1112.44	9/1/1998	994.26	10/1/1998	986.39
11/1/1998	1111.60	12/1/1998	1175.28	1/1/1999	1228.10

1.	Beginning of Contract Year S&P 500 index value = 975.04

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1001.27 + 1047.70 + 1108.15 + 1121.00 + 1090.98 + 1148.56 + 1112.44 + 994.26 + 986.39 + 1111.60 + 1175.28 + 1228.10) / 12 = 13125.73 / 12 = 1093.81

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1093.81 – 975.04) / 975.04, 0] = Maximum [0.1218, 0] = 0.1218

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1218 * 75%), 0.12] = 1 + Minimum [0.0914, 0.12] = 1.0914

5.	Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($115,000 - $0) * (1.0914) = $125,511.

SD Multi-Rate Index

B3

Example #3: Fund Account Value ¾ Example of Multiple Premiums

Assume $50,000 of premium investment in the Annual Indexed Account with an index period of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on
01/01/2000, the participation rate is 80% and the cap is 10%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1999; the final premium of $20,000 is received on 2/15/1999.

Fund Account Value during the First Contract Year

The Annual Indexed Fund Account Value during the first Contract year equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1999 through 02/15/1999 the Annual Indexed Fund
Account Value is equal to $30,000. When the second premium is paid on 02/15/1999, the Annual Indexed Fund
Account Value increases to $50,000 ($30,000 + $20,000). The annual indexed fund value remains at $50,000
(assuming no withdrawals) until the end of the first Contract year, 12/31/1999.

Calculate the Fund Account Value at the end of the First Contract Year

In the first Contract year, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the date of the initial premium. In subsequent Contract years, the BOP and EOP Index values will be the same for all contract value allocated to the
Annual Indexed Fund.

The following tables contain the closing S&P 500 Index Values applicable to this Contract:

Beginning of Period Index Values

Date	S&P 500 Index
1/1/1999	1228.10
2/15/1999	1241.87

End of Period Monthiversary Index Values

	S&P 500		S&P 500		S&P 500
Date	Index	Date	Index	Date	Index
2/1/1999	1273.00	3/1/1999	1236.16	4/1/1999	1293.72
5/1/1999	1354.63	6/1/1999	1294.26	7/1/1999	1380.96
8/1/1999	1328.05	9/1/1999	1331.07	10/1/1999	1282.81
11/1/1999	1354.12	12/1/1999	1397.72	1/1/2000	1455.22

Premium #1

1.	Beginning of Contract Year S&P 500 index value = 1228.10

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 – 1228.10) / 1228.10 = 0.0844

SD Multi-Rate Index

B4

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($30,000 - $0) * (1.0633) = $31,899.

Premium #2

1.	Beginning of Contract Year S&P 500 index value = 1241.87

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 – 1241.87) / 1241.87 = 0.0724

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0724 * 75%), 0.15] = 1 + 0.0543 = 1.0543

5.	Fund Account Value = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($20,000 - $0) * (1.0543) = $21,086.

Total End of First Contract Year Fund Account Value

End of Contract Year Annual Indexed Fund Account Value = Premium #1 End of Contract Year Annual
Indexed Fund Account Value + Premium #2 End of Contract Year Annual Indexed Fund Account Value = $31,899
+ $21,086 = $52,985.

Fund Account Value during the Second Contract Year

The Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $52,985.

Calculate the Fund Account Value at the end of the Second Contract Year

The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

Monthiversary		Monthiversary		Monthiversary
Date	S&P 500 Index	Date	S&P 500 Index	Date	S&P 500 Index

1/1/2000	1455.22
2/1/2000	1409.28	3/1/2000	1379.19	4/1/2000	1505.97
5/1/2000	1468.25	6/1/2000	1448.81	7/1/2000	1469.54
8/1/2000	1438.10	9/1/2000	1520.77	10/1/2000	1436.23
11/1/2000	1421.22	12/1/2000	1315.23	1/1/2001	1283.27

1.	Beginning of Contract Year S&P 500 index value = 1455.22

2.	End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

SD Multi-Rate Index

B5

3.	Index Growth = Maximum [(End of Contract Year S&P 500 Index Value – Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 – 1455.22) / 1455.22, 0] = Maximum [-0.0210, 0] = 0

4.	Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 + 0 = 1

5.	Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value – Gross Withdrawals) * Index Return = ($52,985 - $0) * (1.0) = $52,985.

SD Multi-Rate Index

B6

APPENDIX C

Market Value Adjustment Examples

Example #1: Full Surrender ¾ Example of a Negative Market Value Adjustment
Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips
(“I”) of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips (“J”) is 8%.

Calculate the Market Value Adjustment
1. N = 2,555 ( 365 x 7 )

2. Market Value Adjustment = $115,000 x	[(	1.07	) 2,555/365	-1	] = -$10,678
1.0850

Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,322 ($115,000 - $10,678).

Example #2: Full Surrender ¾ Example of a Positive Market Value Adjustment
Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips
(“I”) of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips (“J”) is 6%.

Calculate the Market Value Adjustment

1.	N = 2,555 ( 365 x 7 )

2.	Market Value Adjustment = $115,000 x	[(	1.07	) 2,555/365	-1	] = $3,833
			1.0650

Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,833 ($115,000 + $3,833).

Example #3: Withdrawal ¾ Example of a Negative Market Value Adjustment
Assume $200,000 was allocated to an account with a selected term of 10 years, an initial ask yield for 10 year
U.S. Treasury Strips (“I”) of 7%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period;
that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S.
Treasury Strips (“J’) is 8%; and that no prior transfers or withdrawals affecting this account have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.	N = 2,555 ( 365 x 7 )

2.	Amount that must be withdrawn =	[	$128,000 /	( 1.07	) 2,555/365	] = $141,102
1.0850

Then calculate the Market Value Adjustment on that amount.

3.	Market Value Adjustment = $141,102 x	[(	1.07	) 2,555/365	-1	] = -$13,102
1.0850

Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested.
The account value will be reduced by the amount of the withdrawal, $128,000, and by the Market Value Adjustment of -$13,102, for a total reduction in the account value of $141,102.

SD Multi-Rate Index

C1

Example #4: Withdrawal ¾ Example of a Positive Market Value Adjustment

Assume $200,000 was allocated to an account with a selected term of 10 years, and the initial ask yield for 10 year U.S. Treasury Strips (“I”) of 7%. Also assume that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S. Treasury Strips (“J’) is 6%; and that no prior transfers or withdrawals affecting this account have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1. N = 2,555 ( 365 x 7 )

2. Amount that must be withdrawn =	[	$128,000 /	( 1.07	) 2,555/365	] = $123,871
1.0650

Then calculate the Market Value Adjustment on that amount.

3. Market Value Adjustment = $123,871 x	[(	1.07	) 2,555/365	-1	] = $4,129
1.0650

Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested.
The account value will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value
Adjustment of $4,129, for a total reduction in the account value of $123,871.

SD Multi-Rate Index

C2

APPENDIX D

Surrender Charge for Excess Withdrawals Examples

Example #1: Surrender Charges ¾ Partial Withdrawal in Excess of Free Withdrawal Amount

The following assumes you made an initial single premium payment of $100,000. It also assumes a withdrawal at the beginning of the fifth contract year of 25% of the contract value. Assume the contract value at the time of the withdrawal is $130,000.00.

In this example, $13,000.00 (10% of the contract value at withdrawal) is the maximum amount that you may withdraw without a surrender charge. The total amount requested is $32,500.00 ($130,000.00 x .25). Therefore,
$19,500.00 ($32,500.00 – $13,000.00) is considered an excess withdrawal and would be subject to a surrender charge of $812.50 ($19,500 x (1/(1-0.04) – 1)) which would be deducted from the remaining contract value. After the withdrawal, the contract value would be $96,687.50.

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

Example #2: Surrender Charges ¾ Withdrawal of Free Withdrawal Amount Followed by Full Surrender 6
Months Later

The following assumes you made an initial single premium payment of $100,000 and that the contract value at the beginning of the fifth contract year was $130,000.00. It also assumes a free withdrawal at the beginning of the fifth contract year of $13,000.00 (10% of the contract value), followed by a full surrender six months later.

The maximum free withdrawal amount that you may withdraw without a surrender charge is $13,000.00 (10% of the contract value). After the free withdrawal at the beginning of the fifth contract year, the contract value is
$117,000.00 ($130,000.00 - $13,000.00) .

Assume that 6 months later, the contract is surrendered. Assume also that the contract value has grown to
$118,000.00. On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows:

1.	The amount previously withdrawn without a charge in that contract year is added back to the contract value to determine the surrender charge.

2.	The surrender charge is $5,240 [.04 x {$118,000 + $13,000}].

3.	The cash surrender value equals the contract value minus the surrender charge or $112,760 ($118,000 - $5,240).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

SD Multi-Rate Index

D1

ING USA Annuity and Life Insurance Company

ING USA Annuity and Life Insurance Company is a stock company domiciled in Iowa.

SD Multi-Rate Index

10/11/07

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
  For the quarterly period ended June 30, 2007

OR

  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
  For the transition period from
  ___________________
  to
  ____________________

Commission File Number: 333-133154, 333-133076, 333-133156, 333-133153, 333-133155, 333-133152

ING USA ANNUITY AND LIFE INSURANCE COMPANY (Exact name of registrant as specified in its charter)

Iowa	41-0991508
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1475 Dunwoody Drive	19380-1478
West Chester, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(610) 425-3400
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities
Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes No …

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of
“accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer …	Accelerated filer …	Non-accelerated filer
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).			Yes …	No

APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 250,000 shares of
Common Stock, $10 par value, as of August 9, 2007, are authorized, issued, and outstanding, all of which were directly owned by Lion
Connecticut Holdings Inc.

NOTE: WHEREAS ING USA ANNUITY AND LIFE INSURANCE COMPANY MEETS THE CONDITIONS SET FORTH IN
GENERAL INSTRUCTION H(1)(a) AND (b) OF FORM 10-Q, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE
FORMAT PURSUANT TO GENERAL INSTRUCTION H(2).

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Form 10-Q for the period ended June 30, 2007

	INDEX
PART I.	FINANCIAL INFORMATION (UNAUDITED)	PAGE
Item 1.	Financial Statements:
	Condensed Statements of Operations	3
	Condensed Balance Sheets	4
	Condensed Statements of Changes in Shareholder's Equity	6
	Condensed Statements of Cash Flows	7
	Notes to Condensed Financial Statements	8
Item 2.	Management’s Narrative Analysis of the Results of Operations and
	Financial Condition	21
Item 4.	Controls and Procedures	44
PART II.	OTHER INFORMATION
Item 1.	Legal Proceedings	45
Item 1A.	Risk Factors	45
Item 5.	Other Information	54
Item 6.	Exhibits	55
Signature		56
Exhibit Index		57

2

	ING USA Annuity and Life Insurance Company
	(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

PART I.	FINANCIAL INFORMATION (UNAUDITED)

Item 1.	Financial Statements

	Condensed Statements of Operations
		(Unaudited)
		(In millions)

		Three Months Ended June 30,		Six Months Ended June 30,
		2007	2006	2007	2006

Revenues:

Net investment income		$ 320.4	$ 284.7	$ 621.7	$ 560.5
Fee income		286.3	229.6	554.2	448.6

Premiums		4.9	5.1	9.9	10.4
Net realized capital gains (losses)		21.1	(17.2)	(40.8)	(92.2)

Other income		-	-	0.1	-
Total revenue		632.7	502.2	1,145.1	927.3

Benefits and expenses:
Interest credited and other benefits
to contractowners		315.7	252.1	561.9	508.7

Operating expenses		66.0	61.8	124.9	111.2
Net amortization of deferred policy acquisition
costs and value of business acquired		98.2	120.5	194.7	168.8

Interest expense		7.8	7.7	15.0	15.5
Other expense		6.9	5.9	13.9	14.8

Total benefits and expenses		494.6	448.0	910.4	819.0
Income before income taxes		138.1	54.2	234.7	108.3

Income tax expense		41.0	13.0	67.9	26.5
Net income		$ 97.1	$ 41.2	$ 166.8	$ 81.8

The accompanying notes are an integral part of these financial statements.

3

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Condensed Balance Sheets
(In millions, except share data)

	As of	As of
	June 30,	December 31,
	2007	2006

	(Unaudited)
Assets

Investments:
Fixed maturities, available-for-sale, at fair value
(amortized cost of $18,053.6 at 2007 and $17,071.8 at 2006)	$ 17,836.0	$ 17,054.4

Equity securities, available-for-sale, at fair value

(cost of $97.5 at 2007 and $39.1 at 2006)	99.6	40.6
Short-term investments	20.5	134.3

Mortgage loans on real estate	3,626.5	3,687.6
Policy loans	159.2	162.5

Other investments	827.4	642.9
Securities pledged (amortized cost of $1,081.8 at 2007 and $875.5 at 2006)	1,055.5	864.0

Total investments	23,624.7	22,586.3
Cash and cash equivalents	179.5	608.6

Short-term investments under securities loan agreement	227.9	102.6
Accrued investment income	205.4	183.7

Receivable for securities sold	85.6	20.3
Deposits and reinsurance recoverable from affiliates	5,132.9	4,759.0

Deferred policy acquisition costs	2,868.1	2,669.9
Value of business acquired	121.4	110.1

Sales inducements to contractowners	670.1	630.7
Short-term loan to affiliate	154.1	-

Due from affiliates	22.8	29.7
Current income taxes	-	4.6

Other assets	40.3	43.8
Assets held in separate accounts	41,835.6	37,928.3

Total assets	$ 75,168.4	$ 69,677.6

The accompanying notes are an integral part of these financial statements.

4

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Condensed Balance Sheets
(In millions, except share data)

	As of	As of
	June 30,	December 31,
	2007	2006

	(Unaudited)
Liabilities and Shareholder's Equity

Future policy benefits and claims reserves	$ 27,555.1	$ 26,696.4
Payable for securities purchased	294.9	48.3

Collateral held, including payables under securities loan agreement	309.6	102.6
Borrowed money	744.6	769.6

Notes to affiliates	435.0	435.0
Due to affiliates	89.3	46.4

Current income taxes	39.4	-
Deferred income taxes	289.3	262.5

Other liabilities	413.5	399.4
Liabilities related to separate accounts	41,835.6	37,928.3

Total liabilities	72,006.3	66,688.5

Shareholder's equity:
Common stock (250,000 shares authorized, issued,
and outstanding; $10 per share value)	2.5	2.5

Additional paid-in capital	4,131.2	3,978.4
Accumulated other comprehensive loss	(153.9)	(12.1)

Retained earnings (deficit)	(817.7)	(979.7)
Total shareholder's equity	3,162.1	2,989.1

Total liabilities and shareholder's equity	$ 75,168.4	$ 69,677.6

The accompanying notes are an integral part of these financial statements.

5

The accompanying notes are an integral part of these financial statements.

6

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Condensed Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2007	2006

Net cash provided by operating activities	$ 715.9	$ 515.2

Cash Flows from Investing Activities:
Proceeds from the sale, maturity, or redemption of:

Fixed maturities, available-for-sale	5,895.1	6,200.0
Equity securities, available-for-sale	8.7	2.3

Mortgage loans on real estate	391.6	284.8
Acquisition of:

Fixed maturities, available-for-sale	(6,987.1)	(6,974.8)
Equity securities, available-for-sale	(66.8)	(20.8)

Mortgage loans on real estate	(330.9)	(221.0)
Short-term investments, net	114.4	0.9

Collateral held	81.7	-
Other investments, net	(151.6)	(86.0)

Other, net	3.3	3.1

Net cash used in investing activities	(1,041.6)	(811.5)

Cash Flows from Financing Activities:
Deposits received for investment contracts	2,765.7	2,799.6

Maturities and withdrawals from investment contracts	(2,537.0)	(2,301.2)
Reinsurance recoverable on investment contracts	(303.0)	(103.1)

Short-term loan to affiliate	(154.1)	45.0
Short-term borrowings	(25.0)	(25.0)

Capital contribution from Parent	150.0	-
Capital distribution to Parent	-	(20.0)

Net cash (used in) provided by financing activities	(103.4)	395.3

Net (decrease) increase in cash and cash equivalents	(429.1)	99.0

Cash and cash equivalents, beginning of period	608.6	215.2

Cash and cash equivalents, end of period	$ 179.5	$ 314.2

The accompanying notes are an integral part of these financial statements.

7

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

1. Organization and Significant Accounting Policies

Basis of Presentation

ING USA Annuity and Life Insurance Company (“ING USA” or the “Company,” as
appropriate) is a stock life insurance company domiciled in the State of Iowa and provides financial products and services in the United States. ING USA is authorized to conduct its insurance business in all states, except New York, and the District of
Columbia.

ING USA is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc.
(“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep N.V.
(“ING”). ING is a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol “ING”.

The condensed financial statements and notes as of June 30, 2007, and for the three and six months ended June 30, 2007 and 2006, have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are unaudited.

The condensed financial statements reflect all adjustments (consisting only of normal, recurring accruals) which are, in the opinion of management, necessary for the fair presentation of the financial position, results of operations, and cash flows, for the interim periods. These condensed financial statements and notes should be read in conjunction with the financial statements and related notes as presented in the Company’s 2006
Annual Report on Form 10-K. The results of operations for the interim periods may not be considered indicative of results to be expected for the full year.

Description of Business

The Company offers various insurance products, including immediate and deferred variable and fixed annuities. The Company’s annuity products are distributed by national wirehouses, regional securities firms, independent firms that are members of the
Financial Industry Regulatory Authority (“FINRA”), the successor self regulatory authority resulting from the consolidation of the National Association of Securities
Dealers and the member regulation, enforcement, and arbitration functions of The New
York Stock Exchange, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-
dealer network. The Company’s primary annuity customers are retail consumers.

8

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

The Company also offers guaranteed investment contracts and funding agreements
(collectively referred to as “GICs”), sold primarily to institutional investors and corporate benefit plans. These products are marketed by home office personnel or through specialty insurance brokers.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

Reclassifications

Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

Significant Accounting Policies

For a description of significant accounting policies, see the Organization and Significant
Accounting Policies footnote to the Financial Statements included in the Company’s
2006 Annual Report on Form 10-K. There have been no material changes to the
Company’s significant accounting policies since the filing of the Company’s 2006
Annual Report on Form 10-K, except as noted in the Recently Adopted Accounting
Standards footnote.

2. Recently Adopted Accounting Standards

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB
Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements. FIN 48 prescribes a recognition threshold and measurement criteria that must be satisfied to recognize a financial statement benefit of tax positions taken, or expected to be taken, on an income tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 was adopted by the Company on January 1, 2007. As a result of implementing
FIN 48, the Company recognized a cumulative effect of change in accounting principle of
$1.7 as a reduction to January 1, 2007 Retained earnings (deficit).

9

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued Statement of Financial Accounting Standards
(“FAS”) No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140” (“FAS No. 155”), which permits the application of fair value accounting to certain hybrid financial instruments in their entirety if they contain embedded derivatives that would otherwise require bifurcation under FAS
No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS
No. 133”). Under this approach, changes in fair value would be recognized currently in earnings. In addition, FAS No. 155 does the following:

Clarifies which interest-only strips and principal-only strips are not subject to derivative accounting under FAS No. 133;
Requires that interests in securitized financial assets be analyzed to identify interests that are freestanding derivatives or that are hybrid instruments that contain embedded derivatives requiring bifurcation;
Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and
Allows a qualifying special-purpose entity to hold derivative financial instruments that pertain to beneficial interests, other than another derivative financial instrument.

FAS No. 155 was adopted by the Company on January 1, 2007, and is effective for all instruments acquired, issued, or subject to a remeasurement event, occurring on or after that date. The adoption of FAS No. 155 did not have a material effect on the Company’s financial position, results of operations, or cash flows.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection
With Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants (“AICPA”)
issued Statement of Position (“SOP”) 05-1, “Accounting by Insurance Enterprises for
Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance
Contracts” (“SOP 05-1”), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract. Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

10

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverage, that occurs by the exchange of a contract for a new contract, by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60, “Accounting and Reporting by Insurance Enterprises”
(“FAS No. 60”), as short-duration and long-duration insurance contracts, and by FAS No.
97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration
Contracts and for Realized Gains and Losses from the Sale of Investments” (“FAS No.
97”), as investment contracts.

SOP 05-1 was adopted by the Company on January 1, 2007, and is effective for internal replacements occurring on or after that date. As a result of implementing SOP 05-1, the
Company recognized a cumulative effect of change in accounting principle of $4.8, before tax, or $3.1, net of $1.7 of income taxes, as a reduction to January 1, 2007
Retained earnings (deficit). In addition, the Company revised its accounting policy on the amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) to include internal replacements, as follows:

Internal Replacements

Contractowners may periodically exchange one contract for another, or make modifications to an existing contract. Beginning January 1, 2007, these transactions are identified as internal replacements and are accounted for in accordance with SOP 05-1.

Internal replacements that are determined to result in substantially unchanged contracts are accounted for as continuations of the replaced contracts. Any costs associated with the issuance of the new contracts are considered maintenance costs and expensed as incurred. Unamortized DAC and VOBA related to the replaced contracts continue to be deferred and amortized in connection with the new contracts. For deferred annuities, the estimated future gross profits of the new contracts are treated as revisions to the estimated future gross profits of the replaced contracts in the determination of amortization.

Internal replacements that are determined to result in contracts that are substantially changed are accounted for as extinguishments of the replaced contracts, and any unamortized DAC and VOBA related to the replaced contracts are written off to Net amortization of deferred policy acquisition costs and value of business acquired in the
Statement of Operations.

11

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

3. New Accounting Standards

Scope of the Audit and Accounting Guide ‘Investment Companies’ and Accounting by
Parent Companies and Equity Method Investors

In June 2007, the Accounting Standards Executive Committee of the AICPA issued SOP
07-1, “Clarification of the Scope of the Audit and Accounting Guide ‘Investment
Companies’ and Accounting by Parent Companies and Equity Method Investors for
Investments in Investment Companies” (“SOP 07-1”), which clarifies which entities are within the scope of the guide and addresses whether companies that own or have significant stakes in an investment company should retain specialized investment company accounting.

SOP 07-1 is effective for fiscal years beginning on or after December 15, 2007. Entities that cease application of the guide upon adoption should report the effects prospectively by accounting for investments in conformity with applicable US GAAP. Entities that begin applying the guide upon adoption should report a cumulative effect adjustment to the opening balance of Retained earnings (deficit). The Company is in the process of determining the impact of adoption of SOP 07-1.

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial
Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value with unrealized gains and losses recognized in earnings at each subsequent reporting date. The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, any upfront costs and fees related to the item will be recognized in earnings as incurred.
Items eligible for the fair value option include:

Certain recognized financial assets and liabilities;
Rights and obligations under certain insurance contracts that are not financial instruments;
Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and
Certain commitments.

FAS No. 159 is generally effective for fiscal years beginning after November 15, 2007.
As of the effective date, the fair value option may be elected for certain eligible items that exist on that date. The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of Retained earnings (deficit). The
Company is currently evaluating the items to which the fair value option may be applied.

12

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

Fair Value Measurements

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS
No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit) assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value to any new circumstances.

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of adoption of FAS No. 157.

4. Investments

Other-Than-Temporary Impairments

The following tables identify the Company’s other-than-temporary impairments by type for the three and six months ended June 30, 2007 and 2006.

		Three Months Ended June 30,
	2007		2006

		No. of		No. of
	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ - *	1 $	- *	1

U.S. corporate	7.1	31	0.1	1
Foreign(1)	6.6	29	-	-

Residential mortgage-backed	0.7	7	4.1	37
Other asset-backed	10.7	43	-	-

Total	$ 25.1	111 $	4.2	39

(1) Primarily U.S. dollar denominated.
* Less than $0.1.

13

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

			Six Months Ended June 30,
		2007		2006

			No. of		No. of
	Impairment		Securities	Impairment	Securities

U.S. Treasuries	$ -	*	1	$ 0.1	1
U.S. corporate	13.4		57	5.9	13

Foreign(1)	8.8		37	1.3	3
Residential mortgage-backed	0.9		11	9.0	50

Other asset-backed	10.7		43	1.1	2
Limited partnerships	-		-	0.3	1

Total	$ 33.8		149	$ 17.7	70

(1) Primarily U.S. dollar denominated.
* Less than $0.1.

The above schedules include $4.1 and $4.4 for the three and six months ended June 30,
2007, respectively, and $4.1 and $9.3 for the three and six months ended June 30, 2006, respectively, in other-than-temporary write-downs related to the analysis of credit risk and the possibility of significant prepayment risk. The remaining write-downs are related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value. The following tables summarize these write-downs by type for the three and six months ended June 30, 2007 and 2006.

14

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

The remaining fair value of fixed maturities with other-than-temporary impairments as of
June 30, 2007 and 2006 was $1,349.7 and $306.2, respectively.

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the
Company’s previous intent to continue holding a security.

5. Deferred Policy Acquisition Costs and Value of Business Acquired

Activity within DAC was as follows for the six months ended June 30, 2007 and 2006.

	2007	2006

Balance at January 1	$ 2,669.9	$ 2,255.4
Deferrals of commissions and expenses	303.2	354.0

Amortization:
Amortization	(266.4)	(224.2)

Interest accrued at 5% to 6%	74.7	62.5
Net amortization included in the Condensed

Statements of Operations	(191.7)	(161.7)
Change in unrealized capital (gains) losses on
available-for-sale securities	91.5	243.8

Implementation of SOP 05-1	(4.8)	-
Balance at June 30	$ 2,868.1	$ 2,691.5

Activity within VOBA was as follows for the six months ended June 30, 2007 and 2006.

During the six months ended June 30, 2007, the Company revised and unlocked the assumptions related to mutual fund revenue, separate account returns, and persistency for its annuity products, resulting in a $44.2 reduction in amortization of DAC and VOBA.

15

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

During the six months ended June 30, 2006, the Company revised and unlocked the assumptions related to separate account return and interest risk for its annuity products, resulting in a $3.9 increase in amortization of DAC and VOBA.

6.	Capital Contributions and Distributions

During the six months ended June 30, 2007, the Company received $150.0 in capital contributions from its Parent. During the six months ended June 30, 2006, the Company did not receive any capital contributions from its Parent.

During the six months ended June 30, 2007, the Company did not pay any dividends or return of capital distributions to its Parent. During the six months ended June 30, 2006, the Company paid $20.0 in a return of capital distribution to its Parent.

7.	Income Taxes

The Company’s effective tax rates for the three months ended June 30, 2007 and 2006, were 29.7% and 24.0%, respectively. The Company’s effective tax rates for the six months ended June 30, 2007 and 2006, were 28.9% and 24.5%, respectively. The effective rates differ from the expected rate primarily due to the benefit from the dividends received deduction. The increase in the effective tax rate from June 30, 2006 to June 30, 2007, is primarily due to an increase in Income before income taxes relative to the deduction allowed for dividends received.

As a result of implementing FIN 48, the Company recognized a cumulative effect of change in accounting principle of $1.7 as a reduction to January 1, 2007 Retained earnings (deficit). In addition, the Company had $61.5 of unrecognized tax benefits as of January 1, 2007, of which $41.4 would affect the Company’s effective tax rate if recognized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in Current income taxes and Income tax expense on the Balance Sheets and Statements of Operations, respectively. The Company had accrued interest of $2.6 as of January 1, 2007.

The Company is under exam by the Internal Revenue Service (“IRS”) for tax years 2002 through 2005. It is anticipated that the IRS audit of tax years 2002 and 2003 will be finalized within the next twelve months. The settlement is not expected to have a material impact on the Company’s financial position.

16

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

As of June 30, 2007, the Company had a $74.1 valuation allowance related to unrealized capital losses on investments, which is included in Accumulated other comprehensive income (loss). The Company had no valuation allowance as of December 31, 2006.

8.	Related Party Transactions – Subsequent Events

Funding Agreement

On August 10, 2007, the Company issued an extendable funding agreement to its parent, Lion, upon receipt of a single deposit in the amount of $500.0. To fund the purchase of the funding agreement, Lion issued a promissory note to its indirect parent company, ING Verzekeringen N.V. ("ING V"), which has been guaranteed by Lion’s immediate parent, ING America Insurance Holdings, Inc. (“ING AIH”). The Company, Lion, ING AIH, and ING V, are wholly-owned subsidiaries of ING Groep N.V.

Under the terms of the funding agreement, the Company will pay Lion interest quarterly at the credited interest rate until maturity, and on the maturity date, the Company will pay Lion the single deposit and any accrued and unpaid interest. The credited interest rate shall be the three-month London Interbank Offered Rate (“LIBOR”), plus 0.05%, and shall be reset quarterly. The maturity date of the funding agreement shall be August 10, 2009, or such later date to which the maturity date may be extended; provided, however, that the maturity date may not be extended beyond August 10, 2012.

Service Agreement

The Company and Directed Services LLC (“DSL”), an affiliate, are parties to a service agreement, effective January 1, 1994, as amended by a first amendment, effective March 7, 1995, (collectively, the "Service Agreement"), by which the Company provides DSL with certain managerial and supervisory services, and DSL provides the Company with certain sales and marketing services. On August 9, 2007, the Company and DSL entered into a second amendment to the Service Agreement effective July 31, 2007, which modifies the method for calculating the compensation owed to the Company for its provision of managerial and supervisory services to DSL.

9.	Financing Agreements

Reciprocal Loan Agreement

The Company maintains a reciprocal loan agreement with ING AIH, an affiliate, to facilitate the handling of unanticipated short-term cash requirements that arise in the ordinary course of business. Under this agreement, which became effective in January
2004 and expires on January 14, 2014, either party can borrow from the other up to 3.0%

17

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

of the Company's statutory admitted assets as of the preceding December 31. Interest on any ING USA borrowing is charged at the rate of ING AIH’s cost of funds for the interest period, plus 0.15% . Interest on any ING AIH borrowing is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration.

Under this agreement, the Company incurred interest expense of $0.5 and $0.6 for the three and six months ended June 30, 2007, respectively, and $0.5 and $1.2 for the three and six months ended June 30, 2006, respectively. The Company earned interest income of $1.4 and $4.0 for the three and six months ended June 30, 2007, respectively, and $0.6 and $1.0 for the three and six months ended June 30, 2006, respectively. Interest expense and income are included in Interest expense and Net investment income, respectively, on the Condensed Statements of Operations. As of June 30, 2007, the Company had an
outstanding receivable of $154.1 from ING AIH under the reciprocal loan agreement. As of December 31, 2006, the Company had no amounts outstanding under the reciprocal loan agreement.

For information on the Company’s additional financing agreements, see the Financing
Agreements footnote to the Company’s 2006 Annual Report on Form 10-K.

10. Commitments and Contingent Liabilities

Commitments

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

As of June 30, 2007, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $715.6, $195.1 of which was with related parties.
As of December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $537.9, $143.2 of which was with related parties.
During the three and six months ended June 30, 2007, $8.1 and $15.1, respectively, was funded to related parties under these commitments.

18

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

Financial Guarantees

The Company owns 3-year credit-linked note arrangements, whereby the Company will reimburse the guaranteed parties upon payment default of the referenced obligation.
Upon such default, the Company will reimburse the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of June 30, 2007, the maximum potential future exposure of the Company under the guarantee was $44.5.

Cash Collateral

Under the terms of the Company’s Over-The-Counter Derivative International Swaps and
Derivatives Association, Inc. Agreements (“ISDA Agreements”), the Company may
receive from, or deliver to, counterparties, collateral to assure that all terms of the ISDA
Agreements will be met with regard to the Credit Support Annex (“CSA”). The terms of the CSA call for the Company to pay interest on any cash received equal to the Federal
Funds rate. As of June 30, 2007, the Company held $81.7 of collateral in the form of cash which was included in Collateral held, including payables under securities loan agreement on the Condensed Balance Sheets and was reinvested. The Company held no cash collateral under the ISDA Agreements as of December 31, 2006.

Litigation

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

19

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Condensed Financial Statements (Unaudited)
(Dollar amounts in millions, unless otherwise stated)

11.	Accumulated Other Comprehensive Income (Loss)

	Shareholder’s equity included the following components	of Accumulated other
	comprehensive income (loss) as of June 30, 2007 and 2006.

		2007	2006

	Net unrealized capital gains (losses):
	Fixed maturities, available-for-sale	$ (243.9)	$ (474.8)

	Equity securities, available-for-sale	2.1	0.7
	DAC/VOBA adjustment on available-for-sale securities	128.0	283.0

	Sales inducements adjustment on available-for-sale securities	4.4	8.7
	Other investments	(5.7)	(5.5)

	Unrealized capital losses, before tax	(115.1)	(187.9)
	Deferred income tax asset	40.3	65.8

	Deferred tax asset valuation allowance	(74.1)	(109.1)
	Net unrealized capital losses	(148.9)	(231.2)

	Pension liability, net of tax	(5.0)	(3.9)
	Accumulated other comprehensive loss	$ (153.9)	$ (235.1)

Changes in Accumulated other comprehensive income (loss), net of DAC, VOBA, and tax (excluding the tax valuation allowance), related to changes in unrealized capital gains
(losses) on securities, including securities pledged, were as follows for the six months ended June 30, 2007 and 2006.

	2007	2006

Net unrealized capital holding gains (losses) arising

during the period(1)	$ (100.8)	$ (155.1)
Less: reclassification adjustment for gains (losses) and
other items included in Net income(2)	(33.0)	(33.8)

Net change in unrealized capital gains (losses) on securities	$ (67.8)	$ (121.3)

(1)	Pretax net unrealized capital holding gains (losses) arising during the period were $(155.0) and $(238.8) for the six months ended June 30, 2007 and 2006, respectively.

(2)	Pretax reclassification adjustments for gains (losses) and other items included in Net income were $(50.7) and $(52.0) for the six months ended June 30, 2007 and 2006, respectively.

20

Item 2. Management’s Narrative Analysis of the Results of Operations and Financial Condition (Dollar amounts in millions, unless otherwise stated)

Overview

The following narrative analysis presents a review of the results of operations of ING
USA Annuity and Life Insurance Company (“ING USA” or “the Company,” as
appropriate) for each of the three and six months ended June 30, 2007 and 2006, and financial condition as of June 30, 2007 and December 31, 2006. This item should be read in its entirety and in conjunction with the condensed financial statements and related notes, which can be found under Part I, Item 1. contained herein, as well as the
“Management’s Narrative Analysis of the Results of Operations and Financial
Condition” section contained in the Company’s 2006 Annual Report on Form 10-K.

Forward-Looking Information/Risk Factors

In connection with the “safe harbor” provisions of the Private Securities Litigation
Reform Act of 1995, the Company cautions readers regarding certain forward-
looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and
Exchange Commission (“SEC”). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as “expect,”
“anticipate,” “believe,” or words of similar import, generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future levels of sales and redemptions of the Company’s products, investment spreads and yields, or the earnings and profitability of the Company’s activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments, including, but not limited to the following:

(1)	Equity market volatility could negatively impact profitability and financial condition;

(2)	Changes in interest rates could have a negative impact on profitability and financial condition;

21

(3)	The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners;

(4)	Changes in underwriting and actual experience could materially affect profitability;

(5)	Changes in reserve estimates may reduce profitability;

(6)	A downgrade in the Company’s ratings may negatively affect profitability and financial condition;

(7)	The continued availability of capital may affect the ability to grow;

(8)	A loss of key product distribution relationships could materially affect sales;

(9)	Competition could negatively affect the ability to maintain or increase profitability;

(10)	Changes in federal income tax law or interpretations of existing tax law could affect profitability and financial condition by making some products less attractive to contractowners and increasing tax costs of contractowners or the Company;

(11)	Litigation may adversely affect profitability and financial condition;

(12)	Changes in regulation in the United States and recent regulatory investigations may reduce profitability;

(13)	The Company’s products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability;

(14)	A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition;

(15)	Reinsurance subjects the Company to the credit risk of reinsurers and may not be adequate to protect against losses arising from ceded reinsurance;

(16)	The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition; and

(17)	The occurrence of unidentified or unanticipated risks could negatively affect the Company’s business or result in losses.

Investors are also directed to consider the risks and uncertainties discussed in this
Item 2. and in Item 1A. of Part II contained herein, as well as in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

Critical Accounting Policies

There have been no material changes to the Company’s critical accounting policies since the filing of the Company’s 2006 Annual Report on Form 10-K, except as noted below.

22

Amortization of Deferred Policy Acquisition Costs and Value of Business Acquired

General

Deferred policy acquisition costs (“DAC”) represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

Value of business acquired (“VOBA”) represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated profits embedded in the Company’s contracts.

Statement of Financial Accounting Standards (“FAS”) No. 97, “Accounting and
Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for
Realized Gains and Losses from the Sale of Investments” (“FAS No. 97”), applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges.

Internal Replacements

Contractowners may periodically exchange one contract for another, or make modifications to an existing contract. Beginning January 1, 2007, these transactions are identified as internal replacements and are accounted for in accordance with
Statement of Position (“SOP”) 05-1, “Accounting by Insurance Enterprises for
Deferred Acquisition Costs in Connection with Modifications or Exchanges of
Insurance Contracts” (“SOP 05-1”).

Internal replacements that are determined to result in substantially unchanged contracts are accounted for as continuations of the replaced contracts. Any costs associated with the issuance of the new contracts are considered maintenance costs and expensed as incurred. Unamortized DAC and VOBA related to the replaced contracts continue to be deferred and amortized in connection with the new contracts.
For deferred annuities, the estimated future gross profits of the new contracts are treated as revisions to the estimated future gross profits of the replaced contracts in the determination of amortization.

Internal replacements that are determined to result in contracts that are substantially changed are accounted for as extinguishments of the replaced contracts, and any unamortized DAC and VOBA related to the replaced contracts are written off to Net amortization of deferred policy acquisition costs and value of business acquired in the
Statements of Operations.

23

As a result of implementing SOP 05-1, the Company recognized a cumulative effect of change in accounting principle of $4.8, before tax, or $3.1, net of $1.7 of income taxes, as a reduction to January 1, 2007 Retained earnings (deficit).

Unlocking

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits, is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-
accounts among bond funds and equity funds, as well as equity sector weightings.
Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of
DAC and VOBA balances, the Company performs quarterly and annual analyses of
DAC and VOBA for the annuity and life businesses, respectively. The DAC and
VOBA balances are also evaluated for recoverability.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued
reasonableness. Any adjustment in estimated future gross profits requires that the amortization rate be revised (“unlocking”) retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future gross profits, lower the rate of amortization. Sustained decreases in investment, mortality, and expense margins, and thus estimated future gross profits, however, increase the rate of amortization.

Results of Operations

Overview

Products offered by the Company include immediate and deferred variable and fixed annuities, designed to address customer needs for tax-advantaged savings, retirement needs, and wealth-protection concerns, and guaranteed investment contracts and funding agreements (collectively referred to as “GICs”), sold primarily to institutional investors and corporate benefit plans.

24

The Company derives its revenue mainly from (a) fee income generated on variable assets under management (“AUM”), (b) investment income earned on fixed AUM, and (c) certain other management fees. Fee income is primarily generated from separate account assets supporting variable options under variable annuity contract investments, as designated by contractowners. Investment income from fixed AUM is mainly generated from annuity products with fixed investment options. The
Company’s benefits and expenses primarily consist of (a) interest credited and other benefits to contractowners, (b) amortization of DAC and VOBA, (c) expenses related to the selling and servicing of the various products offered by the Company, and (d)
other general business expenses.

Economic Analysis

The Company’s sales and financial results continue to be affected by economic trends.

The strong equity market performance in the second half of 2006 and the first half of
2007 favorably impacted variable AUM during 2007. Fee income from variable products has a direct correlation with the level of AUM, which are impacted by equity market performance. In addition, the rise in equity markets favorably impacted the fair value of options in long positions, resulting in realized capital gains.

Market interest rates increased during the second quarter of 2007, compared to 2006, and negatively impacted the fair value of the Company's fixed maturities portfolio, resulting in realized capital losses. The negative impacts of rising interest rates, however, were more than offset by the strong equity market gains noted above.

In addition, prolonged tight credit spreads in the market made it difficult to find attractive investments. The steepening of the interest rate curve at the end of second quarter of 2007, and overall increases in market yields, have allowed for improved asset returns.

Results of Operations

The Company’s results of operations for the three and six months ended June 30,
2007, and changes therein, reflected positive product experience due to favorable equity market performance during the end of 2006 and beginning of 2007, and increased AUM mainly driven by a larger block of annuity business in force in 2007.
This positive product experience, however, was partially offset by higher Interest credited and other benefits to contractowners.

25

26

	Six Months Ended June 30,		$ Increase	% Increase
	2007	2006	(Decrease)	(Decrease)

Revenues:

Net investment income	$ 621.7	$ 560.5	$ 61.2	10.9%
Fee income	554.2	448.6	105.6	23.5%

Premiums	9.9	10.4	(0.5)	(4.8)%
Net realized capital losses	(40.8)	(92.2)	51.4	55.7%

Other income	0.1	-	0.1	NM

Total revenue	1,145.1	927.3	217.8	23.5%

Benefits and expenses:
Interest credited and other
benefits to contractowners	561.9	508.7	53.2	10.5%

Operating expenses	124.9	111.2	13.7	12.3%
Net amortization of deferred policy
acquisition costs and value
of business acquired	194.7	168.8	25.9	15.3%

Interest expense	15.0	15.5	(0.5)	(3.2)%
Other expense	13.9	14.8	(0.9)	(6.1)%

Total benefits and expenses	910.4	819.0	91.4	11.2%

Income before income taxes	234.7	108.3	126.4	116.7%

Income tax expense	67.9	26.5	41.4	156.2%

Net income	$ 166.8	$ 81.8	$ 85.0	103.9%

Effective tax rate	28.9%	24.5%

NM - Not meaningful.

Revenues

Total revenue for the three and six months ended June 30, 2007, increased mainly due to increases in Fee income, and Net investment income and changes in Net realized capital gains (losses).

The increase in Fee income for the three and six months ended June 30, 2007, reflects an increase in average variable AUM, primarily driven by strong equity market performance during the end of 2006 and the first half of 2007 and a higher block of business in force.

Net investment income for the three and six months ended June 30, 2007, increased as the result of an increase in assets supporting average fixed AUM, which reflects a larger block of fixed indexed annuities in force and higher yields experienced in
2007.

Net realized capital gains (losses) changed for the three and six months ended
June 30, 2007, mainly due to net gains on derivatives, driven primarily by favorable equity market performance in 2007. The gains on derivatives were partially offset by losses on fixed maturity securities, driven by rising interest rates.

27

Benefits and Expenses

Total benefits and expenses for the three months ended June 30, 2007, increased mainly due to higher Interest credited and other benefits to contractowners, partially offset by a decrease in Net amortization of DAC and VOBA. Total benefits and expenses for the six months ended June 30, 2007, increased mainly due to higher
Interest credited and other benefits to contractowners, as well as higher Net amortization of DAC and VOBA and Operating expenses.

Interest credited and other benefits to contractowners increased for the three and six months ended June 30, 2007, primarily due to an increase in fixed indexed annuity reserves, mainly attributable to favorable equity market performance, and higher average fixed AUM. The increase was partially offset by a lower increase in guaranteed benefit reserves, due to favorable equity market performance in 2007 compared to 2006, and lower amortization of sales inducements. In addition, during the first half of 2007, the Company experienced lower crediting rates and favorable development related to certain contingencies.

Operating expenses increased for the three and six months ended June 30, 2007, primarily due to higher non-deferred asset-based commissions and marketing expenses, as well as to the continued growth of the business.

Net amortization of DAC and VOBA decreased for the three months ended June 30,
2007, primarily due to a variance in the DAC unlocking adjustment related to variable annuity fund performance. Fund performance was favorable in the second quarter of
2007 compared to 2006. The decrease in amortization was partially offset by higher amortization on increased actual gross profits. Amortization increased for the six months ended June 30, 2007, primarily due to higher actual gross profits related to higher average AUM and lower realized capital losses. The higher amortization was partially offset, however, by a reduction in amortization due to assumption changes during the first half of 2007.

Income Taxes

Income tax expense increased for the three and six months ended June 30, 2007, primarily due to higher Income before income taxes relative to the deduction allowed for dividends received.

28

Financial Condition Investments Investment Strategy

The Company’s investment strategy focuses on diversification by asset class. The
Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risks. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options, interest rate options embedded in collateralized mortgage obligations, and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the
Company.

Portfolio Composition

The following table presents the investment portfolio at June 30, 2007 and December 31, 2006.

	2007		2006

	Carrying Value	%	Carrying Value	%

Fixed maturities, available-for-sale,

including securities pledged	$ 18,891.5	80.0%	$ 17,918.4	79.3%
Equity securities, available-for-sale	99.6	0.4%	40.6	0.2%

Short-term investments	20.5	0.1%	134.3	0.6%
Mortgage loans on real estate	3,626.5	15.3%	3,687.6	16.3%

Policy loans	159.2	0.7%	162.5	0.7%
Other investments	827.4	3.5%	642.9	2.9%

Total investments	$ 23,624.7	100.0%	$ 22,586.3	100.0%

29

Fixed Maturities Fixed maturities, available-for-sale, were as follows as of June 30, 2007.

30

Fixed maturities, available-for-sale, were as follows as of December 31, 2006.

It is management’s objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company’s portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was
AA- as of June 30, 2007 and December 31, 2006. Ratings are calculated using a rating hierarchy that considers Standard & Poor’s, Moody’s Investor’s Service, Inc.,
and internal ratings.

31

Total fixed maturities, including fixed maturities pledged to creditors, by quality rating category, were as follows as of June 30, 2007 and December 31, 2006.

95.9% and 96.2% of fixed maturities were invested in securities rated BBB and above
(Investment Grade) both as of June 30, 2007 and December 31, 2006, respectively.

Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

Overall, the Company considers its subprime exposure to be of limited size and of relatively high quality. The Company does not originate subprime mortgages and does not have any significant exposure to subprime mortgage loans through its mortgage-backed portfolio. Mortgage-backed securities are primarily agency-backed and are highly rated. The average rating of these mortgage-backed securities was
AAA as of June 30, 2007.

The Company has some subprime mortgage exposure through asset-backed investments that are backed by subprime home equity lines. As of June 30, 2007, the
Company held $871.0 million of these assets, or 1.2% of total assets, with an average credit rating of AA+ and an average market to book ratio of 99.4% .

Total fixed maturities by market sector, including securities pledged to creditors, were as follows as of June 30, 2007 and December 31, 2006.

	2007		2006

	Fair	% of	Fair	% of
	Value	Total	Value	Total

U.S. Treasuries	$ 12.8	0.0%	$ 275.7	1.6%
U.S. government agencies and authorities	374.4	2.0%	219.3	1.2%

U.S. corporate, state, and municipalities	7,062.1	37.4%	6,510.1	36.3%
Foreign	3,733.3	19.8%	3,327.6	18.6%

Residential mortgage-backed	3,708.5	19.6%	3,823.4	21.3%
Commercial mortgage-backed	2,154.2	11.4%	1,923.5	10.7%

Other asset-backed	1,846.2	9.8%	1,838.8	10.3%

Total	$ 18,891.5	100.0%	$ 17,918.4	100.0%

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The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of
10% of the Company’s Shareholder’s equity as of June 30, 2007 and December 31,
2006.

Mortgage Loans

Mortgage loans on real estate, primarily commercial mortgage loans, totaled $3,626.5 and $3,687.6 as of June 30, 2007 and December 31, 2006, respectively. These loans are reported at amortized cost, less impairment write-downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the
Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down charged to Net realized capital gains
(losses). As of June 30, 2007 and December 31, 2006, the Company had no
allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of 21.9% and 19.9% of properties in California as of June 30, 2007 and
December 31, 2006, respectively.

Unrealized Capital Losses

Unrealized capital losses in fixed maturities, including securities pledged to creditors, for Investment Grade (“IG”) and Below Investment Grade (“BIG”) securities by duration were as follows as of June 30, 2007 and December 31, 2006.

33

Unrealized losses in fixed maturities as of June 30, 2007 and December 31, 2006, were primarily related to interest rate movement, or spread widening, and to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include
U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged to creditors, in unrealized capital loss positions as of June 30, 2007 and December 31, 2006.

More Than
	Less Than	Six Months	More Than
	Six Months	and Less Than	Twelve Months
	Below	Twelve Months	Below
	Amortized	Below	Amortized
2007	Cost	Amortized Cost	Cost	Total

Interest rate or spread widening	$ 100.5	$ 15.7	$ 93.8	$ 210.0
Mortgage and other asset-backed
securities	62.0	8.7	97.1	167.8

Total unrealized capital loss	$ 162.5	$ 24.4	$ 190.9	$ 377.8

Fair value	$ 7,829.2	$ 696.3	$ 4,395.9	$ 12,921.4

2006

Interest rate or spread widening	$ 12.8	$ 6.2	$ 103.4	$ 122.4
Mortgage and other asset-backed
securities	14.6	5.6	72.6	92.8

Total unrealized capital loss	$ 27.4	$ 11.8	$ 176.0	$ 215.2

Fair value	$ 3,095.9	$ 905.9	$ 6,026.5	$ 10,028.3

Unrealized capital losses in fixed maturities, including securities pledged to creditors, by market sector and duration were as follows as of June 30, 2007 and December 31, 2006.

		More Than
	Less Than	Six Months	More Than
	Six Months	and Less Than	Twelve Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below	Amortized	Capital
2007	Cost	Amortized Cost	Cost	Loss

U.S. Treasuries	$ 0.1	$ -	$ -	$ 0.1
U.S. government agencies and authorities	3.8	0.5	1.8	6.1

U.S. corporate, state, and municipalities	64.2	10.9	48.4	123.5
Foreign	32.4	4.3	43.6	80.3

Residential mortgage-backed	28.8	3.5	74.0	106.3
Commercial mortgage-backed	27.4	3.0	15.7	46.1

Other asset-backed	5.8	2.2	7.4	15.4
Total unrealized capital loss	$ 162.5	$ 24.4	$ 190.9	$ 377.8

34

		More Than
	Less Than	Six Months	More Than
	Six Months	and Less Than	Twelve Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below	Amortized	Capital
2006	Cost	Amortized Cost	Cost	Loss

U.S. Treasuries	$ 1.4	$ -	$ -	$ 1.4
U.S. government agencies and authorities	0.3	-	1.9	2.2

U.S. corporate, state, and municipalities	7.8	1.8	58.3	67.9
Foreign	3.3	4.4	43.2	50.9

Residential mortgage-backed	11.5	2.9	48.4	62.8
Commercial mortgage-backed	2.0	1.4	16.8	20.2

Other asset-backed	1.1	1.3	7.4	9.8
Total unrealized capital loss	$ 27.4	$ 11.8	$ 176.0	$ 215.2

Of the unrealized capital losses aged more than twelve months, the average market value of the related fixed maturities is 96.0% of the average book value as of June 30,
2007. In addition, this category includes 886 securities, which have an average quality rating of AA-. No other-than-temporary impairment loss was considered necessary for these fixed maturities as of June 30, 2007.

Other-Than-Temporary Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis.
Management considers the length of time and the extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, interest rate changes, and the Company’s intent to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in asset-backed securities. Determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as credit risk and the possibility of significant prepayment risk that restricts the
Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is recorded in Net realized capital gains (losses).

35

The following tables identify the Company’s other-than-temporary impairments by type for the three and six months ended June 30, 2007 and 2006.

The above schedules include $4.1 and $4.4 for the three and six months ended
June 30, 2007, respectively, and $4.1 and $9.3 for the three and six months ended
June 30, 2006, respectively, in other-than-temporary write-downs related to the analysis of credit risk and the possibility of significant prepayment risk. The remaining write-downs are related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value. The following tables summarize these write-downs by type for the three and six months ended June 30, 2007 and 2006.

36

		Three Months Ended June 30,
	2007		2006

		No. of		No. of
	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ - *	1 $	- *	1
U.S. corporate	7.1	31	0.1	1

Foreign	3.5	26	-	-
Other asset-backed	10.4	42	-	-

Total	$ 21.0	100 $	0.1	2

		Six Months Ended June 30,
	2007		2006

		No. of		No. of
	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ - *	1 $	0.1	1
U.S. corporate	13.4	57	5.9	13

Foreign	5.6	34	1.3	3
Other asset-backed	10.4	42	1.1	2

Total	$ 29.4	134 $	8.4	19

* Less than $0.1.

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the
Company’s previous intent to continue holding a security.

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale, and redemption, as well as losses incurred due to the other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investments upon disposal is determined based on specific identification of securities. Net realized capital gains
(losses) on investments were as follows for the three and six months ended June 30,
2007 and 2006.

	Three Months Ended June 30,
	2007	2006

Fixed maturities, available-for-sale	$ (48.7)	$ (16.1)
Equity securities, available-for-sale	0.3	0.8

Derivatives	67.8	(1.9)
Other	1.7	-

Net realized capital gains (losses)	$ 21.1	$ (17.2)

After-tax net realized capital gains (losses)	$ 13.7	$ (11.2)

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	Six Months Ended June 30,
	2007	2006

Fixed maturities, available-for-sale	$ (56.7)	$ (47.2)

Equity securities, available-for-sale	0.3	0.8

Derivatives	15.6	(46.7)

Other	-	0.9

Net realized capital losses	$ (40.8)	$ (92.2)

After-tax net realized capital losses	$ (26.5)	$ (59.9)

The change in Net realized capital gains (losses) for the three and six months ended
June 30, 2007, reflects gains on call options in long position driven by the rise in equity markets during the second quarter of 2007. These gains were partially offset by higher losses on fixed maturity securities resulting from the increase in market interest rates during the second quarter of 2007.

Income Taxes

As of June 30, 2007, the Company had a $74.1 valuation allowance related to unrealized capital losses on investments, which is included in Accumulated other comprehensive income (loss). The Company had no valuation allowance as of
December 31, 2006.

Liquidity and Capital Resources

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

Sources and Uses of Liquidity

The Company’s principal sources of liquidity are annuity product charges, GIC deposits, investment income, proceeds from the maturing and sale of investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, payments under guaranteed death and living benefits, investment purchases, repayment of debt, and contract maturities, withdrawals, and surrenders.

The Company’s liquidity position is managed by maintaining adequate levels of liquid assets, such as cash, cash equivalents, and short-term investments.
Asset/liability management is integrated into many aspects of the Company’s operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death and living benefits included in these contracts.

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The fixed account liabilities are supported by a general account portfolio, principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This strategy enables the
Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

Liquidity and Capital Resources

Additional sources of liquidity include borrowing facilities to meet short-term cash requirements that arise in the ordinary course of business. The Company maintains the following agreements:

A reciprocal loan agreement with ING America Insurance Holdings, Inc. (“ING
AIH”), an affiliate, whereby either party can borrow from the other up to 3.0%
of the Company’s statutory admitted assets as of the prior December 31. As of
June 30, 2007, the Company had an outstanding receivable of $154.1 from ING
AIH under the reciprocal loan agreement. As of December 31, 2006, the
Company had no amounts outstanding under the reciprocal loan agreement.
A $100.0 uncommitted, perpetual revolving note facility with the Bank of New
York. As of June 30, 2007 and December 31, 2006, the Company had no
amounts outstanding under the revolving note facility.
A $75.0 uncommitted line-of-credit agreement with PNC Bank. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $75.0. As of June 30, 2007 and
December 31, 2006, the Company had no amounts outstanding under the line-
of-credit agreement.
A $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken
AB (Publ.), effective June 2, 2006. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. As of June 30, 2007 and December 31, 2006, the
Company had no amounts outstanding under the line-of-credit agreement.

Management believes that these sources of liquidity are adequate to meet the
Company’s short-term cash obligations.

The Company is a member of the Federal Home Loan Bank of Des Moines (“FHLB”)
and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. As of June 30, 2007 and December 31, 2006, the Company had $742.6
and $226.7, respectively, in non-putable funding agreements, including accrued interest, issued to FHLB. As of June 30, 2007 and December 31, 2006, assets with a carrying value of approximately $821.1 and $703.0, respectively, collateralized the funding agreements issued to the FHLB. Assets pledged to the FHLB are included in
Fixed maturities, available-for-sale, on the Condensed Balance Sheets.

39

Funding Agreement

On August 10, 2007, the Company issued an extendable funding agreement to its parent, Lion Connecticut Holdings Inc. (“Lion” or “Parent”), upon receipt of a single deposit in the amount of $500.0. To fund the purchase of the funding agreement,
Lion issued a promissory note to its indirect parent company, ING Verzekeringen
N.V. ("ING V"), which has been guaranteed by Lion’s immediate parent, ING AIH.
The Company, Lion, ING AIH, and ING V, are wholly-owned subsidiaries of ING
Groep N.V.

Under the terms of the funding agreement, the Company will pay Lion interest quarterly at the credited interest rate until maturity, and on the maturity date, the
Company will pay Lion the single deposit and any accrued and unpaid interest. The credited interest rate shall be the three-month London Interbank Offered Rate
(“LIBOR”), plus 0.05%, and shall be reset quarterly. The maturity date of the funding agreement shall be August 10, 2009, or such later date to which the maturity date may be extended; provided, however, that the maturity date may not be extended beyond
August 10, 2012.

Capital Contributions and Distributions

During the six months ended June 30, 2007, the Company received $150.0 in capital contributions from its Parent. During the six months ended June 30, 2006, the
Company did not receive any capital contributions from its Parent.

During the six months ended June 30, 2007, the Company did not pay any dividends or return of capital distributions to its Parent. During the six months ended June 30,
2006, the Company paid $20.0 in a return of capital distribution to its Parent.

Financial Guarantees

The Company owns 3-year credit-linked note arrangements, whereby the Company will reimburse the guaranteed parties upon payment default of the referenced obligation. Upon such default, the Company will reimburse the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of June 30,
2007, the maximum potential future exposure of the Company under the guarantee was $44.5.

Cash Collateral

Under the terms of the Company’s Over-The-Counter Derivative International Swaps
and Derivatives Association, Inc. Agreements (“ISDA Agreements”), the Company
may receive from, or deliver to, counterparties, collateral to assure that all terms of the ISDA Agreements will be met with regard to the Credit Support Annex (“CSA”).
The terms of the CSA call for the Company to pay interest on any cash received equal to the Federal Funds rate. As of June 30, 2007, the Company held $81.7 of collateral

40

in the form of cash which was included in Collateral held, including payables under securities loan agreement on the Condensed Balance Sheets and was reinvested. The
Company held no cash collateral under the ISDA Agreements as of December 31,
2006.

Minimum Guarantees

Variable annuity contracts containing minimum guaranteed death and living benefits expose the Company to equity risk. A decrease in the equity markets may cause a decrease in the account values, thereby increasing the possibility that the Company may be required to pay amounts to contractowners due to guaranteed death and living benefits. An increase in the value of the equity markets may increase account values for these contracts, thereby decreasing the Company’s risk associated with guaranteed death and living benefits.

The Company’s variable annuities offer one or more of the following guaranteed death and living benefits:

Guaranteed Minimum Death Benefits (“GMDB”):

Standard - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.
Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary (or quarterly) value of the variable annuity, adjusted for contract withdrawals.
Rollup (7.0% or 5.5% Solution) - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7.0% or 5.5% per annum, adjusted for contract withdrawals, subject to a maximum cap on the rolled up amount. (The
Company has discontinued this option for new sales.)
Combo (Max 7) - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Ratchet or (2) Rollup.

For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31,
1999, the Company instituted an equity hedging program in lieu of reinsurance. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets.

As of June 30, 2007 and December 31, 2006, the guaranteed value of these death benefits in excess of account values was estimated to be $2.1 and $2.2 billion, respectively, before reinsurance.

41

As of June 30, 2007, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.2 billion, of which $307.3 was projected to be covered by the Company’s equity hedging program. As of December 31, 2006, the guaranteed value of minimum guaranteed death benefits in excess of account value, net of reinsurance, was estimated to be $1.3 billion, of which $381.7 was projected to be covered by the Company’s equity hedging program. As of June 30, 2007 and December 31, 2006, the Company
recorded a liability of $159.3 and $139.7, respectively, net of reinsurance, representing the estimated net present value of the Company’s future obligation for guaranteed minimum death benefits in excess of account values. The liability increased mainly due to the accumulation of fees used to fund the reserve. The increase in liability was partially offset by the payment of claims in excess of account values.

Guaranteed Living Benefits:

Guaranteed Minimum Income Benefit (“GMIB”) - Guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary. This type of living benefit is the predominant selection in the
Company’s sales of variable annuities.
Guaranteed Minimum Withdrawal Benefit (“GMWB”) - Guarantees annual withdrawals for life of a percentage of premiums received during the growth phase (before taking withdrawals). The percentage may vary by age at first withdrawal, depending on the base annuity contract. Until withdrawals begin, there is a quarterly ratchet feature which may increase the amount used to calculate the annual withdrawal amount. In addition, in 2006 the Company introduced a joint life-time withdrawal benefit option to include coverage for spouses. Earlier versions of the withdrawal benefit guarantee that annual withdrawals of up to 7.0 % of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. Most versions of the withdrawal benefit have reset and/or step up features that may increase the guaranteed withdrawal amount in certain conditions. Asset allocation requirements apply at all times where withdrawals are guaranteed for life.
Guaranteed Minimum Accumulation Benefit (“GMAB”) - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years, net of any contract withdrawals (GMAB 10). In the past, the
Company offered an alternative design that guaranteed the account value to be at least 200% of premiums paid by contractowners after 20 years (GMAB 20).

All living benefits are covered by the Company’s equity hedging program.

As of June 30, 2007 and December 31, 2006, the guaranteed value of these living benefits in excess of account values was $210.3 and $227.4, respectively. The decrease was primarily driven by favorable equity market performance in the second quarter of 2007. As of June 30, 2007 and December 31, 2006, the Company recorded a liability of $78.9 and $76.1, respectively, representing the estimated net present value of its future obligation for living benefits in excess of account values. The

42

liability increased mainly due to the accumulation of fees used to fund the reserve, which was partially offset by the decrease in reserves due to favorable equity market performance.

Equity Hedging Program: In order to hedge equity risk associated with GMDBs and guaranteed living benefits, the Company enters into futures positions on various public market indices chosen to closely replicate contractowner variable fund returns.
The Company hedges economic risk using market consistent valuation techniques.
One aspect of the hedging program is designed to offset changes related to equity experience in the liability and to pay excess claims not covered by the contractowner account value. The Company also administers a hedging program that mitigates both equity risk and equity volatility risk associated with GMWBs issued in 2005. This hedge strategy involves purchasing put options in combination with entering into futures positions.

Other risks posed by market conditions, such as interest rate risk and the majority of the Company’s equity volatility risk, and risks posed by contractowner experience, such as surrender and mortality experience deviations, are not addressed by the hedging program. In addition, certain funds where there is no replicating market index and where hedging is not appropriate are excluded from the program.

For those risks addressed by the hedging program, the Company is exposed to the risk that the market indices will not adequately replicate actual contractowner variable fund growth. Any differences between actual results and the market indices result in income volatility.

Income Taxes

Income tax obligations consist of the allowance on uncertain tax benefits related to
Internal Revenue Service tax audits and state tax exams that have not been completed.
The current liability of $2.0 may be paid in less than one year, upon completion of such audits and exams. The timing of the payment of the remaining allowance of
$61.2 cannot be reliably estimated.

Recently Adopted Accounting Standards

(See the Recently Adopted and New Accounting Standards footnotes to the condensed financial statements.)

Legislative and Regulatory Initiatives

Legislative proposals, which have been or are being considered by Congress, include repealing/modifying the estate tax, reducing the taxation on annuity benefits, changing the tax treatment of insurance products relative to other financial products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material adverse effect on life insurance, annuity, and other retirement savings product sales, while others could have a material beneficial effect. There are no indications at the present time, however, that Congress will enact fundamental tax reforms in 2007. The Pension Protection Act of 2006, which was passed by Congress

43

and signed by the President in August 2006, contains a number of provisions which are likely to have a beneficial effect on annuity and defined contribution products.
The SEC has a regulatory initiative underway to improve fee disclosure in financial products and legislative proposals on financial product fee disclosure may also be considered by Congress as it undertakes a review of fee disclosures in the defined contribution plan arena. However, the likelihood of legislative or regulatory action to change fee disclosure requirements is uncertain at this time. The Internal Revenue
Service and the Treasury have published final regulations, effective in 2009, that update and consolidate the rules applicable to 403(b) tax deferred annuity arrangements. The final regulations impose broad written plan document and operational compliance requirements on all 403(b) plan sponsors and contain new restrictions on annuity exchanges, which have the potential to adversely impact the
Company’s 403(b) annuity business.

Item 4. Controls and Procedures

a)	The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company’s periodic SEC filings is made known to them in a timely manner.

b)	There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

44

PART II. OTHER INFORMATION

Item 1.

Legal Proceedings

ING USA Annuity and Life Insurance Company ("the Company") is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation. For information on the focus of such regulatory inquiries and the actions undertaken by ING in connection therewith, see the “Other Regulatory Matters”
section of “Management’s Narrative Analysis of the Results of Operations and
Financial Condition” included in the Company’s 2006 Annual Report on Form 10-K, filed March 30, 2007 (SEC File No. 001-32625).

Item 1A. Risk Factors

In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are described below.

Equity market volatility could negatively impact profitability and financial condition

The decline of the United States and international equity markets over an extended period of time may reduce the profitability and negatively affect the financial condition of the Company due to the following:

Sales of new contracts and profitability of in force variable annuity products that provide returns based on equities or equity indices may decrease, which results in a decrease in fees and profits earned on the accounts. The amount of fees the Company earns on variable annuity products is based on such account values.

45

The Company’s exposure under certain guarantees related to the equity markets may increase due to equity markets decline. As a result, the Company may need to increase reserves through a charge to earnings while at the same time receiving lower fees from such products.
The Company tries to minimize its exposure to guaranteed benefits by using reinsurance and other risk management strategies, including a hedging program.
For guaranteed minimum death benefits, the Company uses a combination of reinsurance and a hedging program to mitigate the risk; for guaranteed living benefits (GMIBs, GMWBs, GMABs) the Company uses a hedging program. If the Company is not successful in minimizing these risks, the Company’s future profitability may be negatively impacted. The factors that could cause the
Company to be unsuccessful in minimizing these risks would include, though not be limited to, the risk that reinsurers or derivative counterparties would be unable or unwilling to meet their contractual obligations; the risk that our other risk management strategies would not be effective; and the risk that unfavorable market changes would produce losses beyond what is covered by our risk management strategies.
If the Company’s expectations of future performance and profits decrease, it may be required to accelerate the amortization of deferred policy acquisition costs, decreasing profits.

Changes in interest rates could have a negative impact on profitability and financial condition

Changes in interest rates may negatively affect the Company’s attempts to maintain profitable margins between the amounts earned on its general account investments and the amounts paid under its annuity and insurance contracts.

As interest rates rise, fixed annuity contract surrenders and withdrawals may increase as contractowners seek higher returns. To raise the cash necessary to fund such surrenders and withdrawals, the Company may need to sell assets at capital losses.
An increase in contract surrenders and withdrawals may also require the Company to accelerate amortization of deferred policy acquisition costs relating to such contracts, further reducing profits.

As interest rates decline, borrowers may prepay or redeem mortgages and bonds with embedded call options that are owned as investments by the Company. This may force the Company to reinvest the proceeds at lower interest rates. In addition, many of the Company’s annuity products contain minimum interest rate guarantees that limit the Company’s ability to lower interest rates credited to contractowners in response to lower investment returns. A decrease in the difference between earned investment income and the interest credited to contractowners further reduces profits.
This decrease in profits may also require the Company to accelerate amortization of deferred policy acquisition costs.

46

The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners

The Company’s investment portfolio is subject to several risks, including the following:

An increase in defaults or delinquency in investment portfolios, including derivative contracts;
Greater difficulty selling privately placed and certain asset-backed fixed maturity securities and commercial mortgage loans at attractive prices and in a timely manner, as both are less liquid than publicly traded fixed maturity securities;
Borrower prepayment or redemption, prior to maturity, of mortgages that back mortgage-backed securities and bonds with embedded call options could force the Company to reinvest proceeds at lower interest rates;
An increase in environmental liability exposure from the Company’s commercial mortgage loan portfolio; and
Losses in the commercial mortgage loan portfolio as a result of economic downturns or natural disasters.

Changes in underwriting and actual experience could materially affect profitability

The Company prices its products based on long-term assumptions regarding investment returns, mortality, morbidity, persistency, and operating costs.
Management establishes target returns for each product based upon these factors and the average amount of regulatory and rating agency capital that the Company must hold to support in-force contracts. The Company monitors and manages pricing and sales mix to achieve target returns. Profitability from a new business emerges over a period of years, depending on the nature and life of the product, and is subject to variability, either positive or negative, as actual results may differ from pricing assumptions.

The Company’s profitability depends on the following:

Adequacy of investment margins;
Management of market and credit risks associated with investments;
Ability to maintain premiums and contract charges at a level adequate to cover mortality and morbidity benefits and contract administration expenses;
Adequacy of contract charges on variable contracts to cover the cost of product features;
Persistency of policies to ensure recovery of acquisition expenses; and
Management of operating costs and expenses within anticipated pricing allowances.

47

Changes in reserve estimates may reduce profitability

The Company establishes reserves based upon estimates of how much the Company will pay for future benefits and claims. The Company calculates reserves based on many assumptions and estimates including future investment yields, mortality, morbidity, policy terminations, and expenses. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain. The
Company periodically reviews the adequacy of reserves. The Company cannot, however, determine with precision the amounts that the Company will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. As a result, the Company would incur a charge to earnings in the quarter in which the reserves are increased.

A downgrade in the Company’s ratings may negatively affect profitability and financial condition

Ratings are an important factor in establishing the competitive position of insurance companies. A downgrade, or the potential for a downgrade, of any of the Company’s ratings may lead to lower margins and fee income as follows:

Increase in contract surrenders and withdrawals;
Termination of relationships with broker-dealers, banks, agents, wholesalers, and other distributors of products and services; and
Reduction of new annuity contract and guaranteed investment contract and funding agreement sales.

The Company cannot predict what actions rating organizations may take, or what actions it may be required to take in response to the actions of rating organizations, which could adversely affect the Company. Rating organizations assign ratings based upon several factors, including the following:

Statutory capital;
Risk of investment portfolio;
Economic trends affecting the financial services industry;
Changes in models and formulas used by rating organizations to assess the financial strength of a rated company;
Enterprise risk management; and
Other circumstances outside the rated company’s control.

48

The continued availability of capital may affect the ability to grow

The Company has, from time to time, required capital to increase its reserves associated with growth from product sales. Although the Company believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital required and available can vary due to a variety of circumstances that may not be predictable, foreseeable, or within its control. A lack of sufficient capital could hinder the Company’s ability to grow.

A loss of key product distribution relationships could materially affect sales

The Company distributes certain products under agreements with other members of the financial services industry that are not affiliated with the Company. Termination of one or more of these agreements due to, for example, a change in control of one of the distributors, could reduce sales.

Competition could negatively affect the ability to maintain or increase profitability

The insurance industry is intensely competitive. The Company competes based on factors including the following:

Name recognition and reputation; Service; Investment performance; Product features; Price; Perceived financial strength; and Claims paying and credit ratings

The Company’s competitors include insurers, broker-dealers, financial advisors, asset managers, and other financial institutions, which may, for example, have greater market share, offer a broader range of products, or have higher claims-paying or credit ratings than the Company.

In recent years, there has been substantial consolidation among companies in the financial services industry resulting in increased competition from large, well-
capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements.
Furthermore, larger competitors may lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. While the Company cannot predict the future level of consolidation, the Company expects consolidation to continue and perhaps accelerate in the future, increasing competitive pressure.

49

Changes in federal income tax law or interpretations of existing tax law could affect profitability and financial condition by making some products less attractive to contractowners and increasing tax costs of contractowners or the
Company

Annuity products that the Company sells currently benefit from one or more forms of tax favored status under current federal tax law. The Economic Growth and Tax
Relief Reconciliation Act of 2001 and the Jobs and Growth Tax Relief Reconciliation
Act of 2003 contain provisions that will, over time, significantly lower individual tax rates. This decrease will reduce the benefits of deferral on the build-up of value of annuities. Many of these provisions expire in 2008 and 2010. The Bush
Administration, however, has proposed that many of the rate reductions and tax-
favored savings initiatives be made permanent. Although the Company cannot predict the overall effect on product sales, some of these tax law changes could hinder sales and result in the increased surrender of annuity contracts.

Additionally, the Company is subject to federal corporation income tax, and benefits from certain federal tax provisions, including but not limited to, dividends received deductions, various tax credits, and insurance reserve deductions. There is risk that changes to federal tax law or in Internal Revenue Service (“IRS”) interpretation of existing tax law may be enacted or adopted, and could result in materially higher corporate taxes than would be incurred under existing tax law or interpretation and adversely impact profitability.

Litigation may adversely affect profitability and financial condition

The Company is, and may be in the future, subject to legal actions in the ordinary course of insurance, investment management, and other business operations. These legal actions may include proceedings relating to aspects of businesses and operations that are specific to the Company, and proceedings that are typical of the businesses in which the Company operates. Some of these proceedings may be brought on behalf of a class. Plaintiffs may seek large or indeterminate amounts of damage, including compensatory, liquidated, treble, and/or punitive damages. Given the large or indeterminate amounts sometimes sought, and the inherent unpredictability of litigation, it is possible that an adverse outcome could, from time to time, have an adverse effect on the Company’s reputation, results of operations, or cash flows, in particular quarterly or annual periods.

Changes in regulation in the United States and recent regulatory investigations may reduce profitability

The Company’s insurance and securities business is subject to comprehensive state and federal regulation and supervision throughout the United States. The primary purpose of state regulation is to protect contractowners, and not necessarily to protect creditors and investors. State insurance and securities regulators, state attorneys general, the National Association of Insurance Commissioners, the Securities and

50

Exchange Commission (“SEC”), the Financial Industry Regulatory Authority
(“FINRA”), the Department of Labor and the IRS continually reexamine existing laws and regulations and may impose changes in the future. Changes in legislation and administrative policies, or new interpretations of existing laws, in areas such as employee benefit plan regulation, financial services regulation, and federal taxation, could lessen the competitive advantages of certain of the Company’s products, result in the surrender of existing contracts and policies, increase costs, reduce new product sales, or result in higher taxes affecting the Company, thus reducing the Company’s profitability.

Since 2002, the insurance industry has become the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the financial services industries. These initiatives currently focus on areas such as:

Inappropriate trading of fund shares;
Revenue sharing and directed brokerage;
Sales and marketing practices;
Suitability;
Arrangements with service providers;
Pricing;
Product cost and fees;
Compensation and sales incentives;
Potential conflicts of interest;
Potential anti-competitive activity;
Reinsurance;
Specific product types, including group annuities and indexed annuities; and
Adequacy of disclosure.

It is likely that the scope of these industry investigations will become broader before they conclude.

In some cases, this regulatory scrutiny has led to new proposed legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged, or has resulted in regulatory penalties, and litigation. At this time, the Company does not believe that any of this regulatory scrutiny will have a material adverse affect on it. The Company cannot, however, guarantee that new laws, regulations, and other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws and regulations, enforcement actions, or litigation, whether or not involving the Company, could influence the manner in which the Company distributes its products, cause significant harm to the Company’s reputation, and adversely impact profitability.

51

The Company’s products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability

The Company’s insurance and annuity products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of different governmental and self-
regulatory authorities, including state insurance regulators, state securities administrators, the SEC, the FINRA, and the IRS.

For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Failure to administer certain contract features (for example, contractual annuity start dates in nonqualified annuities) could affect such beneficial tax treatment. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the
Company to administrative penalties imposed by a particular governmental or self-
regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company's reputation, interruption of the Company's operations, or adversely impact profitability.

A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition

The Company is highly dependent on automated systems to record and process
Company and contractowner transactions. The Company may experience a failure of its operating systems or a compromise of security due to technical system flaws, clerical or record-keeping errors, or tampering or manipulation of those systems by employees or unauthorized third parties. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft. The Company may also be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, epidemics, computer viruses, and electrical/telecommunications outages). All of these risks are also applicable where the Company relies on outside vendors to provide services to it and its contractowners. Operating system failures or disruptions or the compromise of security with respect to operating systems or portable electronic devices could subject the Company to regulatory sanctions, or other claims, harm the Company’s reputation, interrupt the Company’s operations, and adversely affect the Company’s business, results of operations, or financial condition.

52

Reinsurance subjects the Company to the credit risk of reinsurers and may not be adequate to protect against losses arising from ceded reinsurance

The collectibility of reinsurance recoverables is subject to uncertainty arising from a number of factors, including whether the insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of the reinsurance treaty or contract. The Company’s inability to collect a material recovery from a reinsurer could have a material adverse effect on profitability and financial condition.

The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition

The Company is exposed to various risks arising from natural disasters, including hurricanes, floods, earthquakes, tornadoes, and pandemic disease, caused by a virus such as H5N1 (the “Avian flu” virus), as well as man-made disasters, including acts of terrorism and military actions, which may adversely affect results of operations and financial condition, as follows:

Losses in the Company’s investment portfolio due to significant volatility in global financial markets or the failure of counterparties to perform.
Changes in the rate of lapses and surrenders of existing policies/contracts, as well as sales of new policies/contracts.
Reduced collectibility of reinsurance.
Disruption of the Company’s normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services.

While the Company has a business continuation and crisis management plan, there can be no assurance that the Company’s plan and insurance coverages would be effective in mitigating any negative effects on operations or profitability in the event of a disaster.

The occurrence of unidentified or unanticipated risks could negatively affect the Company’s business or result in losses

The Company has developed risk management policies and procedures and expects to continue to do so in the future. Nonetheless, the Company's policies and procedures to identify, monitor, and manage risks may not be fully effective. Many of the
Company's methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence, or other matters, that is publicly available or otherwise accessible to the Company. This

53

information may not always be accurate, complete, up-to-date, or properly evaluated.
Management of operational, legal, and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events.
These policies and procedures may not be fully effective.

Item 5. Other Information

(a)1. On August 10, 2007, the Company issued an extendable funding agreement to its parent, Lion Connecticut Holdings Inc. (“Lion”), upon receipt of a single deposit in the amount of $500.0 million. To fund the purchase of the funding agreement, Lion issued a promissory note to its indirect parent company, ING
Verzekeringen N.V. ("ING V"), which has been guaranteed by Lion’s immediate parent, ING America Insurance Holdings, Inc. (“ING AIH”). The
Company, Lion, ING AIH, and ING V are wholly-owned subsidiaries of ING
Groep N.V.

Under the terms of the funding agreement, the Company will pay Lion interest quarterly at the credited interest rate until maturity, and on the maturity date, the Company will pay Lion the single deposit and any accrued and unpaid interest. The credited interest rate shall be the three-month London Interbank
Offered Rate (“LIBOR”) plus 0.05%, and shall be reset quarterly. The maturity date of the funding agreement shall be August 10, 2009 or such later date to which the maturity date may be extended; provided, however, that the maturity date may not be extended beyond August 10, 2012.

This information would otherwise have been reported during the third fiscal quarter of 2007 on a current report on Form 8-K under the heading, “Item 1.01
Entry into a Material Definitive Agreement.”

(a)2. The Company and Directed Services LLC (“DSL”), an affiliate, are parties to a service agreement, effective January 1, 1994, as amended by a first amendment, effective March 7, 1995, (collectively, the “Service Agreement”)
by which the Company provides DSL with certain managerial and supervisory services, and DSL provides the Company with certain sales and marketing services. On August 9, 2007, the Company and DSL entered into a second amendment to the Service Agreement, which modifies the method for calculating the compensation owed to the Company for its provision of managerial and supervisory services to DSL. The second amendment provides that, effective July 31, 2007, DSL shall compensate the Company for the provision of managerial and supervisory services by paying the Company on a monthly basis an amount equal to the product of the Monthly Rate (as hereinafter defined) times the Monthly AUM (as hereinafter defined).
Monthly Rate is defined to mean for any month, the amount derived by dividing the net income earned by DSL from ING Investors Trust (“IIT”), an affiliate, for such month by the total average assets of IIT for such month.

54

Monthly AUM is defined to mean for any month, that portion of the total average assets of IIT for such month that is attributable to ING USA deposits.

DSL is a Delaware limited liability company registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940. DSL is an affiliate of the Company and serves as the investment adviser of IIT. IIT is an open-end management investment company that is organized as a Massachusetts business trust. Each of the Company and DSL are indirect wholly-owned subsidiaries of ING
Groep N.V.

This information would otherwise have been reported during the third fiscal quarter of 2007 on a current report on Form 8-K under the heading “Item 1.01
Entry into a Material Definitive Agreement.”

Item 6.

Exhibits

See Exhibit Index on pages 57-59 hereof.

55

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 9, 2007	ING USA Annuity and Life Insurance Company
(Date)	(Registrant)

By:	/s/	David A. Wheat

David A. Wheat
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

56

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated June 25, 2003, by and between USG
Annuity & Life Company, United Life & Annuity Insurance Company,
Equitable Life Insurance Company of Iowa and Golden American, incorporated by reference in Exhibit 99-8 in the Company’s Form 8K filed with the SEC on
January 2, 2004 (File No. 333-87270).

3.1	Restated Articles of Incorporation Providing for the Redomestication of Golden
American Life Insurance Company dated July 2 and 3, 2003, effective January
1, 2004, incorporated by reference to Company’s 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

3.2	Amendment to Articles of Incorporation Providing for the Name Change of
Golden American Life Insurance Company dated November 20, 2003, effective
January 1, 2004, incorporated by reference to the Company’s 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

3.3	Amendment to Articles of Incorporation Providing for the Change in Purpose
and Powers of ING USA Annuity and Life Insurance Company dated March 3 and 4, 2004, effective March 11, 2004, incorporated by reference to the
Company’s 10-Q, as filed with the SEC on May 17, 2004 (File No. 033-87270).

3.4	Amended and Restated By-Laws of ING USA Annuity and Life Insurance
Company effective January 1, 2005, incorporated by reference to the
Company’s Form 10-Q, as filed with the SEC on May 13, 2005 (File No. 033-
87270).

4.1	Single Premium Deferred Modified Guaranteed Annuity Contract, Single
Premium Deferred modified Guaranteed Annuity Master Contract, and Single
Premium Deferred Modified Guaranteed Annuity Certificate - Incorporated
herein by reference to Pre-Effective Amendment No. 1 to Registration
Statement on Form S-1 for Golden American Life Insurance Company as filed with the SEC on February 8, 2002 (File No. 333-67660).

4.2	Single Premium Deferred Modified Guaranteed Annuity Master Contract and
Single Premium Deferred Modified guaranteed Annuity Certificate –
Incorporated by reference to Post-Effective Amendment No. 1 to Registration
Statement on Form S-1 for Golden American Life Insurance Company, as filed with the SEC on September 13, 2000 (File No. 333-40596).

57

4.3 Individual Retirement Annuity Rider; Roth Individual Retirement Annuity
Rider; Simple Retirement Account Rider; and 403(b) Rider - Incorporated
herein by reference to Post-Effective Amendment No. 34 to Registration
Statement on Form N-4 for Golden American Life Insurance Company
Separate Account B, as filed with the SEC on April 15, 2003 (File No. 033-
23351).

4.4 403(b) Rider - Incorporated herein by reference to Initial Registration Statement on Form S-2 for Golden American Life Insurance Company, as filed with the
SEC on April 15, 2003 (File No. 333-104547).

4.5 Single Premium Deferred Equity Indexed Modified Guaranteed Annuity
Contract; Single Premium Deferred Modified Guaranteed Annuity Group
Master Contract; and Single Premium Deferred Equity Indexed Modified
Guaranteed Annuity Certificate, - Incorporated herein by reference to Pre-
Effective Amendment No. 1 to Registration Statement on Form S-2, as filed with the SEC on August 13, 2004 (File No. 333-116137).

4.6 Interest in Fixed Account I under Variable Annuity Contracts - Incorporated herein by reference to: Post-Effective Amendment No. 12 to Registration
Statement on Form N-4 for Golden American Life Insurance Company
Separate Account B, as filed with the Securities and Exchange Commission on
April 23, 1999 (File Nos. 033-59261, 811-5626); Incorporated by reference to
Post-Effective Amendment No. 3 to Registration Statement on Form N-4 for
Golden American life Insurance Company, as filed with the SEC on April 23,
1999 (File Nos. 333-28769, 811-5626); and Incorporated by reference to Pre-
Effective Amendment No. 1 to Registration statement on Form N-4 for Golden
American Life Insurance Company Separate Account B, as filed with the SEC on June 24, 2000 (File Nos. 333-33914, 811-5626).

4.7 Interests in Fixed Account II under Variable Annuity Contracts - Incorporated herein by reference to Post-Effective Amendment No. 7 to Registration
Statement on Form N-4 for Separate Account B of Golden American Life
Insurance Company as filed with the SEC on October 2, 2000 (File No. 333-
28679, 811-5626), Incorporated herein by reference to Post-Effective
Amendment No. 2 to Registration Statement on Form N-4 for Separate Account
B of Golden American Life Insurance Company as filed with the SEC on
October 2, 2000 (File No. 333-30180, 811-5626), Incorporated herein by reference to Post-Effective Amendment No. 5 to Registration Statement on
Form N-4 for Separate Account B of Golden American Life Insurance
Company as filed with the SEC on April 23, 1999 (File No. 333-28755, 811-
5626), Incorporated herein by reference to Post-Effective Amendment No. 1 to
Registration Statement on Form N-4 for Separate Account B of Golden
American Life Insurance Company as filed with the SEC on April 23, 1999
(File No. 333-66757, 811-5626), Incorporated herein by reference to Pre-

58

Effective Amendment No. 1 to Registration Statement on Form N-4 for
Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 26, 2001 (File No. 333-63692, 811-5626), Incorporated
herein by reference to Pre-Effective Amendment No. 1 to Registration
Statement on Form N-4 for Separate Account B of Golden American Life
Insurance Company as filed with the SEC on December 11, 2001 (File No.333-
70600, 811-5626), Incorporated by reference to Post-Effective Amendment No.
1 to Registration Statement on Form N-4 for Golden American Life Insurance
Company Separate Account B, as filed with the SEC on April 16, 2003 (File
No. 333-90516, 811-5626) and Incorporated by reference to Pre-Effective
Amendment No. 1 to Registration Statement on Form N-4 for Golden
American Life Insurance Company Separate Account B, as filed with the SEC on July 3, 2003 (File No. 333-101487, 811-5626).

4.8 Interest in the Guaranteed Account under Variable Annuity Contracts -
Incorporated herein by reference to Pre-Effective Amendment No. 1 to
Registration Statement on Form S-2 for Golden American Life Insurance
Company, as filed with the SEC on June 29, 2001 (File No. 333-57212).

12.	+ Computation of Ratio of Earnings to Fixed Charges, filed herewith.

31.1	+ Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley

Act of 2002.

31.2+	Certificate of Harry N. Stout pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1+	Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002.

32.2+	Certificate of Harry N. Stout pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

+ Filed herewith.

59

Exhibit 12

ING USA ANNUITY AND LIFE INSURANCE COMPANY COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO

		Six Months
		Ended
		June 30,
		2007	2006	2005	2004	2003	2002

	Earnings:
1.	Income (loss) before income taxes and
	cumulative effect of changes in
	accounting principles	$ 234.7	$ 276.6	$ 224.1	$ 173.6	$ 56.5	$ (176.3)

	Fixed Charges:
2.	Interest expense	15.0	30.3	29.6	5.1	8.2	8.5
3.	Interest factor on rental expense	2.9	6.5	8.0	5.0	5.3	5.4
4.	Interest credited to contractowners	492.9	980.8	946.5	903.6	896.7	794.0
5.	Net (undistributed) distributed
	income from equity investees	(6.6)	(1.7)	(1.6)	(1.8)	13.7	-

6.	Total fixed charges (2 + 3 + 4 + 5)	504.2	1,015.9	982.5	911.9	923.9	807.9
7.	Total fixed charges excluding interest
	credited to contractowners (6 - 4)	11.3	35.1	36.0	8.3	27.2	13.9

8.	Earnings and fixed charges (1 + 6)	738.9	1,292.5	1,206.6	1,085.5	980.4	631.6

9.	Earnings and fixed charges,
	excluding interest credited
	to contractowners (1 + 7)	246.0	311.7	260.1	181.9	83.7	(162.4)

	Ratios:
10. Earnings and fixed charges, to total
	fixed charges (8 / 6)	1.5	1.3	1.2	1.2	1.1	0.8
11. Earnings and fixed charges, excluding
	interest credited to contractowners
	to total fixed charges (9 / 7)	21.8	8.9	7.2	21.9	3.1	NM
12. Deficiency of earnings to fixed
	charges (6 - 8)*	$ -	$ -	$ -	$ -	$ -	$ 176.3

*Represents additional earnings that would be necessary to result in a one to one ratio of earnings to fixed charges.

NM - Not meaningful.

Exhibit 31.1

CERTIFICATION

I, David A. Wheat, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of ING USA Annuity and Life Insurance Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 9, 2007

By:	/s/	David A. Wheat

David A. Wheat
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Exhibit 31.2

CERTIFICATION

I, Harry N. Stout, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of ING USA Annuity and Life Insurance Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	August 9, 2007

By:	/s/	Harry N. Stout

Harry N. Stout
President
(Duly Authorized Officer and Principal Officer)

Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING USA Annuity and Life Insurance
Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s
Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange
Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2007	By:	/s/	David A. Wheat

(Date)			David A. Wheat
Executive Vice President and
Chief Financial Officer

Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING USA Annuity and Life Insurance
Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s
Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange
Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2007	By:	/s/	Harry N. Stout

(Date)			Harry N. Stout
President

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2006

Commission File Number: 333-133154, 333-133076, 333-133156, 333-133153, 333-133155, 333-133152

ING USA ANNUITY AND LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Iowa	41-0991508
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1475 Dunwoody Drive	19380-1478
West Chester, Pennsylvania	(Zip Code)
(Address of principal executive offices)
(610) 425-3400
(Registrant's telephone number, including area code)

Former name, former address and former fiscal year, if changed since last report
Securities registered pursuant to Section 12(b) of the Act:
Title: 4.50% Secured Medium Term Notes due 2010 of ING USA Global Funding Trust I
Name of exchange on which registered: New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes			No	…
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes		…	No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of
1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes No …

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. Yes No …

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of
“accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer …	Accelerated filer …	Non-accelerated filer
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).			Yes	…	No
State the aggregate market value of the voting and non-voting common equity held by non-affiliates: N/A
APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: 250,000 shares of
Common Stock, $10 par value, as of March 29, 2007, are authorized, issued, and outstanding, all of which were directly owned by Lion
Connecticut Holdings Inc.

NOTE: WHEREAS ING USA ANNUITY AND LIFE INSURANCE COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL
INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT
PURSUANT TO GENERAL INSTRUCTION I(2).

1

	ING USA Annuity and Life Insurance Company
	(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
	Annual Report on Form 10-K
	For the Year Ended December 31, 2006

TABLE OF CONTENTS

		PAGE
PART I

Item 1.	Business**	3
Item 1A.	Risk Factors	14
Item 1B.	Unresolved Staff Comments	22
Item 2.	Properties**	22
Item 3.	Legal Proceedings	22
Item 4.	Submission of Matters to a Vote of Security Holders*	22

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters
	and Issuer Purchases of Equity Securities	23
Item 6.	Selected Financial Data***	24
Item 7.	Management’s Narrative Analysis of the Results of Operations and
	Financial Condition**	25
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk	65
Item 8.	Financial Statements and Supplementary Data	70
Item 9.	Changes in and Disagreements With Accountants on Accounting and
	Financial Disclosure	130
Item 9A.	Controls and Procedures	130
Item 9B.	Other Information	130

PART III

Item 10.	Directors, Executive Officers, and Corporate Governance*	131
Item 11.	Executive Compensation*	131
Item 12.	Security Ownership of Certain Beneficial Owners and Management
	and Related Stockholder Matters*	131
Item 13.	Certain Relationships, Related Transactions, and Director Independence*	131
Item 14.	Principal Accounting Fees and Services	132

PART IV

Item 15.	Exhibits, Financial Statement Schedules	134

	Index to Financial Statement Schedules	141
	Signatures	145

*	Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

**	Item prepared in accordance with General Instruction I(2) of Form 10-K.

***	Although item may be omitted pursuant to General Instruction I(2) of Form 10-K, the Company has provided certain disclosure under this item.

2

PART I

Item 1. Business (Dollar amounts in millions, unless otherwise stated)

Organization of Business

ING USA Annuity and Life Insurance Company (“ING USA” or the “Company,” as
appropriate) is a stock life insurance company domiciled in the State of Iowa and provides financial products and services in the United States. ING USA is authorized to conduct its insurance business in all states, except New York, and in the District of
Columbia.

ING USA is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc.
(“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep
N.V. (“ING”). ING is a global financial services holding company based in The
Netherlands, with American Depository Shares listed on the New York Stock
Exchange under the symbol “ING”.

Description of Business

ING’s U.S.-based operations offer a broad range of life insurance, annuity, mutual fund, employee benefit, defined contribution, guaranteed investment, and funding agreement, contracts. For the year ended December 31, 2006, ING’s U.S.-based operations were ranked eleventh in sales of variable annuities according to data published by Morningstar, Inc. and sixth in sales of fixed annuities according to data published by LIMRA International Inc. (“LIMRA”), excluding structured settlements.
The Company serves as one of the primary vehicles through which ING’s U.S.-based operations write variable and fixed annuity business. According to LIMRA’s fourth quarter 2006 sales report on Stable Value and Funding Agreement products, ING’s
U.S.-based operations were ranked fourth in market share for funding agreement contracts, and ninth for traditional general account guaranteed investment contracts, in terms of total assets.

The Company offers various insurance products, including immediate and deferred variable and fixed annuities. The Company’s annuity products are distributed by national wirehouses, regional securities firms, independent National Association of
Securities Dealers, Inc. (“NASD”) firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. The Company’s primary annuity customers are retail consumers.

The Company also offers guaranteed investment contracts and funding agreements
(collectively referred to as “GICs”), sold primarily to institutional investors and corporate benefit plans. These products are marketed by home office personnel or through specialty insurance brokers.

3

See “Reserves” for a discussion of the Company’s reserves by product type. The Company has one operating segment, which offers the products described below.

Products and Services

Products offered by the Company include immediate and deferred variable and fixed annuities, designed to address customer needs for tax-advantaged savings, retirement needs, and wealth-protection concerns, and GICs.

Variable Annuities: The variable annuities offered by the Company are savings vehicles in which contractowner deposits are recorded and primarily maintained in separate accounts established by the Company and registered with the Securities and
Exchange Commission (“SEC”) as a unit investment trust. Unlike fixed annuities, variable annuity contractowners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death and living benefits (described below) under which it bears specific risks associated with these products.

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners. In general, investment income and investment gains and losses accrue directly to the separate accounts. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant under a contract, in shares of mutual funds managed by the Company or its affiliates or in other selected mutual funds not managed by the Company or its affiliates. Variable annuity deposits are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option into which the contractowner may allocate deposits. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner, including the value allocated to any fixed account, less fees and expenses. The Company offers investment options for its variable annuities covering a wide range of investment styles, including large, mid, and small cap equity funds, as well as fixed income alternatives. Many of the variable annuity contracts issued by the Company are combination contracts, offering both variable and fixed options under which some or all of the deposits may be allocated by the contractowner to a fixed account.

The Company’s major source of income from variable annuities is the base contract mortality, expense, and guaranteed death and living benefit rider fees charged to the contractowner, less the costs of administering the product and providing for the guaranteed death and living benefits.

4

The Company’s variable annuities offer one or more of the following guaranteed death and living benefits: Guaranteed Minimum Death Benefits (“GMDBs”):

  Standard - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.
  Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary (or quarterly) value of the variable annuity, adjusted for contract withdrawals.
  Rollup (7.0% or 5.5% Solution) - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7.0% or 5.5% per annum, adjusted for contract withdrawals, subject to a maximum cap on the rolled up amount. (The Company has discontinued this option for new sales.)
  Combo (Max 7) - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Ratchet or (2) Rollup.

For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31,
1999, the Company instituted an equity hedging program in lieu of reinsurance. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets.

At December 31, 2006 and 2005, the guaranteed value of these death benefits in excess of account values was estimated to be $2.2 billion and $2.5 billion, respectively, before reinsurance. The decrease was primarily driven by an increase in account values due to favorable equity performance in 2006.

At December 31, 2006, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.3 billion, of which $381.7 was projected to be covered by the Company’s equity hedging program. At December 31, 2005, the guaranteed value of minimum guaranteed death benefits in excess of account value, net of reinsurance, was estimated to be $1.4 billion, of which $591.9 was projected to be covered by the Company’s equity hedging program. As of December 31, 2006 and 2005, the Company recorded a liability of $139.7 and $112.8, respectively, net of reinsurance, representing the estimated net present value of the Company’s future obligation for guaranteed minimum death benefits in excess of account values. The liability increased mainly due to the accumulation of fees used to fund the reserve during 2006. The increase in liability was partially offset by the payment of claims in excess of account values and the release of reserves associated with favorable equity performance.

5

Guaranteed Living Benefits:

  Guaranteed Minimum Income Benefit (“GMIB”) - Guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary. This type of living benefit is the predominant selection in the Company’s sales of variable annuities.
  Guaranteed Minimum Withdrawal Benefit (“GMWB”) - Guarantees that annual withdrawals of up to 7.0% of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. The benefit has some reset and step-up features that may increase the guaranteed withdrawal amount in certain conditions. In addition, in 2005 the Company introduced a life-time withdrawal benefit option.
  Guaranteed Minimum Accumulation Benefit (“GMAB”) - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years, net of any contract withdrawals (GMAB10). In the past, the Company offered an alternative design that guaranteed the account value to be at least 200% of premiums paid by contractowners after 20 years (GMAB 20).

All living benefits are covered by the Company’s equity hedging program. The
Company does not seek hedge accounting treatment.

At December 31, 2006 and 2005, the guaranteed value of these living benefits in excess of account values was $227.9 and $288.4, respectively. The decrease was primarily driven by an increase in account values due to favorable equity market performance in 2006. As of December 31, 2006 and 2005, the Company recorded a liability of $76.1 and $70.3, respectively, representing the estimated net present value of its future obligation for living benefits in excess of account values. The liability increased mainly due to accumulation of fees used to fund the reserve during 2006, mitigated by favorable equity market performance.

Equity Hedging Program: In order to hedge equity risk associated with GMDBs and guaranteed living benefits, the Company enters into futures positions on various public market indices chosen to closely replicate contractowner variable fund returns.
The Company hedges economic risk using market consistent valuation techniques.
One aspect of the hedging program is designed to offset changes related to equity experience in the liability and to pay excess claims not covered by the contractowner account value. The Company also administers a hedging program that mitigates both equity risk and equity volatility risk associated with GMWBs issued in 2005. This hedge strategy involves purchasing put options in combination with entering into futures positions.

Other risks posed by market conditions, such as interest rate risk and the majority of the Company’s equity volatility risk, and risks posed by contractowner experience, such as surrender and mortality experience deviations, are not addressed by the hedging program. In addition, certain funds where there is no replicating market index and where hedging is not appropriate are excluded from the program.

6

For those risks addressed by the hedging program, the Company is exposed to the risk that the market indices will not adequately replicate actual contractowner variable fund growth. Any differences between actual results and the market indices results in income volatility.

Fixed Annuities: The fixed annuities offered by the Company are general account products and include single premium immediate, multi-year guaranteed, annual reset, and fixed indexed (“FIA”) annuities. Under these contracts, the principal amount is guaranteed, and for a specified time period, the Company credits interest to the contractowner accounts at a fixed interest rate, or, for an FIA, the greater of a fixed interest rate or a return based upon performance of Standard & Poor’s (“S&P”) 500 index and participation rates set by the Company. For accounting purposes, the equity return component of the FIA is considered an embedded derivative. See further discussion under “Reserves” below. The Company bears the investment risk because, while the Company credits contractowner accounts with a stated interest rate, the Company cannot be certain the investment income earned on the general account assets will exceed that rate.

S&P 500 call options are purchased and written to hedge equity risk associated with the FIA contracts. The FIA hedging program is limited to currently accruing liabilities resulting from participation rates, that have already been set, and measured using capital market valuation techniques. Future equity returns, which may be reflected in FIA credited rates beyond the current policy term, are not hedged.

The Company’s major source of income from fixed annuities is the spread between the investment income earned on the underlying general account assets and the interest rate credited to contractowner accounts.

Guaranteed Investments Contracts and Funding Agreements: The Company is also a provider of GICs issued to the stable value market and other institutional customers.
The Company may issue GICs to one or more special purpose vehicles, including the
ING USA Global Funding Trusts, which concurrently sell notes to institutional or retail investors in order to fund the purchase of GICs. The Company profits from the sale of
GICs by earning income in excess of the amount credited to the customer accounts, less the cost of administering the product. The Company bears the investment risk because, while the Company credits customer accounts with an interest rate based on a predetermined index, plus a spread or a fixed rate, the Company cannot be certain the investment income earned on the general account investments, less expenses will exceed that rate.

Other Insurance Products: Historically, the Company has provided interest-sensitive, traditional life insurance, and health insurance products. All health insurance has been ceded to other insurers and new policies are no longer written. The Company ceased the issuance of life insurance policies in 2001, and all life insurance business is currently in run-off. A certain portion of the assets held in the general account are dedicated to funding this block of business.

7

Strategy, Method of Distribution, and Principal Markets

The Company believes longer life expectancies, an aging population, and growing concern over the stability and availability of the Social Security system have made retirement planning a priority for many Americans. The target market for the
Company’s annuity products is primarily individuals, while the target market for GICs is primarily institutional investors and corporate benefit plans.

The principal distribution channels of the Company’s variable and fixed annuities include national wirehouses, regional securities firms, independent NASD firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. GICs are distributed primarily through direct sales by home office personnel or through specialty insurance brokers.

The Company markets its variable annuities primarily on the underlying guarantee features, positioning the product line as a risk management tool for clients and advisors.
Indexed annuities are marketed primarily based on underlying guarantee features coupled with consumer-friendly product designs offering the potential for equity market upside. The Company also offers fixed annuities offering a guaranteed interest rate or annuity payment suitable for clients seeking a stable return.

The Company also utilizes sales inducements as part of its distribution strategy for annuities. Sales inducements represent benefits paid to contractowners for a specified period, that are incremental to the amounts the Company credits on similar contracts and are higher than the contract’s expected ongoing crediting rates for periods after the inducement.

Effective January 2006, the Company discontinued its SmartDesign annuity products wholesaling team and redeployed resources into other channels, specifically the bank wholesaling and independent planner channels. The only distributor that produced
5.0% or more of 2006 annuity sales was the ING Advisors Network (a group of broker-
dealers affiliated with the Company), which produced approximately 14.0% of annuity sales.

The Company is not dependent upon any single customer and no single customer accounted for 10.0% or more of revenue in 2006.

Assets Under Management

A substantial portion of the Company’s fees, or other charges and margins, are based on general and separate account assets under management (“AUM”). General account AUM represents assets in which the Company bears the investment risk, while separate account AUM represents assets in which the contractowners bear the investment risk. AUM is principally affected by net deposits (i.e., annuity premiums and GIC deposits, less surrenders), investment performance (i.e., interest credited to contractowner accounts for fixed options or market performance for variable options), and contractowner retention. The general and separate account AUM was as follows at December 31, 2006 and 2005.

8

	December 31,
	2006	2005

Variable annuities	$ 38,801.6	$ 31,220.2

Fixed annuities	17,084.1	15,632.1

GICs	2,353.9	2,074.0

Other insurance products	1,316.0	1,346.2

Total	$ 59,555.6	$ 50,272.5

Competition

The competitive annuity market remains intense and is dominated by a number of large, highly-rated insurance companies. Increasing competition within the retirement savings business from traditional insurance carriers, as well as banks and mutual fund companies, offers consumers many choices. The Company’s annuity products compete in the annuity market principally on the basis of investment performance, product design, brand recognition, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation, and customer service.

The Company competes in the GIC market primarily on the basis of its capital markets, product structuring, and risk management expertise, as well as its brand recognition and financial strength ratings. Other competitors in this market include other life insurance companies, as well as banks and other financial institutions.

Reserves

The Company establishes and carries actuarially-determined reserves that are calculated to meet its future obligations. Generally, reserves are calculated using mortality and withdrawal rate assumptions based on relevant Company experience and are periodically reviewed against both industry standards and experience.
Changes in, or deviations from, the assumptions used can significantly affect the
Company’s reserve levels and related future operations.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts, universal and traditional life insurance contracts, and GICs.

Reserves for deferred annuity investment contracts and immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon. Reserve interest rates varied by product up to 7.8% for 2006 and up to 8.0% for 2005 and 2004.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rate, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity plan type, year of issue, and policy duration. For 2006, 2005, and 2004, reserve interest discount rates varied up to 8.0% .

9

Reserves for FIAs are computed in accordance with the Financial Accounting
Standards Board Statement of Financial Accounting Standards (“FAS”) No. 97,
“Accounting and Reporting by Insurance Enterprises for Certain Long-Duration
Contracts and for Realized Gains and Losses from the Sale of Investments” (“FAS
No. 97”) and FAS No. 133, “Accounting for Derivative Instruments and Hedging
Activities” (“FAS No. 133”). Accordingly, the aggregate initial liability is equal to the deposit received, plus a bonus, if applicable, and is split into a host component and an embedded derivative component. Thereafter, the host liability accumulates at a set interest rate, and the embedded derivative liability is recognized at fair value, with the change in fair value recorded in the Statement of Operations.

Reserves for universal life products are equal to cumulative deposits, less withdrawals and charges, plus credited interest thereon. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses, less the present value of future net premiums.

Under Statement of Position 03-1, “Accounting and Reporting by Insurance
Enterprises for Certain Nontraditional Long-Duration Contracts for Separate
Accounts” (“SOP 03-1”), the Company calculates additional liabilities (“SOP 03-1 reserves”) for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges and certain other fees. The SOP 03-1 reserve for such products recognizes the portion of contract assessments received in early years used to compensate the insurer for services provided in later years.

The Company calculates a benefit ratio for each block of business subject to SOP 03-
1, and calculates an SOP 03-1 reserve by accumulating amounts equal to the benefit ratio multiplied by the assessments for each period, reduced by excess death benefits during the period. The SOP 03-1 reserve is accumulated at interest rates using the contract-credited rate for the period. The calculated reserve includes a provision for universal life contracts with patterns of cost of insurance charges that produce expected gains from the insurance benefit function followed by losses from that function in later years.

The SOP 03-1 reserve for annuities with GMDBs is determined each period by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

The SOP 03-1 reserve for GMWBs with life contingent payouts and GMIBs is determined each period by estimating the expected value of the annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments.
The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if the actual experience or other evidence suggests that earlier assumptions should be revised.

10

GMABs and GMWBs without life contingent payouts are considered to be derivatives under FAS No. 133. The additional reserves for these guarantees are recognized at fair value through the Statements of Operations.

Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index, plus a spread or a fixed rate, established at the issue date of the contract.

As of December 31, 2006 and 2005, the Company’s life and annuity insurance reserves (general and separate account) and deposit-type funds were comprised of each type of the following products:

	2006		2005

	Reserves	% of Total	Reserves	% of Total

Variable annuity	$ 43,353.9	67.1%	$ 31,459.8	57.7%

Fixed annuity	15,287.5	23.7%	18,241.3	33.5%

GICs	4,603.8	7.1%	3,362.2	6.2%

Other insurance products	1,379.5	2.1%	1,424.8	2.6%

Total	$ 64,624.7	100.0%	$ 54,488.1	100.0%

Reinsurance Arrangements

The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses from its annuity and life insurance businesses. Reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the
Company’s primary liability as the direct insurer of the risks. Reinsurance treaties are structured as yearly renewable term, coinsurance, or modified coinsurance. All treaties for variable annuity and life products are closed for new business, including variable annuity guarantees, and the life business in force under those treaties is in run-off. Thus, the Company is currently not selecting new reinsurers. If in a position to select a reinsurer, the Company would primarily base its selection on the financial strength of the reinsurer.

The Company currently has a significant concentration of ceded reinsurance with its affiliate, Security Life of Denver Insurance Company (“Security Life”). The
Company has $2.2 billion of reinsurance related to GICs, $2.3 billion of reinsurance related to fixed annuities, and $16.0 of reinsurance related to universal life policies with Security Life, and has a minimal level of other reinsurance.

One of the main risks reinsured by the Company is the GMDBs on its variable annuity policies issued prior to January 1, 2000. For contracts issued after
December 31, 1999, the Company hedges its exposure due to these products. Other reinsurance contracts coinsure life, accident and health, and annuity businesses. The
Company continually monitors and evaluates the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Balance Sheets.

11

Investment Overview and Strategy

The Company’s investment strategy focuses on diversification by asset class. The
Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risks. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options and interest rate options embedded in collateralized mortgage obligations and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the Company.

The Company’s general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type’s objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio weighted average asset quality rating of A, based on S&P ratings classifications. The weighted average excludes mortgage loans, but includes mortgage-backed securities, which are reported with bonds.

The Company uses derivatives for hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. In addition, the Company uses credit default swaps to reduce the credit loss exposure with respect to certain assets that the Company owns, or to assume credit exposure on certain assets that the Company does not own. These credit default swaps are similar in credit risk to bonds of the named issuer, and allow the Company to gain access to a broader, more diversified pool of credit risks. See
“Liquidity and Capital Resources – Derivatives” for further discussion of the
Company’s use of derivatives.

Ratings

On August 23, 2005, S&P reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING’s primary U.S. insurance operating companies (“ING
U.S.”), including the Company. S&P also, on that date, affirmed the stable outlook on the core insurance operating companies. On February 9, 2005, S&P assigned its
A-1+ short-term counterparty credit rating to the Company. S&P noted that the

12

ratings are based on the Company’s status as a core member of ING U.S. There has been no change in S&P’s rating of ING U.S., including the Company, since that date.

On May 6, 2005, Moody’s Investor’s Service, Inc. (“Moody’s”) affirmed the financial strength rating of ING U.S., including the Company, of Aa3 (Excellent)
with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING.

On February 24, 2006, A.M. Best Company, Inc. (“A.M. Best”) reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while revising its outlook from negative to stable. A.M. Best also affirmed and assigned issuer credit ratings of aa- to the same entities. Concurrently, A.M. Best affirmed the debt ratings of aa- on the two funding agreement backed securities programs sponsored by ING USA and the notes issued thereunder.

Regulation

The Company’s operations are subject to comprehensive regulation throughout the
United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company’s operations and accounts are subject to examination at regular intervals by certain of these regulators.

ING USA is subject to the insurance laws of the state in which it is organized and of the other jurisdictions in which it transacts business. The primary regulator of the
Company’s insurance operations is the Division of Insurance for the State of Iowa.
Among other matters, these agencies may regulate trade practices, agent licensing, policy forms, underwriting and claims practices, minimum interest rate to be credited to fixed annuity contractowner accounts, and the maximum interest rates that can be charged on policy loans.

The SEC, NASD, and, to a lesser extent, the states, regulate sales and investment management activities and operations of the Company. Generally, the Company’s variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor, and Internal Revenue
Service also impact certain of the Company’s annuity, life insurance, and other investment products. These products may involve separate accounts and mutual funds registered under the Investment Company Act of 1940.

Insurance Holding Company Laws

A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company’s parent corporation.

13

Insurance Company Guaranty Fund Assessments

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Association and the amount of premiums written in each state. The Company has estimated this liability to be $12.7 and $15.0 as of December 31, 2006 and 2005, respectively. The Company has also recorded an asset of $5.3 and $5.6 as of December 31, 2006 and 2005, respectively, for future credits to premium taxes for assessments already paid.

For information regarding certain other potential regulatory changes relating to the
Company’s businesses, see Item 1A. Risk Factors.

Employees and Other Shared Services

The Company had 1,318 employees as of December 31, 2006, primarily focused on managing new business processing, product distribution, marketing, customer service, and product management for the Company and certain of its affiliates, as well as providing product development, actuarial, and finance services to the Company and certain of its affiliates. The Company also utilizes services provided by ING North
America Insurance Corporation and other affiliates. These services include underwriting, risk management, human resources, investment management, information technology, legal and compliance services, as well as other new business processing, actuarial, and finance related services. The affiliated companies are reimbursed for the Company’s use of various services and facilities under a variety of intercompany agreements.

Item 1A. Risk Factors

In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are described below.

Equity market volatility could negatively impact profitability and financial condition

The decline of the United States and international equity markets over an extended period of time may reduce the profitability and negatively affect the financial condition of the Company due to the following:

Sales of new contracts and profitability of in force variable annuity products that provide returns based on equities or equity indices may decrease, which results in a decrease in fees and profits earned on the accounts. The amount of fees the Company earns on variable annuity products is based on such account values.

14

The Company’s exposure under certain guarantees related to the equity markets may increase due to equity markets decline. As a result, the Company may need to increase reserves through a charge to earnings while at the same time receiving lower fees from such products.
The Company tries to minimize its exposure to guaranteed benefits by using reinsurance and other risk management strategies, including a hedging program.
For guaranteed minimum death benefits, the Company uses a combination of reinsurance and a hedging program to mitigate the risk; for guaranteed living benefits (GMIBs, GMWBs, GMABs) the Company uses a hedging program. If the Company is not successful in minimizing these risks, the Company’s future profitability may be negatively impacted. The factors that could cause the
Company to be unsuccessful in minimizing these risks would include, though not be limited to, the risk that reinsurers or derivative counterparties would be unable or unwilling to meet their contractual obligations; the risk that our other risk management strategies would not be effective; and the risk that unfavorable market changes would produce losses beyond what is covered by our risk management strategies.
If the Company’s expectations of future performance and profits decrease, it may be required to accelerate the amortization of deferred policy acquisition costs, decreasing profits.

Changes in interest rates could have a negative impact on profitability and financial condition

Changes in interest rates may negatively affect the Company’s attempts to maintain profitable margins between the amounts earned on its general account investments and the amounts paid under its annuity and insurance contracts.

As interest rates rise, fixed annuity contract surrenders and withdrawals may increase as contractowners seek higher returns. To raise the cash necessary to fund such surrenders and withdrawals, the Company may need to sell assets at capital losses.
An increase in contract surrenders and withdrawals may also require the Company to accelerate amortization of deferred policy acquisition costs relating to such contracts, further reducing profits.

As interest rates decline, borrowers may prepay or redeem mortgages and bonds with embedded call options that are owned as investments by the Company. This may force the Company to reinvest the proceeds at lower interest rates. In addition, many of the Company’s annuity products contain minimum interest rate guarantees that limit the Company’s ability to lower interest rates credited to contractowners in response to lower investment returns. A decrease in the difference between earned investment income and the interest credited to contractowners further reduces profits.
This decrease in profits may also require the Company to accelerate amortization of deferred policy acquisition costs.

15

The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners

The Company’s investment portfolio is subject to several risks, including the following:

An increase in defaults or delinquency in investment portfolios, including derivative contracts;
Greater difficulty selling privately placed and certain asset-backed fixed maturity securities and commercial mortgage loans at attractive prices and in a timely manner, as both are less liquid than publicly traded fixed maturity securities;
Borrower prepayment or redemption, prior to maturity, of mortgages that back mortgage-backed securities and bonds with embedded call options could force the Company to reinvest proceeds at lower interest rates;
An increase in environmental liability exposure from the Company’s commercial mortgage loan portfolio; and
Losses in the commercial mortgage loan portfolio as a result of economic downturns or natural disasters.

Changes in underwriting and actual experience could materially affect profitability

The Company prices its products based on long-term assumptions regarding investment returns, mortality, morbidity, persistency, and operating costs.
Management establishes target returns for each product based upon these factors and the average amount of regulatory and rating agency capital that the Company must hold to support in-force contracts. The Company monitors and manages pricing and sales mix to achieve target returns. Profitability from a new business emerges over a period of years, depending on the nature and life of the product, and is subject to variability, either positive or negative, as actual results may differ from pricing assumptions.

The Company’s profitability depends on the following:

Adequacy of investment margins;
Management of market and credit risks associated with investments;
Ability to maintain premiums and contract charges at a level adequate to cover mortality and morbidity benefits and contract administration expenses;
Adequacy of contract charges on variable contracts to cover the cost of product features;
Persistency of policies to ensure recovery of acquisition expenses; and
Management of operating costs and expenses within anticipated pricing allowances.

16

Changes in reserve estimates may reduce profitability

The Company establishes reserves based upon estimates of how much the Company will pay for future benefits and claims. The Company calculates reserves based on many assumptions and estimates including future investment yields, mortality, morbidity, policy terminations, and expenses. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain. The
Company periodically reviews the adequacy of reserves. The Company cannot, however, determine with precision the amounts that the Company will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. As a result, the Company would incur a charge to earnings in the quarter in which the reserves are increased.

A downgrade in the Company’s ratings may negatively affect profitability and financial condition

Ratings are an important factor in establishing the competitive position of insurance companies. A downgrade, or the potential for a downgrade, of any of the Company’s ratings may lead to lower margins and fee income as follows:

Increase in contract surrenders and withdrawals;
Termination of relationships with broker-dealers, banks, agents, wholesalers, and other distributors of products and services; and
Reduction of new annuity contract and guaranteed investment contract and funding agreement sales.

The Company cannot predict what actions rating organizations may take, or what actions it may be required to take in response to the actions of rating organizations, which could adversely affect the Company. Rating organizations assign ratings based upon several factors, including the following:

Statutory capital;
Risk of investment portfolio;
Economic trends affecting the financial services industry;
Changes in models and formulas used by rating organizations to assess the financial strength of a rated company;
Enterprise risk management; and
Other circumstances outside the rated company’s control.

The continued availability of capital may affect the ability to grow

The Company has, from time to time, required capital to increase its reserves associated with growth from product sales. Although the Company believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital required and available can vary due to a variety of circumstances that may not be predictable, foreseeable, or within its control. A lack of sufficient capital could hinder the Company’s ability to grow.

17

A loss of key product distribution relationships could materially affect sales

The Company distributes certain products under agreements with other members of the financial services industry that are not affiliated with the Company. Termination of one or more of these agreements due to, for example, a change in control of one of the distributors, could reduce sales.

Competition could negatively affect the ability to maintain or increase profitability

The insurance industry is intensely competitive. The Company competes based on factors including the following:

Name recognition and reputation; Service; Investment performance; Product features; Price; Perceived financial strength; and Claims paying and credit ratings

The Company’s competitors include insurers, broker-dealers, financial advisors, asset managers, and other financial institutions, which may, for example, have greater market share, offer a broader range of products, or have higher claims-paying or credit ratings than the Company.

In recent years, there has been substantial consolidation among companies in the financial services industry resulting in increased competition from large, well-
capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements.
Furthermore, larger competitors may lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. While the Company cannot predict the future level of consolidation, the Company expects consolidation to continue and perhaps accelerate in the future, increasing competitive pressure.

Changes in federal income tax law could make some products less attractive to contractowners and increase tax costs

The Economic Growth and Tax Relief Reconciliation Act of 2001 and the Jobs and
Growth Tax Relief Reconciliation Act of 2003 contain provisions that will, over time, significantly lower individual tax rates. This decrease will reduce the benefits of deferral on the build-up of value of annuities. Many of these provisions expire in
2008 and 2010. The Bush Administration, however, has proposed that many of the rate reductions and tax-favored savings initiatives be made permanent. Although the
Company cannot predict the overall effect on product sales, some of these tax law changes could hinder sales and result in the increased surrender of annuity contracts.

18

Litigation may adversely affect profitability and financial condition

The Company is, and may be in the future, subject to legal actions in the ordinary course of insurance, investment management, and other business operations. These legal actions may include proceedings relating to aspects of businesses and operations that are specific to the Company, and proceedings that are typical of the businesses in which the Company operates. Some of these proceedings may be brought on behalf of a class. Plaintiffs may seek large or indeterminate amounts of damage, including compensatory, liquidated, treble, and/or punitive damages. Given the large or indeterminate amounts sometimes sought, and the inherent unpredictability of litigation, it is possible that an adverse outcome could, from time to time, have an adverse effect on the Company’s reputation, results of operations, or cash flows, in particular quarterly or annual periods.

Changes in regulation in the United States and recent regulatory investigations may reduce profitability

The Company’s insurance and securities business is subject to comprehensive state and federal regulation and supervision throughout the United States. The primary purpose of state regulation is to protect contractowners, and not necessarily to protect creditors and investors. State insurance regulators, state attorneys general, the
National Association of Insurance Commissioners, the Securities and Exchange
Commission, and the National Association of Securities Dealers, Inc. continually reexamine existing laws and regulations and may impose changes in the future.
Changes in legislation and administrative policies, or new interpretations of existing laws, in areas such as employee benefit plan regulation, financial services regulation, and federal taxation, could lessen the competitive advantages of certain of the
Company’s products, result in the surrender of existing contracts and policies, increase costs, or reduce new product sales, thus reducing the Company’s profitability.

Since 2002, the insurance industry has become the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the financial services industries. These initiatives currently focus on areas such as:

Inappropriate trading of fund shares;
Revenue sharing and directed brokerage;
Sales and marketing practices;
Suitability;
Arrangements with service providers;
Pricing;
Compensation and sales incentives;
Potential conflicts of interest;
Potential anti-competitive activity;
Reinsurance;
Specific product types, including group annuities and indexed annuities; and
Adequacy of disclosure.

19

It is likely that the scope of these industry investigations will become broader before they conclude.

In some cases, this regulatory scrutiny has led to new proposed legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged, or has resulted in regulatory penalties, and litigation. At this time, the Company does not believe that any of this regulatory scrutiny will have a material adverse affect on it. The Company cannot, however, guarantee that new laws, regulations, and other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws and regulations, enforcement actions, or litigation, whether or not involving the Company, could influence the manner in which the Company distributes its products, cause significant harm to the Company’s reputation, and adversely impact profitability.

Company products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability

Company insurance and annuity products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of different governmental and self-
regulatory authorities, including state insurance regulators, state securities administrators, the Securities and Exchange Commission, the National Association of
Securities Dealers, and the Internal Revenue Service.

For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code.
Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex requirements could subject the
Company to administrative penalties imposed by a particular governmental or self-
regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company's reputation, interruption of the Company's operations, or adversely impact profitability.

A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition

The Company is highly dependent on automated systems to record and process
Company and contractowner transactions. The Company may experience a failure of its operating systems or a compromise of security due to technical system flaws, clerical or record-keeping errors, or tampering or manipulation of those systems by employees or unauthorized third parties. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft. The Company may also be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, epidemics,

20

computer viruses, and electrical/telecommunications outages). All of these risks are also applicable where the Company relies on outside vendors to provide services to it and its contractowners. Operating system failures or disruptions or the compromise of security with respect to operating systems or portable electronic devices could subject the Company to regulatory sanctions, or other claims, harm the Company’s reputation, interrupt the Company’s operations, and adversely affect the Company’s business, results of operations, or financial condition.

Reinsurance subjects the Company to the credit risk of reinsurers and may not be adequate to protect against losses arising from ceded reinsurance

The collectibility of reinsurance recoverables is subject to uncertainty arising from a number of factors, including whether the insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of the reinsurance treaty or contract. The Company’s inability to collect a material recovery from a reinsurer could have a material adverse effect on profitability and financial condition.

The occurrence of natural or man-made disasters may adversely affect the
Company’s results of operations and financial condition

The Company is exposed to various risks arising from natural disasters, including hurricanes, floods, earthquakes, tornadoes, and pandemic disease, caused by a virus such as H5N1 (the “Avian flu” virus), as well as man-made disasters, including acts of terrorism and military actions, which may adversely affect results of operations and financial condition, as follows:

Losses in the Company’s investment portfolio due to significant volatility in global financial markets or the failure of counterparties to perform.
Changes in the rate of lapses and surrenders of existing policies/contracts, as well as sales of new policies/contracts.
Reduced collectibility of reinsurance.
Disruption of the Company’s normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services.

While the Company has a business continuation and crisis management plan, there can be no assurance that the Company’s plan and insurance coverages would be effective in mitigating any negative effects on operations or profitability in the event of a disaster.

The occurrence of unidentified or unanticipated risks could negatively affect the Company’s business or result in losses

The Company has developed risk management policies and procedures and expects to continue to do so in the future. Nonetheless, the Company's policies and procedures to identify, monitor and manage risks may not be fully effective. Many of the
Company's methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these

21

methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

Item 1B. Unresolved Staff Comments

None.

Item 2.

Properties

The Company’s principal office is located at 1475 Dunwoody Drive, West Chester,
Pennsylvania, 19380-1478. The Company’s annuity operations and customer service center are located at 909 Locust Street, Des Moines, Iowa 50309. All Company
office space is leased or subleased by the Company or its other affiliates. The
Company pays substantially all expenses associated with its leased and subleased office properties. Affiliates within ING’s U.S. operations provide the Company with various management, finance, investment management, and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia
30327-4390. The affiliated companies are reimbursed for the Company’s use of these services and facilities under a variety of intercompany agreements.

Item 3.

Legal Proceedings

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Item 4. Submission of Matters to a Vote of Security Holders

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

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PART II Item 5.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

(Dollar amounts in millions, unless otherwise stated)

There is no public trading market for the Company’s common stock. All of the Company’s outstanding common stock is owned by its parent, Lion Connecticut Holdings Inc. (“Lion” or “Parent”), a Connecticut holding and management company. All of the outstanding common stock of Lion is owned by ING America Insurance Holdings, Inc., whose ultimate parent is ING Groep N.V.

The Company’s ability to pay dividends to its parent is subject to the prior approval of the Iowa Division of Insurance for payment of any dividend, which, when combined with other dividends paid within the preceding twelve months, exceeds the greater of (1) ten percent (10.0%) of the Company’s statutory surplus at the prior year end or (2) the Company’s prior year statutory net gain from operations.

During 2006, the Company paid $170.0 in a return of capital distribution to Lion. During 2005 and 2004, the Company did not pay any dividends or return of capital distributions on its common stock to Lion.

During 2006, the Company did not receive any capital contributions from Lion. During 2005 and 2004, the Company received capital contributions of $100.0 and $230.0, respectively, from Lion to support sales activities.

23

ING USA ANNUITY AND LIFE INSURANCE COMPANY
3-YEAR SUMMARY OF SELECTED FINANCIAL DATA

	2006	2005	2004
OPERATING RESULTS			
Net investment income	$ 1,156.4	$ 1,102.2	$ 1,121.5
Fee income	939.2	745.6	569.2
Premiums	20.5	21.8	21.8
Net realized capital losses	(90.4)	(2.9)	(49.5)
Total revenue	2,025.7	1,867.4	1,663.3
Interest credited and other benefits to contractowners	1,169.7	1,085.8	1,133.0
Amortization of deferred policy acquisition costs and value of business acquired	293.0	318.9	186.8
Income before cumulative effect of change in accounting principle	212.2	189.9	92.9
Cumulative effect of change in accounting principle, net of tax	-	-	(1.0)
Net income	212.2	189.9	91.9
FINANCIAL POSITION			
Total investments	$ 22,586.3	$ 21,454.6	$ 22,931.1
Assets held in separate accounts	37,928.3	30,262.8	24,746.7
Total assets	69,677.6	59,371.7	52,469.9
Future policy benefits and claims reserves	26,696.4	24,225.3	22,961.0
Notes to affiliates	435.0	435.0	435.0
Liabilities related to separate accounts	37,928.3	30,262.8	24,746.7
Total shareholder's equity	2,989.1	2,949.0	2,774.5
ASSETS UNDER MANAGEMENT			
Variable annuities	$ 38,801.6	$ 31,220.2	$ 25,847.0
Fixed annuities	17,084.1	15,632.1	17,160.2
Guaranteed investment contracts and funding agreements	2,353.9	2,074.0	1,797.4
Other insurance products	1,316.0	1,346.2	1,378.9
Total assets under management	$ 59,555.6	$ 50,272.5	$ 46,183.5

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Item 7. Management’s Narrative Analysis of the Results of Operations and Financial Condition (Dollar amounts in millions, unless otherwise stated)

Overview

The following narrative analysis presents a review of the results of operations of ING
USA Annuity and Life Insurance Company (“ING USA” or “the Company,” as
appropriate) for each of the three years ended December 31, 2006, 2005, and 2004, and financial condition as of December 31, 2006 and 2005. This item should be read in its entirety and in conjunction with the selected financial data, financial statements and related notes, and other supplemental data, which can be found under Part II,
Item 6. and Item 8. contained herein.

Forward-Looking Information/Risk Factors

In connection with the “safe harbor” provisions of the Private Securities Litigation
Reform Act of 1995, the Company cautions readers regarding certain forward-
looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and
Exchange Commission (“SEC”). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as “expect,”
“anticipate,” “believe,” or words of similar import, generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future levels of sales and redemptions of the Company’s products, investment spreads and yields, or the earnings and profitability of the Company’s activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments, including, but not limited to the following:

(1)	Equity market volatility could negatively impact profitability and financial condition;

(2)	Changes in interest rates could have a negative impact on profitability and financial condition;

(3)	The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners;

(4)	Changes in underwriting and actual experience could materially affect profitability;

(5)	Changes in reserve estimates may reduce profitability;

25

(6)	A downgrade in the Company’s ratings may negatively affect profitability and financial condition;

(7)	The continued availability of capital may affect the ability to grow;

(8)	A loss of key product distribution relationships could materially affect sales;

(9)	Competition could negatively affect the ability to maintain or increase profitability;

(10)	Changes in federal income tax law could make some products less attractive to contractowners and increase tax costs;

(11)	Litigation may adversely affect profitability and financial condition;

(12)	Changes in regulation in the United States and recent regulatory investigations may reduce profitability;

(13)	Company products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability;

(14)	A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition;

(15)	Reinsurance subjects the Company to the credit risk of reinsurers and may not be adequate to protect against losses arising from ceded reinsurance;

(16)	The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition; and

(17)	The occurrence of unidentified or unanticipated risks could negatively affect the Company’s business or result in losses.

Investors are also directed to consider the risks and uncertainties discussed in Items
1A., 7., and 7A. contained herein, as well as in other documents filed by the
Company with the SEC. Except as may be required by the federal securities laws, the
Company disclaims any obligation to update forward-looking information.

Basis of Presentation

The Company is a stock life insurance company domiciled in the State of Iowa and provides financial products and services in the United States. ING USA is authorized to conduct its insurance business in all states, except New York, and in the District of
Columbia.

ING USA is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc.
(“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep
N.V. (“ING”). ING is a global financial services holding company based in The
Netherlands, with American Depository Shares listed on the New York Stock
Exchange under the symbol “ING”.

The Company has one operating segment.

26

Critical Accounting Policies

General

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
reserves, valuation of investments and other-than-temporary impairments, valuation of derivative instruments, and amortization of deferred policy acquisition costs
(“DAC”) and value of business acquired (“VOBA”). In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

Reserves

The Company establishes and carries actuarially-determined reserves that are calculated to meet its future obligations. Generally, reserves are calculated using mortality and withdrawal rate assumptions based on relevant Company experience and are periodically reviewed against both industry standards and experience.
Changes in, or deviations from, the assumptions used can significantly affect the
Company’s reserve levels and related future operations.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts, universal and traditional life insurance contracts, and guaranteed investment contracts and funding agreements, collectively referred to as GICs.

Reserves for deferred annuity investment contracts and immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon. Reserve interest rates varied by product up to 7.8% for 2006 and up to 8.0% for 2005 and 2004.

27

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rate, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity plan type, year of issue, and policy duration. For 2006, 2005, and 2004, reserve interest discount rates varied up to 8.0% .

Reserves for fixed indexed annuities (“FIAs”) are computed in accordance with the
Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting
Standards (“FAS”) No. 97, “Accounting and Reporting by Insurance Enterprises for
Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of
Investments” (“FAS No. 97”) and FAS No. 133, “Accounting for Derivative
Instruments and Hedging Activities” (“FAS No. 133”). Accordingly, the aggregate initial liability is equal to the deposit received, plus a bonus, if applicable, and is split into a host component and an embedded derivative component. Thereafter, the host liability accumulates at a set interest rate, and the embedded derivative liability is recognized at fair value, with the change in fair value recorded in the Statement of
Operations.

Reserves for universal life products are equal to cumulative deposits, less withdrawals and charges, plus credited interest thereon. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses, less the present value of future net premiums.

Under Statement of Position 03-1, “Accounting and Reporting by Insurance
Enterprises for Certain Nontraditional Long-Duration Contracts for Separate
Accounts” (“SOP 03-1”), the Company calculates additional liabilities (“SOP 03-1 reserves”) for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges and certain other fees. The SOP 03-1 reserve recognized for such products is in addition to the liability previously held and recognizes the portion of contract assessments received in early years used to compensate the insurer for services provided in later years.

The Company calculates a benefit ratio for each block of business subject to SOP 03-
1, and calculates an SOP 03-1 reserve by accumulating amounts equal to the benefit ratio multiplied by the assessments for each period, reduced by excess death benefits during the period. The SOP 03-1 reserve is accumulated at interest rates using the contract-credited rate for the period. The calculated reserve includes a provision for universal life contracts with patterns of cost of insurance charges that produce expected gains from the insurance benefit function followed by losses from that function in later years.

The SOP 03-1 reserve for annuities with guaranteed minimum death benefits
(“GMDBs”) is determined each period by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

28

The SOP 03-1 reserve for guaranteed minimum withdrawals benefits (“GMWBs”)
with life contingent payouts and guaranteed minimum income benefits (“GMIBs”) is determined each period by estimating the expected value of the annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments.
The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if the actual experience or other evidence suggests that earlier assumptions should be revised.

Guaranteed minimum accumulation benefits (“GMABs”) and GMWBs without life contingent payouts are considered to be derivatives under FAS No. 133. The additional reserves for these guarantees are recognized at fair value through the
Statement of Operations.

Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index, plus a spread or a fixed rate, established at the issue date of the contract.

Valuation of Investments and Other-Than-Temporary Impairments

All of the Company’s fixed maturities and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized capital gains (losses) on these securities are recorded directly in
Shareholder’s equity, after adjustment for related changes in DAC, VOBA, and deferred income taxes.

The fair values for fixed maturities are largely determined by one of two pricing methods: published price quotations or valuation techniques with market inputs.
Security pricing is applied using a hierarchy or “waterfall” approach, whereby prices are first sought from published price quotations, including pricing services or broker-
dealer quotations. Published price quotations may be unavailable or deemed unreliable, due to a limited market, for securities that are rarely traded or are traded only in privately negotiated transactions. As such, fair values for the remaining securities, consisting primarily of privately placed bonds, are then determined using risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security.

The fair values for actively traded equity securities are based on quoted market prices.
For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

The fair values for short-term investments are based on quoted market prices.

See “Valuation of derivative instruments” for the techniques used to determine fair values of derivatives.

29

The following table identifies the fair value of fixed maturities and equity securities, available-for-sale, as well as short-term investments and derivatives by pricing sources as of December 31, 2006 and 2005.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between knowledgeable, unrelated willing parties. As such, the estimated fair value of a financial instrument may differ significantly from the amount that could be realized if the security was sold immediately.

The Company’s accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in Net realized capital gains (losses) equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

30

The evaluation of other-than-temporary impairments included in the Company’s general account is a quantitative and qualitative process, which is subject to risks and uncertainties, and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for recovery in fair value.

In addition, the Company invests in structured securities that meet the criteria of
Emerging Issues Task Force (“EITF”) Issue No. 99-20, “Recognition of Interest
Income and Impairment on Purchased and Retained Beneficial Interests in Securitized
Financial Assets” (“EITF 99-20”). Under EITF 99-20, a further determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as, credit risk and the possibility of significant prepayment risk that restricts the
Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

Valuation of Derivative Instruments

Derivative instruments are reported at fair value using the Company’s derivative accounting system. The system uses key financial data, such as yield curves, exchange rates, Standard and Poor’s (“S&P”) 500 Index prices, and London Inter
Bank Offered Rates, which are obtained from third party sources and uploaded into the system.

Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations. GMWBs without life contingent payouts and GMABs represent embedded derivative liabilities in annuity contracts that are required to be recorded separately from the host annuity contracts. The option component of an FIA also represents an embedded derivative. These embedded derivatives are carried at fair value based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior.

Amortization of Deferred Policy Acquisition Costs and Value of Business Acquired

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated profits embedded in the Company’s contracts.

31

FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-
accounts among bond funds and equity funds, as well as equity sector weightings.
Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of
DAC and VOBA balances, the Company performs quarterly and annual analyses of
DAC and VOBA for the annuity and life businesses, respectively. The DAC and
VOBA balances are also evaluated for recoverability.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued
reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised (“unlocking”) retroactively to the date of the policy or contract issuance.
The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, sustained decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

For interest rate and equity sensitivity and related effects on DAC and VOBA, see
Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

Results of Operations

Overview

Products offered by the Company include immediate and deferred variable and fixed annuities, designed to address customer needs for tax-advantaged savings, retirement needs, and wealth-protection concerns, and GICs, sold primarily to institutional investors and corporate benefit plans.

32

The Company derives its revenue mainly from (a) fee income generated on variable assets under management (“AUM”), (b) investment income earned on fixed AUM, and (c) certain other management fees. Fee income is primarily generated from separate account assets supporting variable options under variable annuity contract investments, as designated by contractowners. Investment income from fixed AUM is mainly generated from annuity products with fixed investment options. The
Company’s expenses primarily consist of (a) interest credited and other benefits to contractowners, (b) amortization of DAC and VOBA, (c) expenses related to the selling and servicing of the various products offered by the Company, and (d) other general business expenses.

Effective May 1, 2005, the Company entered into a coinsurance agreement with its affiliate, Security Life of Denver Insurance Company (“Security Life”). Under this agreement, the Company ceded $2.5 billion in account balances and transferred $2.7 billion in assets to Security Life.

Economic Analysis

The current economic environment presents challenges and opportunities for the
Company and the insurance industry. The Company’s sales and financial results continue to be affected by economic trends.

The equity market performance improved considerably in 2006 compared to 2005.
This improvement has presented opportunities for life insurers, as fee income from variable products has a direct correlation with equity market performance. Also, variable product demand has grown with consumer demand for equity investments.

Although interest rates decreased during the second half of 2006, an overall increase in interest rates during 2006 negatively impacted the fair value of the Company's fixed maturities portfolio and resulted in realized capital losses. In addition, the tightening of credit spreads in the market made it difficult to find attractive investments to match GIC liabilities. During the first two quarters of 2006, the market experienced a flat yield curve, with negligible extra yield on a 10-year bond versus a five-year bond. In the second half of 2006, however, the market experienced an inverted yield curve, with longer term bonds having a lower yield than shorter term bonds. Both the flat and inverted yield curves hurt the competitiveness of fixed annuities, as compared to other short-term instruments.

33

Year ended December 31, 2006 compared to year ended December 31, 2005

The Company’s results of operations for the year ended December 31, 2006, and changes therein, reflected positive product experience due to favorable equity market performance and increased AUM driven by the rise in sales of annuity products. This positive product experience, however, was partially offset by higher realized capital losses, due to increased interest rates, as well as higher operating expenses.

NM - Not meaningful. Revenues

Total revenue for the year ended December 31, 2006, increased mainly due to higher
Fee income and Net investment income. The increase was partially offset, however, by higher Net realized capital losses.

The increase in Fee income reflects a larger block of business in force, driven by an increase in net investment returns and new sales exceeding withdrawals and surrenders. The increase in Net investment income is the result of an increase in assets supporting average fixed AUM, due to strong sales of fixed indexed annuities.

34

The increase in Net realized capital losses for the year ended December 31, 2006, reflects higher losses on investments in fixed maturities, primarily driven by the increasing interest rate environment in 2006.

Benefits and Expenses

Total benefits and expenses for the year ended December 31, 2006, increased mainly due to higher Interest credited and other benefits to contractowners and Operating expenses, partially offset by the decrease in amortization of DAC and VOBA.

Interest credited and other benefits to contractowners increased due to (a) the increase in reserves on fixed indexed annuities, driven by higher AUM and improved equity market performance, and (b) the increase in interest credited on GICs, based on higher interest rates and AUM in 2006. These increases were partially offset by lower increase of guaranteed benefits reserves on variable annuities, mainly attributable to the favorable equity market performance in 2006.

Operating expenses increased for the year ended December 31, 2006 as a result of larger non-capitalized asset-based commissions and marketing expenses.

The Amortization of DAC and VOBA decreased primarily due to higher expected gross profits, which reflect revisions in prospective assumptions based on positive persistency experience and favorable equity market performance. The unlocking of assumptions resulted in deceleration of amortization of $62.4. This decrease was partially offset, however, by an increase in amortization driven by higher actual gross profits experienced in 2006.

Other expenses increased for the year ended December 31, 2006 due to the amortization of deferred negative ceding commission related to the coinsurance agreement with Security Life, which became effective in the second quarter of 2005.

Income Taxes

Income tax expense increased for the year ended December 31, 2006, primarily due to the Internal Revenue Service (“IRS”) audit settlement in the third quarter of 2005, which related to the Company's tax returns for the years 2000 and 2001. The provision for the year ended December 31, 2005, reflected non-recurring favorable adjustments, due to a reduction in the tax liability that was no longer deemed necessary based on the results of the IRS examination, monitoring the activities of the
IRS with respect to certain issues with other taxpayers, and the merits of the
Company's positions.

35

Year ended December 31, 2005 compared to year ended December 31, 2004

The Company’s results of operations for the year ended December 31, 2005, and changes therein, were primarily impacted by higher variable annuity AUM, changing equity market and interest rate conditions, portfolio realignment, rising expenses, declining investment yields, and the coinsurance agreement between the Company and Security Life. Equity market conditions during 2005 positively impacted the
Company, as increases in the equity markets increased the value of the Company’s average variable annuity AUM.

NM - Not meaningful. Revenues

Total revenue increased mainly due to higher Fee income and lower Net realized capital losses, partially offset by lower Net investment income. The increase in Fee income resulted from a $6.1 billion, 29.1% increase in average separate account variable AUM, driven by sales related to the Company’s variable annuity product lines and favorable equity market performance in late 2004 and 2005.

36

The decrease in Net realized capital losses is primarily due to a $56.6 decrease in realized losses on derivatives used to manage interest rate and equity risks associated with the Company’s annuity products. A gain of $47.9 from the transfer of investments to Security Life, related to the coinsurance agreement implemented in
May 2005, and a $9.5 decrease in other-than-temporary impairments, were offset by a
$63.0 decrease in realized gains on the sale, redemption, and maturity of fixed maturities. Realized gains decreased as a result of rising interest rates during the second half of 2005.

Net investment income decreased due to a decline in the Company’s investment yield and the transfer of $2.5 billion of investments to Security Life.

Benefits and Expenses

Total benefits and expenses increased mainly due to higher Amortization of DAC and
VOBA and Operating expenses. The increase in Amortization of DAC and VOBA is primarily related to an increase in variable annuity fee revenue. In addition, during
2005, the Company unlocked its long term separate account growth, mortality, persistency, duration, renewal rate, and withdrawal behavior assumptions underlying some variable and fixed annuity products. The unlocking of assumptions resulted in an acceleration of amortization of $7.3.

The decrease in Interest credited and other benefits to contractowners is mainly due to the transfer of $2.5 billion in account balances to Security Life. This decrease is partially offset by an increase in interest credited on GIC products, due to an increase in the average GIC AUM and higher interest crediting rates during 2005.

Operating expenses increased as a result of the growth of the variable annuity business, increased employee benefit costs, and strategic spending.

Interest expense also increased in 2005, mainly due to $25.4 in interest on the
Company’s $400.0 in surplus notes, issued on December 29, 2004.

Other expenses for 2005 include $14.2 in amortization of deferred negative ceding commission related to the fixed annuity coinsurance agreement between the Company and Security Life.

Income Taxes and Cumulative Effect of Change in Accounting Principle

The decrease in the effective tax rate is primarily due to an increase in the deduction allowed for dividends received relative to the change in income before taxes, as well as non-recurring favorable adjustments in the third quarter of 2005 relating to a 2000 and 2001 IRS audit settlement.

The Cumulative effect of change in accounting principle for 2004 reflects the
Company's adoption of SOP 03-1 and Technical Practice Aid 6300.05 – 6300.08
“Q&As Related to the Implementation of SOP 03-1, ‘Accounting and Reporting by
Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for
Separate Accounting’” (the “TPA”).

37

Financial Condition Investments Investment Strategy

The Company’s investment strategy focuses on diversification by asset class. The
Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risks. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options and interest rate options embedded in collateralized mortgage obligations and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the Company.

The Company’s general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type’s objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio weighted average asset quality rating of A, based on S&P ratings classifications. The weighted average excludes mortgage loans, but includes mortgage-backed securities, which are reported with bonds.

The Company uses derivatives for hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. In addition, the Company uses credit default swaps to reduce the credit loss exposure with respect to certain assets that the Company owns, or to assume credit exposure on certain assets that the Company does not own. These credit default swaps are similar in credit risk to bonds of the named issuer, and allow the Company to gains access to a broader, more diversified pool of credit risks. See
“Liquidity and Capital Resources – Derivatives” for further discussion of the
Company’s use of derivatives.

38

Portfolio Composition The following table presents the investment portfolio at December 31, 2006 and 2005.

Fixed Maturities Fixed maturities, available-for-sale, were as follows as of December 31, 2006.

		Gross	Gross
		Unrealized	Unrealized
	Amortized	Capital	Capital	Fair
	Cost	Gains	Losses	Value

Fixed maturities:

U.S. Treasuries	$ 276.9	$ 0.2	$ 1.4	$ 275.7
U.S. government agencies and authorities	220.9	0.6	2.2	219.3

State, municipalities, and political subdivisions	43.0	0.5	0.4	43.1

U.S. corporate securities:

Public utilities	1,324.5	21.1	17.8	1,327.8
Other corporate securities	5,138.6	50.3	49.7	5,139.2

Total U.S. corporate securities	6,463.1	71.4	67.5	6,467.0

Foreign securities(1):

Government	486.1	16.2	4.3	498.0
Other	2,843.9	32.3	46.6	2,829.6

Total foreign securities	3,330.0	48.5	50.9	3,327.6

Residential mortgage-backed securities	3,841.4	44.8	62.8	3,823.4
Commercial mortgage-backed securities	1,928.6	15.1	20.2	1,923.5

Other asset-backed securities	1,843.4	5.2	9.8	1,838.8

Total fixed maturities, including securities pledged	17,947.3	186.3	215.2	17,918.4
Less: securities pledged	875.5	2.4	13.9	864.0

Total fixed maturities	$ 17,071.8	$ 183.9	$ 201.3	$ 17,054.4

(1) Primarily U.S. dollar denominated.

39

Fixed maturities, available-for-sale, were as follows as of December 31, 2005.

It is management’s objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company’s portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was
AA- and A+ at December 31, 2006 and 2005, respectively. Ratings are calculated using a rating hierarchy that considers S&P, Moody’s Investor’s Service, Inc., and internal ratings.

40

Total fixed maturities by quality rating category, including securities pledged to creditors, were as follows at December 31, 2006 and 2005.

96.2% and 96.9% of the fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2006 and 2005, respectively.

Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

Total fixed maturities, including securities pledged to creditors, by market sector were as follows at December 31, 2006 and 2005.

	2006		2005

	Fair	% of	Fair	% of
	Value	Total	Value	Total

U.S. Treasuries	$ 275.7	1.6%	$ 144.8	0.9%
U.S. government agencies and authorities	219.3	1.2%	328.6	1.9%

U.S. corporate, states, and municipalities	6,510.1	36.3%	6,719.7	39.5%
Foreign	3,327.6	18.6%	2,916.8	17.1%

Residential mortgage-backed	3,823.4	21.3%	3,903.0	22.9%
Commercial mortgage-backed	1,923.5	10.7%	1,307.3	7.7%

Other asset-backed	1,838.8	10.3%	1,711.1	10.0%

Total	$ 17,918.4	100.0%	$ 17,031.3	100.0%

41

The amortized cost and fair value of fixed maturities as of December 31, 2006, are shown below by contractual maturity. Actual maturities may differ from contractual maturities as securities may be restructured, called, or prepaid.

	Amortized	Fair
	Cost	Value

Due to mature:

One year or less	$ 426.8	$ 425.1
After one year through five years	4,547.0	4,541.1

After five years through ten years	3,918.9	3,905.2
After ten years	1,441.2	1,461.3

Mortgage-backed securities	5,770.0	5,746.9
Other asset-backed securities	1,843.4	1,838.8

Less: securities pledged	875.5	864.0
Fixed maturities, excluding securities pledged	$ 17,071.8	$ 17,054.4

The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of
10.0% of the Company’s shareholder’s equity at December 31, 2006 or 2005.

The Company does not have any significant exposure to subprime mortgage loans.
The only exposure, if any, would arise from the Company's investment in mortgage-
backed securities. These securities are primarily agency-backed and are highly rated.
The average rating was AAA at December 31, 2006.

At December 31, 2006 and 2005, fixed maturities with fair values of $10.7 and $11.7, respectively, were on deposit as required by regulatory authorities.

The Company has various categories of collateralized mortgage obligations
(“CMOs”) that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the prepayment of principal from the underlying mortgages, either earlier or later than originally anticipated. At December 31, 2006 and 2005, approximately 1.4% and 1.2%, respectively, of the Company’s CMO holdings were invested in types of CMOs which are subject to more prepayment and extension risk than traditional CMOs, such as interest-only or principal-only strips.

The Company is a member of the Federal Home Loan Bank of Des Moines (“FHLB”)
and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2006 and 2005, the Company had $226.7 and $126.1,
respectively, in non-putable funding agreements, including accrued interest, issued to
FHLB. At December 31, 2006 and 2005, assets with a carrying value of approximately $703.0 and $159.4, respectively, collateralized the funding agreements issued to the FHLB. Assets pledged to the FHLB are included in Fixed maturities, available-for-sale, in the Balance Sheets.

42

Mortgage Loans on Real Estate

Mortgage loans on real estate, primarily commercial mortgage loans, totaled $3,687.6 and $3,766.8 at December 31, 2006 and 2005, respectively. These loans are reported at amortized cost, less impairment write-downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down charged to Net realized capital gains (losses). At
December 31, 2006 and 2005, the Company had no allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of 19.9% and
19.5% of properties in California at December 31, 2006 and 2005, respectively.

Unrealized Capital Losses

Fixed maturities, including securities pledged to creditors, comprise 79.3% and
79.4% of the Company’s total investment portfolio at December 31, 2006 and 2005, respectively. Unrealized capital losses related to fixed maturities are analyzed in detail in the following tables.

Unrealized capital losses in fixed maturities, including securities pledged to creditors, for Investment Grade (“IG”) and Below Investment Grade (“BIG”) securities by duration were as follows at December 31, 2006 and 2005.

43

Unrealized losses in fixed maturities at December 31, 2006 and 2005, were primarily related to interest rate movement, or spread widening, and to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S.
government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged to creditors, in unrealized capital loss positions at December 31, 2006 and 2005.

	Less than	More than
	Six Months	Six Months and	More than	Total
	Below	less than Twelve	Twelve Months	Unrealized
	Amortized	Months Below	Below	Capital
2006	Cost	Amortized Cost	Amortized Cost	Losses

Interest rate or spread widening	$ 12.8	$ 6.2	$ 103.4	$ 122.4

Mortgage and other asset-backed
securities	14.6	5.6	72.6	92.8

Total unrealized capital losses	$ 27.4	$ 11.8	$ 176.0	$ 215.2

Fair value	$ 3,095.9	$ 905.9	$ 6,026.5	$ 10,028.3

2005

Interest rate or spread widening	$ 45.4	$ 32.3	$ 48.7	$ 126.4

Mortgage and other asset-backed
securities	47.5	29.7	32.3	109.5

Total unrealized capital losses	$ 92.9	$ 62.0	$ 81.0	$ 235.9

Fair value	$ 5,745.3	$ 2,266.9	$ 2,243.0	$ 10,255.2

44

Unrealized capital losses in fixed maturities, including securities pledged to creditors, by market sector and duration were as follows at December 31, 2006 and 2005.

Of the unrealized losses aged more than twelve months, the average market value of the related fixed maturities was 97.2% of the average book value as of December 31,
2006. In addition, this category includes 1,119 securities, which have an average quality rating of AA-. No other-than-temporary impairment loss was considered necessary for these fixed maturities as of December 31, 2006.

Other-Than-Temporary Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below amortized cost basis.
Management considers the length of time and the extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, interest rate changes, and the Company’s intent to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the

45

contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in asset-backed securities. Determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as credit risk and the possibility of significant prepayment risk that restricts the
Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is recorded in Net realized capital gains (losses).

The following table identifies the Company’s other-than-temporary impairments by type for the years ended December 31, 2006, 2005, and 2004.

	2006		2005		2004

		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ 0.1	1	$ 0.1	1	$ -	-
U.S. corporate	15.8	63	3.0	12	-	-

Foreign	3.5	13	0.1	1	8.5	4
Residential mortgage-backed	12.7	68	16.4	86	9.1	88

Commercial mortgage-backed	-	-	1.2	1	-	-
Other asset-backed	1.2	2	0.5	2	11.5	6

Limited partnerships	0.5	2	0.5	1	2.2	1
Total	$ 33.8	149	$ 21.8	104	$ 31.3	99

The above schedule includes $11.5, $18.7, and $31.3, in other-than-temporary write-
downs for the years ended December 31, 2006, 2005, and 2004, respectively, related to the analysis of credit risk and the possibility of significant prepayment risk. The remaining $22.3 and $3.1 in write-downs for the years ended December 31, 2006 and
2005, respectively, are related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value, based upon the requirements of FASB Staff Position (“FSP”) FAS No. 115-1 “The Meaning
of Other-Than-Temporary Impairment and its Application to Certain Investments”
(“FSP FAS No. 115-1”). The following table summarizes these write-downs by type for the years ended December 31, 2006 and 2005.

	2006		2005

		No. of		No. of
	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ 0.1	1	$ 0.1	1
U.S. corporate	15.8	63	2.6	11

Foreign	3.5	13	-	-
Residential mortgage-backed	1.7	4	0.4	1

Other asset-backed	1.2	2	-	-

Total	$ 22.3	83	$ 3.1	13

46

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the
Company’s previous intent to continue holding a security.

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale, and redemption, as well as losses incurred due to the other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investments on disposal is determined based on specific identification of securities using the first-in, first-out method. Net realized capital gains (losses) on investments were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004

Fixed maturities, available-for-sale	$ (43.8)	$ 45.4	$ 51.0
Equity securities, available-for-sale	0.9	0.2	6.4

Derivatives	(48.2)	(48.3)	(104.9)
Other	0.7	(0.2)	(2.0)

Net realized capital losses	$ (90.4)	$ (2.9)	$ (49.5)

After-tax net realized capital losses	$ (58.8)	$ (1.9)	$ (32.2)

The increase in net realized capital losses for the year ended December 31, 2006, reflects higher losses on investments in fixed maturities. The losses on fixed maturities were primarily driven by the interest rate environment, which generally increased during 2006. The net losses on fixed maturities were partially offset by a related decrease in the amortization of DAC and VOBA.

Liquidity and Capital Resources

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

Sources and Uses of Liquidity

The Company’s principal sources of liquidity are annuity product charges, GIC deposits, investment income, proceeds from the maturing and sale of investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, payments under guaranteed death and living benefits, investment purchases, repayment of debt, and contract maturities, withdrawals, and surrenders.

47

The Company’s liquidity position is managed by maintaining adequate levels of liquid assets, such as cash, cash equivalents, and short-term investments.
Asset/liability management is integrated into many aspects of the Company’s operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death and living benefits included in these contracts.

The fixed account liabilities are supported by a general account portfolio, principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This strategy enables the
Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

Liquidity and Capital Resources

Additional sources of liquidity include borrowing facilities to meet short-term cash requirements that arise in the ordinary course of business. The Company maintains the following agreements:

A reciprocal loan agreement with ING America Insurance Holdings, Inc. (“ING
AIH”), an affiliate, whereby either party can borrow from the other up to 3.0%
of the Company’s statutory admitted assets as of the prior December 31. The
Company had no amounts outstanding with ING AIH under the reciprocal loan agreement as of December 31, 2006. The Company had $45.0 receivable from
ING AIH as of December 31, 2005.
A $100.0 uncommitted, perpetual revolving note facility with the Bank of New
York. At December 31, 2006 and 2005, the Company had no amounts outstanding under the revolving note facility.
A $75.0 uncommitted line-of-credit agreement with PNC Bank, effective
December 19, 2005. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of
$75.0. As of December 31, 2006 and 2005, the Company had no amounts outstanding under the line-of-credit agreement.
A $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken
AB (Publ.), effective June 2, 2006. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. As of December 31, 2006, the Company had no
amounts outstanding under the line-of-credit agreement.

48

Management believes that these sources of liquidity are adequate to meet the
Company’s short-term cash obligations.

The Company is a member of the FHLB and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2006 and 2005, the Company had $226.7 and $126.1, respectively, in non-putable funding agreements, including accrued interest, issued to FHLB. At December 31, 2006 and
2005, assets with a carrying value of approximately $703.0 and $159.4, respectively, collateralized the funding agreements issued to the FHLB. Assets pledged to the
FHLB are included in Fixed maturities, available-for-sale, on the Balance Sheets.

Capital Contributions and Distributions

During 2006, the Company did not receive any capital contributions from Lion. During
2005 and 2004, the Company received capital contributions of $100.0 and $230.0, respectively, from its parent to support sales activities.

During 2006, the Company paid $170.0 in a return of capital distribution to its parent.
During 2005 and 2004, the Company did not pay any dividends or return of capital distributions on its common stock to its parent.

Separate Accounts

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds that are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

Variable annuity deposits are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option into which the contractowner may allocate premiums. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner (including the value allocated to any fixed account), less fees and expenses. The Company offers investment options for its variable annuity contracts covering a wide range of investment styles, including large, mid, and small cap equity funds, as well as fixed income alternatives. Therefore, unlike fixed annuities, under variable annuity contracts, contractowners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death and living benefits (described below) under which it bears specific risks associated with these benefits. Many of the variable annuity contracts issued by the Company are combination contracts offering both variable and

49

fixed options under which some or all of the deposits may be allocated by the contractowner to a fixed account available under the contract.

The Company’s major source of income from variable annuities is the base contract mortality fees, expense fees, and guaranteed death and living benefit rider fees charged to the contractowner, less the cost of administering the product, as well as the cost of providing for the guaranteed death and living benefits.

Minimum Guarantees

Variable annuity contracts containing minimum guaranteed death and living benefits expose the Company to equity risk. A decrease in the equity markets may cause a decrease in the account values, thereby increasing the possibility that the Company may be required to pay amounts to contractowners due to guaranteed death and living benefits. An increase in the value of the equity markets may increase account values for these contracts, thereby decreasing the Company’s risk associated with guaranteed death and living benefits.

The Company’s variable annuities offer one or more of the following guaranteed death and living benefits:

Guaranteed Minimum Death Benefits:

Standard - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.
Ratchet - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary (or quarterly) value of the variable annuity, adjusted for contract withdrawals.
Rollup (7.0% or 5.5% Solution) - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7.0% or 5.5% per annum, adjusted for contract withdrawals, subject to a maximum cap on the rolled up amount. (The
Company has discontinued this option for new sales.)
Combo (Max 7) - Guarantees that, upon the death of the annuitant, the death benefit will be no less than the greater of (1) Ratchet or (2) Rollup.

For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31,
1999, the Company instituted an equity hedging program in lieu of reinsurance. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets.

At December 31, 2006 and 2005, the guaranteed value of these death benefits in excess of account values was estimated to be $2.2 billion and $2.5 billion, respectively, before reinsurance. The decrease was primarily driven by an increase in account values due to favorable equity market performance in 2006.

50

At December 31, 2006, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.3 billion, of which $381.7 was projected to be covered by the Company’s equity hedging program. At December 31, 2005, the guaranteed value of minimum guaranteed death benefits in excess of account value, net of reinsurance, was estimated to be $1.4 billion, of which $591.9 was projected to be covered by the Company’s equity hedging program. As of December 31, 2006 and 2005, the Company recorded a liability of $139.7 and $112.8, respectively, net of reinsurance, representing the estimated net present value of the Company’s future obligation for guaranteed minimum death benefits in excess of account values. The liability increased mainly due to the accumulation of fees used to fund the reserve during 2006. The increase in liability was partially offset by the payment of claims in excess of account values and release of reserve associated with favorable equity performance.

Guaranteed Living Benefits:

Guaranteed Minimum Income Benefit - Guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary.
This type of living benefit is the predominant selection in the Company’s sales of variable annuities.
Guaranteed Minimum Withdrawal Benefit - Guarantees that annual withdrawals of up to 7.0% of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. The benefit has some reset and step-up features that may increase the guaranteed withdrawal amount in certain conditions. In addition, in 2005 the Company introduced a life-time withdrawal benefit option.
Guaranteed Minimum Accumulation Benefit - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years, net of any contract withdrawals (GMAB10). In the past, the Company offered an alternative design that guaranteed the account value to be at least
200% of premiums paid by contractowners after 20 years (GMAB 20).

All living benefits are covered by the Company’s equity hedging program. The
Company does not seek hedge accounting treatment.

At December 31, 2006 and 2005, the guaranteed value of these living benefits in excess of account values was $227.9 and $288.4, respectively. The decrease was primarily driven by an increase in account values on account of favorable equity market performance in 2006. As of December 31, 2006 and 2005, the Company
recorded a liability of $76.1 and $70.3, respectively, representing the estimated net present value of its future obligation for living benefits in excess of account values.
The liability increased mainly due to the accumulation of fees used to fund the reserve during 2006, mitigated by favorable equity market performance.

51

Equity Hedging Program: In order to hedge equity risk associated with GMDBs and guaranteed living benefits, the Company enters into futures positions on various public market indices chosen to closely replicate contractowner variable fund returns.
The Company hedges economic risk using market consistent valuation techniques.
One aspect of the hedging program is designed to offset changes related to equity experience in the liability and to pay excess claims not covered by the contractowner account value. The Company also administers a hedging program that mitigates both equity risk and equity volatility risk associated with GMWBs issued in 2005. This hedge strategy involves purchasing put options in combination with entering into futures positions.

Other risks posed by market conditions, such as interest rate risk and the majority of the Company’s equity volatility risk, and risks posed by contractowner experience, such as surrender and mortality experience deviations, are not addressed by the hedging program. In addition, certain funds where there is no replicating market index and where hedging is not appropriate are excluded from the program.

For those risks addressed by the hedging program, the Company is exposed to the risk that the market indices will not adequately replicate actual contractowner variable fund growth. Any differences between actual results and the market indices results in income volatility.

Fixed Indexed Annuities

The crediting mechanism for FIAs exposes the Company to changes in the equity market (“S&P 500”). Under these contracts, the Company credits interest to the contractowner accounts at the greater of a fixed interest rate or a return, based upon performance of a specified equity index. The Company bears the investment risk as the Company credits contractowner accounts with a stated interest rate, but cannot be certain that the investment income earned on the general account assets will exceed that rate. For accounting purposes, the equity return component of the FIA is considered an embedded derivative. See Critical Accounting Policies “Reserves” for further discussion.

S&P 500 call options are purchased and written to hedge equity risk associated with the FIA contracts. The FIA hedging program is limited to currently accruing liabilities resulting from participation rates, that have already been set, and measured using capital market valuation techniques. Future equity returns, which may be reflected in FIA credited rates beyond the current policy term, are not hedged.

Derivatives

The Company’s use of derivatives is limited mainly to hedging purposes to reduce the
Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company has not historically sought hedge accounting treatment.

52

The Company enters into interest rate, equity market, credit default, total return, and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held, or to assume or reduce credit exposure associated with a referenced asset, index, or pool. The Company also purchases options and futures on equity indices to reduce and manage risks associated with its annuity products. Open derivative contracts are reported as either Other investments or Other liabilities, as appropriate, on the Balance Sheets. Changes in the fair value of such derivatives are recorded in Net realized capital gains (losses) in the
Statements of Operations.

The Company also has investments in certain fixed maturity instruments, and has issued certain retail annuity products, that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads.

Embedded derivatives within fixed maturity instruments are included in Fixed maturities, available-for-sale, on the Balance Sheets, and changes in fair value are recorded in Net realized capital gains (losses) in the Statements of Operations.

Embedded derivatives within retail annuity products are included in Future policy benefits and claims reserves on the Balance Sheets, and changes in the fair value are recorded in Interest credited and other benefits to contractowners in the Statements of
Operations.

Deposits and Reinsurance Recoverable

The Company utilizes reinsurance agreements to reduce its exposure to large losses in most aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Balance Sheets.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

53

At December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $537.9, $143.2 of which was with related parties. At December 31, 2005, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $456.1, $77.2 of which was with related parties. During 2006 and 2005, $32.4 and $32.8, respectively, was funded to related parties under these commitments.

The Company has various credit default swaps to assume credit exposure for certain assets that the Company does not own. Credit default swaps involve a transfer of credit risk from one party to another in exchange for periodic payments. In the event of a default on the underlying credit exposure, the Company will either receive an additional payment (purchased credit protection) or will be required to make an additional payment (sold credit protection) equal to the notional value of the swap contract. At December 31, 2006, the fair value of credit default swaps of $0.6 and
$0.7 was included in Other investments and Other liabilities, respectively, on the
Balance Sheet. At December 31, 2005, the fair value of credit default swaps of $0.1 and $0.4 was included in Other investments and Other liabilities, respectively, on the
Balance Sheet. As of December 2006, the maximum potential future exposure to the
Company on the sale of credit protection under the credit default swaps was $119.8.

The Company owns 3-year credit-linked note arrangements, whereby the Company agrees to reimburse the guaranteed parties upon payment default of the referenced obligation. Upon such default, the Company reimburses the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can then seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of
December 31, 2006, the maximum potential future exposure to the Company under the guarantees was $44.5.

As of December 31, 2006, the Company had certain contractual obligations due over a period of time as summarized in the following table.

		Payments Due by Period

		Less than			More than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years

Long-term debt(1)	$ 1,210.1	$ 28.2	$ 56.4	$ 56.3	$ 1,069.2
Operating lease obligations(2)	65.1	8.2	16.1	11.7	29.1

Purchase obligations(3)	537.9	537.9	-	-	-
Reserves for insurance obligations(4)	80,864.5	7,443.5	14,887.2	16,064.1	42,469.7

Pension obligations(5)	12.6	0.7	1.7	2.3	7.9

Total	$ 82,690.2	$ 8,018.5	$ 14,961.4	$ 16,134.4	$ 43,575.9

(1) Long-term debt, including interest, consists of the following:

A surplus note in the principal amount of $35.0, and the related interest payable with its affiliate, Security Life. As of December 31, 2006, the outstanding principal, interest rate, and maturity date, of the surplus note were $35.0, 7.98%, and December 7, 2029, respectively.

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Surplus notes in the aggregate principal amount of $400.0 and the related interest payable, with its affiliates, ING Life Insurance and Annuity
Company, ReliaStar Life Insurance Company, and Security Life of
Denver International, Limited. As of December 31, 2006, the aggregate amount of outstanding principal, interest rate, and maturity date, of these surplus notes were $400.0, 6.26%, and December 29, 2034, respectively.

(2)	Operating lease obligations relate to the rental of office space under various non-cancelable operating lease agreements, the longest term of which expires in 2017.

(3)	Purchase obligations consist primarily of outstanding commitments under limited partnerships that may occur any time within the term of the partnership.

The exact timing of funding these commitments, however, cannot be estimated. Therefore, the total amount of the commitments is included in the category “Less than 1 Year.”

(4)	Reserves for insurance obligations consist of amounts required to meet the Company’s future obligations under its variable annuity, fixed annuity, GIC, and other insurance products.

(5)	Pension obligations consist of actuarially-determined pension obligations, contribution matching obligations, and other supplemental retirement and insurance obligations, under various benefit plans.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements to increase its return on investments and improve liquidity.
These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the offsetting collateral liability is included in
Borrowed money on the Balance Sheets. At December 31, 2006 and 2005, the
carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $765.7 and $808.0, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in Securities pledged on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $769.6 and $806.3 at December 31, 2006 and 2005, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in Borrowed money on the Balance Sheets.

The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. At December 31, 2006 and 2005, the carrying value of the securities in reverse repurchase agreements was $16.4 and $15.3, respectively. Reverse

55

repurchase agreements are included in Cash and cash equivalents on the Balance
Sheets.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The
Company’s exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was immaterial at December 31, 2006. The Company believes the counterparties to the dollar roll, repurchase, and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company’s guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

Risk-Based Capital

The National Association of Insurance Commissioners (“NAIC”) risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company’s operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The
Company has complied with the NAIC’s risk-based capital reporting requirements.
Amounts reported indicate that, as of December 31, 2006, the Company has total adjusted capital above all required capital levels.

Recently Adopted Accounting Standards

(See the Organization and Significant Accounting Policies footnote to the financial statements for further information.)

Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued FAS No. 158, “Employers' Accounting for
Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB
Statements No. 87, 88, 106, and 132R” (“FAS No. 158”). FAS No. 158 requires an employer to:

Recognize in the statement of financial position, an asset for a plan’s overfunded status or a liability for a plan’s underfunded status;
Measure a plan’s assets and obligations that determine its funded status as of the end of the fiscal year; and

56

Recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, reporting such changes in comprehensive income.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of FAS No. 158. The effect of adopting FAS No. 158 on the Company’s financial condition at December 31, 2006 is included in the accompanying financial statements. FAS No. 158 did not have a significant effect on the Company’s financial condition at December 31, 2005 or 2004. The provisions regarding the change in the measurement date of postretirement benefit plans are not applicable, as the Company already uses a measurement date of December 31 for its pension plans.

The incremental effects of adopting the provisions of FAS No. 158 on the Company’s
Balance Sheet at December 31, 2006, are as follows:

	Prior to	Effects of	As Reported at
	Adopting	Adopting	December 31,
	FAS No. 158	FAS No. 158	2006

Deferred income taxes	$ 263.3	$ (0.8)	$ 262.5
Other liabilities	397.0	2.4	399.4

Accumulated other comprehensive loss	(10.5)	(1.6)	(12.1)

Considering the Effects of Prior Year Misstatements

In September 2006, the SEC staff issued SEC Staff Accounting Bulletin (“SAB”)
Topic 1N, “Financial Statements - Considering the Effects of Prior Year
Misstatements When Quantifying Misstatements in Current Year Financial
Statements” (“SAB 108”). SAB 108 states that a registrant should quantify the effect of an error on the financial statements using a dual approach. Specifically, the amount should be computed using both the “rollover” (current year income statement perspective) and “iron curtain” (year-end balance sheet perspective) methods.

SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s financial position.

The Meaning of Other-Than-Temporary Impairment and Its Application to Certain
Investments

On November 3, 2005, the FASB issued FSP FAS No. 115-1. FSP FAS No. 115-1 replaces the impairment evaluation guidance of EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”
(“EITF 03-1”).

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FSP FAS No. 115-1 addresses the determination of when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. In addition, it includes considerations for accounting subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-
temporarily impaired. FSP FAS No. 115-1 further clarifies that an impairment loss should be recognized no later than when the impairment is deemed other-than-
temporary, even if a decision to sell an impaired security has not been made. FSP
FAS No. 115-1 references existing guidance on other-than-temporary impairments.

FSP FAS No. 115-1 was effective for reporting periods beginning after December 15,
2005, and was implemented by the Company during the fourth quarter of 2005. As a result of adopting FSP FAS No. 115-1, the Company recognized impairment losses of
$22.3 and $3.1 for the years ended December 31, 2006 and 2005, respectively, related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value. The required disclosures are included in the Investments footnote.

Share-Based Payment

In December 2004, the FASB issued FAS No. 123 (revised 2004), “Share-Based
Payment” (“FAS No. 123R”), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS No. 123R was effective at the beginning of the first interim or annual period beginning after
June 15, 2005. FAS No. 123R provides two transition methods, modified-prospective and modified-retrospective.

The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provision are first applied.
Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosure as required under FAS No.
123, “Accounting for Stock-Based Compensation” (“FAS No. 123”).

The Company early adopted the provisions of FAS No. 123R on January 1, 2005, using the modified-prospective method. Under the modified-prospective method, compensation cost recognized include: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2005, based on the grant date fair value estimated in accordance with the original provision of FAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to
January 1, 2005, based on the grant date fair value in accordance with the provisions of FAS No. 123R. Results for prior periods are not restated.

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Prior to January 1, 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for
Stock Issued to Employees” (“APB No. 25”), and related Interpretations, as permitted by FAS No. 123. No stock based employee compensation cost was recognized in the
Statement of Operations during 2004, as all options granted during the year had an exercise price equal to the market value of the underlying common stock on the date of grant. All shares granted during 2006 and 2005 were those of ING, the Company’s ultimate parent.

As a result of adopting FAS No. 123R, the Company’s Net income for the years ended December 31, 2006 and 2005, was $5.2 and $3.5, respectively, lower than if it had continued to account for share-based payments under APB No. 25. The fair value of shares granted during 2006 and 2005 was $7.0 and $7.9, respectively, as of
December 31, 2006 and 2005, respectively, and will be expensed over a vesting period of 3 years. Prior to the adoption of FAS No. 123R, no modifications were made to outstanding options, and there were no significant changes to valuation methodologies as a result of the adoption of FAS No. 123R.

New Accounting Pronouncements

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value
Option for Financial Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value. The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date, and any upfront costs and fees related to the item will be recognized in earnings as incurred. Items eligible for the fair value option include:

Certain recognized financial assets and liabilities;
Rights and obligations under certain insurance contracts that are not financial instruments;
Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and
Certain commitments.

FAS No. 159 is effective for fiscal years beginning after November 15, 2007, although early adoption is permitted under certain conditions. As of the effective date, the fair value option may be elected for eligible items that exist on that date.
The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of retained earnings. As application of the standard is optional, any impact is limited to those financial assets and liabilities to which FAS No. 159 is applied. The Company is currently evaluating the items to which the fair value option may be applied.

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Fair Value Measurements

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value
Measurements” (“FAS No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit)
assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value in any new circumstances.

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.
In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of adoption of FAS No. 157.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income
Taxes” (“FIN 48”), which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements in accordance with FAS No. 109, “Accounting for Income Taxes.”

FIN 48 prescribes a two-step process for determining the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The first step is recognition: A company first determines whether a tax position is more likely than not to be sustained upon examination, based on the technical merits of the position. The second is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit recognized in the financial statements. The benefit under step two is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. No benefit will be recognized on tax positions that do not meet the more-likely-than-not recognition standard. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 is effective for fiscal years beginning after December 15, 2006, and was adopted by the Company on January 1, 2007. As a result of implementing FIN 48, the Company expects to recognize a cumulative effect of change in accounting principle between $1.0 and $3.0 as a reduction to January 1, 2007 Retained earnings.

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Accounting for Servicing of Financial Assets

In March 2006, the FASB issued FAS No. 156, “Accounting for Servicing of
Financial Assets – an amendment of FASB Statement No. 140” (“FAS No. 156”).
FAS No. 156 requires the separate recognition of servicing assets and servicing liabilities each time an obligation to service a financial asset is undertaken by entering into a servicing contract and permits the fair value measurement of servicing assets and servicing liabilities. In addition, FAS No. 156 does the following:

Clarifies when a servicer should separately recognize servicing assets and liabilities;
Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable;
Permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, provided that the available-for-sale securities are identified in some manner as offsetting the exposure to changes in fair value of servicing assets and servicing liabilities that are subsequently measured at fair value; and
Requires additional disclosures for all separately recognized servicing assets and servicing liabilities.

FAS No. 156 requirements for recognition and initial measurement of servicing assets and servicing liabilities should be applied prospectively to all transactions entered into after the beginning of the first fiscal year that commences after September 15,
2006. The Company has determined that the adoption of FAS No. 156 will not have a material effect on the financial position, results of operations, or cash flows.

Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued FAS No. 155, “Accounting for Certain Hybrid
Financial Instruments - an amendment of FASB Statements No. 133 and 140” (“FAS
No. 155”), which permits the application of fair value accounting to certain hybrid financial instruments in their entirety if they contain embedded derivatives that would otherwise require bifurcation under FAS No. 133. Under this approach, changes in fair value would be recognized currently in earnings. In addition, FAS No. 155 does the following:

Clarifies which interest-only strips and principal-only strips are not subject to derivative accounting under FAS No. 133;
Requires that interests in securitized financial assets be analyzed to identify interests that are freestanding derivatives or that are hybrid instruments that contain embedded derivatives requiring bifurcation;
Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and
Allows a qualifying special-purpose entity to hold derivative financial instruments that pertain to beneficial interests, other than another derivative financial instrument.

61

FAS No. 155 is effective for all instruments acquired, issued, or subject to a remeasurement event, occurring after the beginning of the first fiscal year that commences after September 15, 2006, and was adopted by the Company on
January 1, 2007. The Company does not expect FAS No. 155 to have a significant impact on the Company’s financial position, results of operations, or cash flows.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection
With Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants issued
Statement of Position 05-1, “Accounting by Insurance Enterprises for Deferred
Acquisition Costs in Connection With Modifications or Exchanges of Insurance
Contracts” (“SOP 05-1”), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract.
Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverage, that occur by the exchange of a contract for a new contract, by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60, “Accounting and Reporting by
Insurance Enterprises” (“FAS No. 60”) as short-duration and long-duration insurance contracts, and by FAS No. 97, as investment contracts.

SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006 and is effective for the Company on January 1, 2007. The
Company estimates that the impact of adoption of SOP 05-1 will not exceed $30.0 after tax, which will be recorded as a reduction to retained earnings. The Company continues to analyze the impact of adoption relative to a limited number of the
Company's annuity products. As a result, the actual impact of the adoption of SOP
05-1 may differ from our estimates as new implementation guidance and evolving industry practice may affect the Company's interpretation.

Legislative Initiatives

Legislative proposals, which have been or are being considered by Congress, include repealing/modifying the estate tax, reducing the taxation on annuity benefits, changing the tax treatment of insurance products relative to other financial products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material adverse effect on life insurance, annuity, and other retirement savings product sales, while others could have a material beneficial effect. The
Pension Protection Act of 2006, which was passed by Congress and signed by the
President in August 2006, contains a number of provisions which are likely to have a beneficial effect on annuity and defined contribution products. Some tax reform proposals, including certain recommendations made in late 2005 by the President’s

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Tax Advisory Panel on Federal Tax Reform could adversely affect the market for some life insurance and annuity products if enacted by Congress. There are no indications at the present time, however, that Congress will enact fundamental tax reforms in 2007, or that it has a favorable view of the Tax Panel’s recommendations regarding tax preferred savings.

Other Regulatory Matters Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters

The New York Attorney General, other federal and state regulators, and self-
regulatory agencies are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; potential anti-competitive activity; reinsurance; marketing practices;
specific product types (including group annuities and indexed annuities); and
disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing;
compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in
ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by
ING investment professionals and other ING personnel.

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The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.), and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken by regulators with respect to the Company or certain affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or
ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the
SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or
ING’s U.S.-based operations, including the Company.

For further discussion of the risks to the Company as a result of recent regulatory inquiries and possible changes in U.S. regulation, see Part I, Item 1A. Risk Factors.

64

Item 7A. Quantitative and Qualitative Disclosures About Market Risk (Dollar amounts in millions, unless otherwise stated)

Asset/liability management is integrated into many aspects of the Company’s operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death and living benefits included in these contracts.

The fixed account liabilities are supported by a general account portfolio principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

Interest Rate Risk

The Company defines interest rate risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company’s primary activity of investing fixed annuity premiums and guaranteed investment contract deposits received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its general account investments relative to the interest rate risk in its liabilities. The current product portfolio also includes products where interest rate risks are entirely or partially passed on to the contractowner, thereby reducing the Company’s exposure to interest rate movements. Changes in interest rates can impact present and future earnings, the levels of new sales, surrenders, or withdrawals.

The following schedule demonstrates the potential changes in the 2006 earnings from an instantaneous, parallel increase/decrease in interest rates of 1% on December 31,
2006. These changes to income could relate to future investment income, interest paid to contractowners, market-value adjustments, amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”), sales levels, or any other net income item that would be affected by interest rate changes. The effect of interest rate changes is different by product. In addition, the Company has estimated the impact to December 31, 2006 Shareholder’s equity from the same instantaneous change in interest rates. The effect on Shareholder’s equity includes

65

the impact of interest rate fluctuations on income, unrealized capital gains (losses) on available-for-sale securities, and DAC and VOBA adjustments for unrealized capital gains (losses) on available-for-sale securities.

Interest rate sensitivity and effect on Net income and Shareholder’s equity:

		Effect on
		Shareholder's
	Effect on Net	Equity as of
	Income for	December 31,
	2006	2006

Increase of 1%	$ (12.4)	$ (76.6)
Decrease of 1%	(64.6)	0.3

The above analysis includes the following changes in DAC and VOBA related to an instantaneous, parallel increase/decrease in interest rates.

Interest rate sensitivity and effect on DAC and VOBA:

	Effect on	Effect on
	Amortization of	DAC and VOBA
	DAC and VOBA	Assets as of
	for	December 31,
	2006	2006

Increase of 1%	$ 92.7	$ 26.5
Decrease of 1%	(16.7)	(112.4)

Equity Market Risk

The Company’s operations are significantly influenced by changes in the equity markets. The Company’s profitability depends largely on the amount of assets under management (“AUM”), which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business.

Prolonged and precipitous declines in the equity markets can have a significant impact on the Company’s operations. As a result, sales of variable products may decline and surrender activity may increase, as contractowner sentiment towards the equity market turns negative. Lower AUM will have a negative impact on the
Company’s financial results, primarily due to lower fee income on variable annuities.
Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable investment margin, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

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In addition, prolonged declines in the equity market may also decrease the
Company’s expectations of future gross profits, which are utilized to determine the amount of DAC and VOBA to be amortized in a given financial statement period. A significant decrease in the Company’s estimated gross profits would require the
Company to accelerate the amount of amortization of DAC and VOBA in a given period, potentially causing a material adverse deviation in the period’s Net income.

The following schedule demonstrates the potential changes in the 2006 earnings resulting from an instantaneous increase/decrease in equity markets of 10% on
December 31, 2006. These changes to income could relate to future fee income, unrealized or realized capital gains (losses), amortization of DAC and VOBA, sales levels, or any other net income item that would be affected by a substantial change to equity markets. In addition, the Company has estimated the impact to Shareholder’s equity as of December 31, 2006 from the same instantaneous change in equity markets. The effect on Shareholder’s equity include the impact of equity market fluctuations on income, unrealized gains or losses on available-for-sale securities, and
DAC and VOBA adjustments for unrealized capital gains (losses) on available-for-
sale securities.

Equity sensitivity and effect on Net income and Shareholder’s equity

		Effect on
		Shareholder's
	Effect on Net	Equity as of
	Income for	December 31,
	2006	2006

Increase of 10%	$ 97.3	$ 97.3
Decrease of 10%	(120.6)	(120.6)

The above analysis includes the following changes in DAC and VOBA related to an instantaneous increase/decrease in equity markets.

Equity sensitivity and effect on DAC and VOBA:

	Effect on	Effect on
	Amortization of	DAC and VOBA
	DAC and VOBA	Assets as of
	for	December 31,
	2006	2006

Increase of 10%	$ (125.7)	$ 125.7
Decrease of 10%	104.9	(104.9)

67

Hedging of Minimum Guarantees

The Company sells variable annuities that offer various guaranteed death and living benefits, including guaranteed minimum death benefits (“GMDBs”), guaranteed minimum income benefits (“GMIBs”), guaranteed minimum withdrawals benefits
(“GMWBs”), and guaranteed minimum accumulation benefits (“GMABs”). See Part
II, Item 7., discussion of Minimum Guarantees under Liquidity and Capital
Resources.

The liabilities associated with GMDBs, GMIBs, and GMWBs with life contingent payouts, are recorded in accordance with Statement of Position 03-1, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration
Contracts for Separate Accounts” (“SOP 03-1”). The liabilities associated with
GMABs and GMWBs without life contingent payouts represent embedded derivative liabilities within variable annuities, which are required to be reported separately from the host variable annuity contract. These guarantees are carried at fair value in accordance with FAS No. 133, “Accounting for Derivative Instruments and Hedging
Activities” (“FAS No. 133”), and are reported in Future policy benefits and claims reserves in the Balance Sheets.

Both the liabilities recorded in accordance with SOP 03-1, and the liabilities carried at fair value in accordance with FAS No. 133, are calculated based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior. These liability assumptions, such as lapses, partial withdrawals, and mortality, are based on Company experience and are, where appropriate, consistent with those used for DAC and VOBA.

Declines in the equity market may increase the Company’s net exposure to the death and living benefit guarantees offered under these contracts. Such declines would cause a decrease in account values, and increase the possibility that the Company may be required to pay amounts related to these guarantees. The following schedule demonstrates the potential change in the 2006 reserve liabilities for minimum guarantees resulting from an instantaneous increase/decrease in equity markets of
10% on December 31, 2006.

68

In order to hedge equity risk associated with guaranteed death and living benefits, the
Company enters into futures positions on various public market indices chosen to closely replicate contractowner variable fund returns. The Company hedges economic risk using market consistent valuation techniques. One aspect of the hedging program is designed to offset changes related to equity experience in the liability and to pay excess claims not covered by the contractowner account value.
The Company also administers a hedging program that mitigates both equity risk and equity volatility risk associated with guaranteed death benefits issued in 2005. This hedge strategy involves purchasing put options in combination with entering into futures positions.

Other risks posed by market conditions, such as interest rate risk and the majority of the Company’s equity volatility risk, and risks posed by contractowner experience, such as surrender and mortality experience deviations, are not addressed by the hedging program. In addition, certain funds where there is no replicating market index and where hedging is not appropriate are excluded from the program.

For those risks addressed by the hedging program, the Company is exposed to the risk that the market indices will not adequately replicate actual contractowner variable fund growth. Any differences between actual results and the market indices results in income volatility.

Hedging of Indexed Annuity Guarantees

The crediting mechanism for fixed indexed annuities (“FIA”) exposes the Company to changes in the equity market (“S&P 500”). The Company mitigates this exposure by purchasing over-the-counter S&P 500 call options from broker-dealer derivative counterparties who generally have a minimum credit rating of Aa3 from Moody’s
Investor’s Service, Inc., and AA- from Standard & Poor’s. For each broker-dealer counterparty, the Company’s derivative exposure to that counterparty is aggregated with any fixed income exposure to the same counterparty, and is maintained within applicable state requirements and National Association of Insurance Commissioners
insurance regulatory guidelines. The FIA hedging program is limited to currently accruing liabilities resulting from participation rates that have already been set measured using capital market valuation techniques. Future equity returns, which may be reflected in FIA credited rates beyond the current policy term, are not hedged.

The following schedule demonstrates the potential change in the 2006 FIA reserve liabilities resulting from instantaneous increase/decrease in equity markets of 10% on
December 31, 2006.

Effect on
Reserves

Increase of 10%	$ 166.9
Decrease of 10%	(143.1)

69

Item 8.	Financial Statements and Supplementary Data

	Index to Financial Statements
		Page
	Report of Independent Registered Public Accounting Firm	71

Financial Statements:
Statements of Operations for the years ended
December 31, 2006, 2005, and 2004	72
Balance Sheets as of December 31, 2006 and 2005	73
Statements of Changes in Shareholder's Equity for the years ended
December 31, 2006, 2005, and 2004	75
Statements of Cash Flows for the years ended
December 31, 2006, 2005, and 2004	76
Notes to Financial Statements	78

Report of Independent Registered Public Accounting Firm

The Board of Directors ING USA Annuity and Life Insurance Company

We have audited the accompanying balance sheets of ING USA Annuity and Life Insurance
Company as of December 31, 2006 and 2005, and the related statements of operations, changes in shareholder’s equity, and cash flows for each of the three years in the period ended
December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ING USA Annuity and Life Insurance Company as of December 31,
2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia March 23, 2007

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Statements of Operations
	(In millions)

		Year Ended December 31,
	2006	2005	2004

Revenue:

Net investment income	$ 1,156.4	$ 1,102.2	$ 1,121.5
Fee income	939.2	745.6	569.2

Premiums	20.5	21.8	21.8
Net realized capital losses	(90.4)	(2.9)	(49.5)

Other income	-	0.7	0.3

Total revenue	2,025.7	1,867.4	1,663.3
Benefits and expenses:

Interest credited and other benefits to contractowners	1,169.7	1,085.8	1,133.0
Operating expenses	228.0	192.5	162.6

Amortization of deferred policy acquisition

costs and value of business acquired	293.0	318.9	186.8
Interest expense	30.3	29.6	5.1

Other expense	28.1	16.5	2.2

Total benefits and expenses	1,749.1	1,643.3	1,489.7

Income before income taxes and cumulative

effect of change in accounting principle	276.6	224.1	173.6
Income tax expense	64.4	34.2	80.7

Income before cumulative effect of change

in accounting principle	212.2	189.9	92.9
Cumulative effect of change in accounting
principle, net of tax	-	-	(1.0)

Net income	$ 212.2	$ 189.9	$ 91.9

The accompanying notes are an integral part of these financial statements. 72

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Balance Sheets
(In millions, except share data)

	As of December 31,
	2006	2005

Assets
Investments:

Fixed maturities, available-for-sale, at fair value

(amortized cost of $17,071.8 at 2006 and $16,086.1 at 2005)	$ 17,054.4	$ 16,092.4
Equity securities, available-for-sale, at fair value
(cost of $39.1 at 2006 and $28.6 at 2005)	40.6	29.7

Short-term investments	134.3	55.9
Mortgage loans on real estate	3,687.6	3,766.8

Policy loans	162.5	166.1
Other investments	642.9	404.8

Securities pledged

(amortized cost of $875.5 at 2006 and $952.1 at 2005)	864.0	938.9

Total investments	22,586.3	21,454.6

Cash and cash equivalents	608.6	215.2
Short-term investments under securities loan agreement	102.6	140.2

Accrued investment income	183.7	175.0
Receivable for securities sold	20.3	32.1

Deposits and reinsurance recoverable from affiliate	4,759.0	4,068.1
Deferred policy acquisition costs	2,669.9	2,255.4

Value of business acquired	110.1	122.1
Sales inducements to contractowners	630.7	556.3

Short-term loan to affiliate	-	45.0
Due from affiliates	29.7	15.0

Current income taxes	4.6	-
Other assets	43.8	29.9

Assets held in separate accounts	37,928.3	30,262.8

Total assets	$ 69,677.6	$ 59,371.7

The accompanying notes are an integral part of these financial statements. 73

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Balance Sheets
(In millions, except share data)

	As of December 31,
	2006	2005

Liabilities and Shareholder's Equity

Future policy benefits and claims reserves	$ 26,696.4	$ 24,225.3
Payables for securities purchased	48.3	0.8

Payables under securities loan agreement	102.6	140.2
Borrowed money	769.6	806.3

Notes to affiliates	435.0	435.0
Due to affiliates	46.4	39.7

Current income taxes	-	34.1
Deferred income taxes	262.5	135.7

Other liabilities	399.4	342.8
Liabilities related to separate accounts	37,928.3	30,262.8

Total liabilities	66,688.5	56,422.7

Shareholder's equity

Common stock (250,000 shares authorized, issued

and outstanding; $10 per share value)	2.5	2.5
Additional paid-in capital	3,978.4	4,143.1

Accumulated other comprehensive loss	(12.1)	(4.7)
Retained earnings (deficit)	(979.7)	(1,191.9)

Total shareholder's equity	2,989.1	2,949.0

Total liabilities and shareholder's equity	$ 69,677.6	$ 59,371.7

The accompanying notes are an integral part of these financial statements. 74

Statements of Changes in Shareholder's Equity
(In millions)

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Total Shareholder's Equity
Balance at December 31, 2003	$ 2.5	$ 3,811.1	$ 188.1	$ (1,473.7)	$ 2,528.0
Comprehensive income:					
Net income	-	-	-	91.9	91.9
Other comprehensive loss, net of tax:					
Change in net unrealized capital gains (losses) on securities ($(114.0) pretax)	-	-	(70.5)	-	(70.5)
Minimum pension liability	-	-	(4.9)	-	(4.9)
Total comprehensive income					16.5
Contribution of capital	-	230.0	-	-	230.0
Balance at December 31, 2004	2.5	4,041.1	112.7	(1,381.8)	2,774.5
Comprehensive income:					
Net income	-	-	-	189.9	189.9
Other comprehensive loss, net of tax:					
Change in net unrealized capital gains (losses) on securities ($(185.2) pretax)	-	-	(118.4)	-	(118.4)
Minimum pension liability ($(1.1) pretax)	-	-	1.0	-	1.0
Total comprehensive income					72.5
Contribution of capital	-	100.0	-	-	100.0
Employee share-based payments	-	2.0	-	-	2.0
Balance at December 31, 2005	2.5	4,143.1	(4.7)	(1,191.9)	2,949.0
Comprehensive income:					
Net income	-	-	-	212.2	212.2
Other comprehensive loss, net of tax:					
Change in net unrealized capital gains (losses) on securities ($(10.7) pretax)	-	-	(7.3)	-	(7.3)
Pension liability ($0.6 pretax)	-	-	0.4	-	0.4
Other	-	-	1.1	-	1.1
Total comprehensive income					206.4
Cumulative effect of change of accounting principle ($(2.4) pretax)	-	-	(1.6)	-	(1.6)
Capital distribution paid	-	(170.0)	-	-	(170.0)
Employee share-based payments	-	4.1	-	-	4.1
Other	-	1.2	-	-	1.2
Balance at December 31, 2006	$ 2.5	$ 3,978.4	$ (12.1)	$ (979.7)	$ 2,989.1

75

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Statements of Cash Flows
(In millions)

	Year Ended December 31,
	2006	2005	2004

Cash Flows from Operating Activities:

Net income	$ 212.2 $	189.9	$ 91.9
Adjustments to reconcile net income to
net cash provided by operating activities:

Capitalization of deferred policy acquisition costs

and sales inducements	(831.9)	(715.3)	(688.3)
Amortization of deferred policy acquisition costs,
value of business acquired, and sales inducements	367.1	387.7	252.3

Net accretion/decretion of discount/premium	57.7	93.1	139.6
Future policy benefits, claims reserves, and
interest credited	1,179.9	1,078.4	916.7

Provision for deferred income taxes	131.4	192.0	75.4
Net realized capital (gains) losses	90.4	2.9	49.5
Change in:

Accrued investment income	(8.7)	26.7	(9.0)
Reinsurance recoverable (excluding GICs)	(52.1)	(31.1)	11.2

Other receivables and asset accruals	(13.9)	(1.6)	(8.2)
Due to/from affiliates	(8.0)	(18.9)	(19.8)

Other payables and accruals	(3.1)	39.3	41.2
Employee share-based payments	4.1	2.0	-

Other	1.1	-	-

Net cash provided by operating activities	1,126.2	1,245.1	852.5

Cash Flows from Investing Activities:
Proceeds from the sale, maturity, or redemption of:

Fixed maturities, available-for-sale	10,496.1	16,027.0	17,876.4
Equity securities, available-for-sale	15.8	20.7	106.8

Mortgage loans on real estate	523.7	739.7	388.6
Acquisition of:

Fixed maturities, available-for-sale	(11,446.3)	(17,518.1)	(20,517.6)
Equity securities, available-for-sale	(25.4)	(14.1)	(20.2)

Mortgage loans on real estate	(444.4)	(658.0)	(856.4)
Short-term investments, net	(79.7)	(49.1)	(6.6)

Other investments	(266.9)	(187.4)	(268.2)
Other	3.6	2.9	(3.2)

Net cash used in investing activities	(1,223.5)	(1,636.4)	(3,300.4)

The accompanying notes are an integral part of these financial statements. 76

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Statements of Cash Flows
	(In millions)

		Year Ended December 31,
	2006	2005	2004

Cash Flows from Financing Activities:

Deposits received for investment contracts	5,788.4	5,225.6	5,888.2
Maturities and withdrawals from investment contracts	(4,497.2)	(5,039.7)	(3,244.4)

Reinsurance recoverable on investment contracts	(638.8)	(120.5)	(747.4)
Notes to affiliates	45.0	-	350.0

Short-term loan to affiliate	-	139.2	(63.8)
Short-term borrowings	(36.7)	92.9	179.2

Capital distribution to Parent	(170.0)	-	-
Capital contribution from Parent	-	100.0	230.0

Net cash provided by financing activities	490.7	397.5	2,591.8

Net increase in cash and cash equivalents	393.4	6.2	143.9

Cash and cash equivalents, beginning of year	215.2	209.0	65.1

Cash and cash equivalents, end of year	$ 608.6	$ 215.2	$ 209.0

Supplemental cash flow information:
Income taxes (received) paid, net	$ (30.2)	$ (174.7)	$ 8.3

Interest paid	$ 66.2	$ 52.1	$ 14.2

The accompanying notes are an integral part of these financial statements. 77

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

1. Organization and Significant Accounting Policies

Basis of Presentation

ING USA Annuity and Life Insurance Company (“ING USA” or the “Company,” as
appropriate) is a stock life insurance company domiciled in the State of Iowa and provides financial products and services in the United States. ING USA is authorized to conduct its insurance business in all states, except New York, and in the District of
Columbia.

ING USA is a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc.
(“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING Groep N.V.
(“ING”). ING is a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol “ING”.

Description of Business

The Company offers various insurance products, including immediate and deferred variable and fixed annuities. The Company’s annuity products are distributed by national wirehouses, regional securities firms, independent National Association of Securities
Dealers, Inc. (“NASD”) firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. The
Company’s primary annuity customers are retail consumers.

The Company also offers guaranteed investment contracts and funding agreements
(collectively referred to as “GICs”), sold primarily to institutional investors and corporate benefit plans. These products are marketed by home office personnel or through specialty insurance brokers.

The Company previously provided interest-sensitive, traditional life insurance, and health insurance. The Company no longer issues these products. The life insurance business is in run-off, and the Company has ceded to other insurers all health insurance.

The Company has one operating segment.

78

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Recently Adopted Accounting Standards

Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the Financial Accounting Standards Board (“FASB”) issued
Statement of Financial Accounting Standards (“FAS”) No. 158, “Employers' Accounting
for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB
Statements No. 87, 88, 106, and 132R” (“FAS No. 158”). FAS No. 158 requires an employer to:

Recognize in the statement of financial position, an asset for a plan’s overfunded status or a liability for a plan’s underfunded status;
Measure a plan’s assets and obligations that determine its funded status as of the end of the fiscal year; and
Recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, reporting such changes in comprehensive income.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of FAS No. 158. The effect of adopting FAS No. 158 on the Company’s financial condition at December 31, 2006 is included in the accompanying financial statements.
FAS No. 158 did not have a significant effect on the Company’s financial condition at
December 31, 2005 or 2004. The provisions regarding the change in the measurement date of postretirement benefit plans are not applicable, as the Company already uses a measurement date of December 31 for its pension plans.

The incremental effects of adopting the provisions of FAS No. 158 on the Company’s
Balance Sheet at December 31, 2006, are as follows:

	Prior to	Effects of	As Reported at
	Adopting	Adopting	December 31,
	FAS No. 158	FAS No. 158	2006

Deferred income taxes	$ 263.3	$ (0.8)	$ 262.5
Other liabilities	397.0	2.4	399.4

Accumulated other comprehensive loss	(10.5)	(1.6)	(12.1)

79

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Considering the Effects of Prior Year Misstatements

In September 2006, the Securities and Exchange Commission (“SEC”) staff issued SEC
Staff Accounting Bulletin (“SAB”) Topic 1N, “Financial Statements - Considering the
Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year
Financial Statements” (“SAB 108”). SAB 108 states that a registrant should quantify the effect of an error on the financial statements using a dual approach. Specifically, the amount should be computed using both the “rollover” (current year income statement perspective) and “iron curtain” (year-end balance sheet perspective) methods.

SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of
SAB 108 did not have a material impact on the Company’s financial position.

The Meaning of Other-Than-Temporary Impairment and Its Application to Certain
Investments

On November 3, 2005, the FASB issued FASB Staff Position (“FSP”) FAS No. 115-1,
“The Meaning of Other-Than-Temporary Impairment and Its Application to Certain
Investments” (“FSP FAS No. 115-1”). FSP FAS No. 115-1 replaces the impairment evaluation guidance of the Emerging Issues Task Force (“EITF”) Issue No. 03-1, “The
Meaning of Other-Than-Temporary Impairment and Its Application to Certain
Investments” (“EITF 03-1”).

FSP FAS No. 115-1 addresses the determination of when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. In addition, it includes considerations for accounting subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporarily impaired. FSP
FAS No. 115-1 further clarifies that an impairment loss should be recognized no later than when the impairment is deemed other-than-temporary, even if a decision to sell an impaired security has not been made. FSP FAS No. 115-1 references existing guidance on other-than-temporary impairments.

FSP FAS No. 115-1 was effective for reporting periods beginning after December 15,
2005, and was implemented by the Company during the fourth quarter of 2005. As a result of adopting FSP FAS No. 115-1, the Company recognized impairment losses of
$22.3 and $3.1 for the years ended December 31, 2006 and 2005, respectively, related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value. The required disclosures are included in the
Investments footnote.

80

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Investor’s Accounting for an Investment in a Limited Partnership When the Investor is
the Sole General Partner and the Limited Partners Have Certain Rights

In June 2005, the EITF reached a consensus on EITF Issue 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner
and the Limited Partner Have Certain Rights”(“EITF 04-5”), which states that the general partner in a limited partnership should presume that it controls and, thus, should consolidate the limited partnership, unless the limited partners have either (a) substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights. EITF 04-5 applies to limited partnerships that are not variable interest entities under FASB Interpretation No. 46R: “Consolidation of Variable Interest Entities” (“FIN 46R”). EITF 04-5 was effective immediately for all new limited partnership formed and for existing limited partnerships for which partnership agreements are modified after June 29, 2005, and is effective for all other limited partnerships at the commencement of the first reporting period beginning after
December 15, 2005.

The Company’s limited partnership investment totaling $19.7 in Powers Ferry Properties
Ltd Partnership (“PFP”), an affiliate acquired on May 12, 2005, is accounted for using the equity method, as ING USA does not have substantive kick-out or participating rights and, therefore, cannot overcome the presumption of control by the general partner of
PFP. As of December 31, 2006, the Company’s remaining investments in limited partnerships are generally considered variable interest entities under FIN 46R, and are accounted for using the cost or equity methods of accounting since the Company is not the primary beneficiary. Investments in limited partnerships are included in Other investments on the Balance Sheets.

Share-Based Payment

In December 2004, the FASB issued Statement of Financial Accounting Standards
(“FAS”) No. 123 (revised 2004), “Share-Based Payment” (“FAS No. 123R”), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS No. 123R was effective at the beginning of the first interim or annual period beginning after June 15, 2005. FAS No. 123R provides two transition methods, modified-prospective and modified-retrospective.

The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provision are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosure as required under FAS No. 123, “Accounting for Stock-Based
Compensation” (“FAS No. 123”).

81

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The Company early adopted the provisions of FAS No. 123R on January 1, 2005, using the modified-prospective method. Under the modified-prospective method, compensation cost recognized include: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2005, based on the grant date fair value estimated in accordance with the original provision of FAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2005, based on the grant date fair value in accordance with the provisions of FAS No. 123R. Results for prior periods are not restated.

Prior to January 1, 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock
Issued to Employees” (“APB No. 25”), and related Interpretations, as permitted by FAS
No. 123. No stock based employee compensation cost was recognized in the Statement of Operations during 2004, as all options granted during the year had an exercise price equal to the market value of the underlying common stock on the date of grant. All shares granted during 2006 and 2005 were those of ING, the Company’s ultimate parent.

As a result of adopting FAS No. 123R, the Company’s Net income for the years ended
December 31, 2006 and 2005, was $5.2 and $3.5, respectively, lower than if it had continued to account for share-based payments under APB No. 25. The fair value of shares granted during 2006 and 2005 was $7.0 and $7.9, respectively, as of December 31,
2006 and 2005, respectively, and will be expensed over a vesting period of 3 years. Prior to the adoption of FAS No. 123R, no modifications were made to outstanding options, and there were no significant changes to valuation methodologies as a result of the adoption of FAS No. 123R.

Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-
Duration Contracts and for Separate Accounts

The Company adopted Statement of Position (“SOP”) 03-1, “Accounting and Reporting
by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for
Separate Accounts” (“SOP 03-1”), on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that the revenue and expenses related to such arrangements be consolidated with the respective line items in the Statements of
Operations. In addition, SOP 03-1 requires additional liabilities be established for certain guaranteed death benefits and for products with certain patterns of cost of insurance charges. Sales inducements provided to contractowners must be recognized on the balance sheet separately from deferred policy acquisition costs and amortized as a component of benefits expense using methodologies and assumptions consistent with those used for amortization of deferred policy acquisition costs.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP’s requirements to establish additional liabilities for certain guaranteed benefits and products with patterns of cost of insurance charges resulting in losses in later policy durations from the insurance benefit function and to defer, amortize, and recognize separately, sales inducements to contractowners. Upon adoption of SOP 03-1 on
January 1, 2004, the Company recognized a cumulative effect of a change in accounting principle of $(3.6), before tax, or $(2.3), net of $1.3 of income taxes. In addition, requirements for certain separate account arrangements that do not meet the established criteria for separate asset and liability recognition are applicable to the Company, however, the Company’s policies on separate account assets and liabilities have historically been, and continue to be, in conformity with the requirements newly established.

In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the Company’s implementation of Technical Practice Aid 6300.05 -
6300.08 “Q&As Related to the Implementation of SOP 03-1, ‘Accounting and Reporting
by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for
Separate Accounts”’ (the “TPA”).

The TPA, which was approved in September 2004, provided additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provided additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. While the TPA was implemented during the fourth quarter of 2004, the TPA is retroactive to the original implementation date of SOP 03-1,
January 1, 2004 and is reported as an adjustment to SOP 03-1’s cumulative effect of a change in accounting principle. The adoption of the TPA reduced the Company’s cumulative effect of a change in accounting principle by $2.0, before tax, and decreased quarterly 2004 Net income approximately $0.6 in each quarter, for a total decrease of
$2.3.

New Accounting Pronouncements

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value. The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date, and any upfront costs and fees related to the item will be recognized in earnings as incurred. Items eligible for the fair value option include:

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Certain recognized financial assets and liabilities;
Rights and obligations under certain insurance contracts that are not financial instruments;
Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and
Certain commitments.

FAS No. 159 is effective for fiscal years beginning after November 15, 2007, although early adoption is permitted under certain conditions. As of the effective date, the fair value option may be elected for eligible items that exist on that date. The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of retained earnings. As application of the standard is optional, any impact is limited to those financial assets and liabilities to which FAS No. 159 is applied.
The Company is currently evaluating the items to which the fair value option may be applied.

Fair Value Measurements

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value
Measurements” (“FAS No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit) assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value in any new circumstances.

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of adoption of FAS No. 157.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes”
(“FIN 48”), which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements in accordance with
FAS No. 109, “Accounting for Income Taxes.”

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

FIN 48 prescribes a two-step process for determining the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.
The first step is recognition: A company first determines whether a tax position is more likely than not to be sustained upon examination, based on the technical merits of the position. The second is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit recognized in the financial statements. The benefit under step two is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. No benefit will be recognized on tax positions that do not meet the more-likely-than-not recognition standard. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 is effective for fiscal years beginning after December 15, 2006, and was adopted by the Company on January 1, 2007. As a result of implementing FIN 48, the Company expects to recognize a cumulative effect of change in accounting principle between $1.0 and $3.0 as a reduction to January 1, 2007 Retained earnings.

Accounting for Servicing of Financial Assets

In March 2006, the FASB issued FAS No. 156, “Accounting for Servicing of Financial
Assets – an amendment of FASB Statement No. 140” (“FAS No. 156”). FAS No. 156
requires the separate recognition of servicing assets and servicing liabilities each time an obligation to service a financial asset is undertaken by entering into a servicing contract and permits the fair value measurement of servicing assets and servicing liabilities. In addition, FAS No. 156 does the following:

Clarifies when a servicer should separately recognize servicing assets and liabilities;
Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable;
Permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, provided that the available-
for-sale securities are identified in some manner as offsetting the exposure to changes in fair value of servicing assets and servicing liabilities that are subsequently measured at fair value; and
Requires additional disclosures for all separately recognized servicing assets and servicing liabilities.

FAS No. 156 requirements for recognition and initial measurement of servicing assets and servicing liabilities should be applied prospectively to all transactions entered into after the beginning of the first fiscal year that commences after September 15, 2006. The
Company has determined that the adoption of FAS No. 156 will not have a material effect on the financial position, results of operations, or cash flows.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued FAS No. 155, “Accounting for Certain Hybrid
Financial Instruments - an amendment of FASB Statements No. 133 and 140” (“FAS
No. 155”), which permits the application of fair value accounting to certain hybrid financial instruments in their entirety if they contain embedded derivatives that would otherwise require bifurcation under FAS No. 133, “Accounting for Derivative
Instruments and Hedging Activities” (“FAS No. 133”). Under this approach, changes in fair value would be recognized currently in earnings. In addition, FAS No. 155 does the following:

Clarifies which interest-only strips and principal-only strips are not subject to derivative accounting under FAS No. 133;
Requires that interests in securitized financial assets be analyzed to identify interests that are freestanding derivatives or that are hybrid instruments that contain embedded derivatives requiring bifurcation;
Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and
Allows a qualifying special-purpose entity to hold derivative financial instruments that pertain to beneficial interests, other than another derivative financial instrument.

FAS No. 155 is effective for all instruments acquired, issued, or subject to a remeasurement event, occurring after the beginning of the first fiscal year that commences after September 15, 2006, and was adopted by the Company on January 1,
2007. The Company does not expect FAS No. 155 to have a significant impact on the
Company’s financial position, results of operations, or cash flows.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With
Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants issued
Statement of Position 05-1, “Accounting by Insurance Enterprises for Deferred
Acquisition Costs in Connection With Modifications or Exchanges of Insurance
Contracts” (“SOP 05-1”), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract. Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverage, that occur by the exchange of a contract for a new contract, by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60, “Accounting and Reporting by Insurance Enterprises”
(“FAS No. 60”), as short-duration and long-duration insurance contracts, and by FAS No.
97, as investment contracts.

SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after
December 15, 2006 and is effective for the Company on January 1, 2007. The Company estimates that the impact of adoption of SOP 05-1 will not exceed $30.0 after tax, which will be recorded as a reduction to retained earnings. The Company continues to analyze the impact of adoption relative to a limited number of the Company's annuity products.
As a result, the actual impact of the adoption of SOP 05-1 may differ from our estimates as new implementation guidance and evolving industry practice may affect the
Company's interpretation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

Reclassifications

Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments, and other debt issues with a maturity of 90 days or less when purchased.

Investments

All of the Company’s fixed maturities and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized capital gains (losses) on these securities are recorded directly in Shareholder’s equity, after adjustment for related changes in deferred policy acquisition costs (“DAC”), value of business acquired (“VOBA”), and deferred income taxes.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Other-Than-Temporary-Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis.
Management considers the length of the time and the extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in structured securities that meet the criteria of EITF
Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and
Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). Under
EITF 99-20, a further determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is recorded in Net realized capital gains (losses).

Purchases and Sales

Purchases and sales of fixed maturities and equity securities, excluding private placements, are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

Valuation

The fair values for fixed maturities are largely determined by one of two pricing methods:
published price quotations or valuation techniques with market inputs. Security pricing is applied using a hierarchy or “waterfall” approach, whereby prices are first sought from published price quotations, including pricing services or broker-dealer quotations.
Published price quotations may be unavailable or deemed unreliable, due to a limited market, for securities that are rarely traded or are traded only in privately negotiated transactions. As such, fair values for the remaining securities, consisting primarily of privately placed bonds, are then determined using risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. The fair values for actively traded equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Mortgage loans on real estate are reported at amortized cost, less impairment write-
downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down recorded in Net realized capital gains (losses).
At December 31, 2006 and 2005, the Company had no allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of 19.9% and 19.5% of properties in California at December 31, 2006 and 2005, respectively.

Policy loans are carried at unpaid principal balances.

Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value.

Derivative instruments are reported at fair value using the Company’s derivative accounting system. The system uses key financial data, such as yield curves, exchange rates, Standard & Poor’s (“S&P”) 500 Index prices, and London Inter Bank Offered
Rates, which are obtained from third party sources and uploaded into the system.
Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations.

Guaranteed minimum withdrawals benefits (“GMWBs”) without life contingent payouts and guaranteed minimum accumulation benefits (“GMABs”) represent an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. The option component of a fixed indexed annuity (“FIA”) also represents an embedded derivative. These embedded derivatives are carried at fair value based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in Securities pledged on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements is included in Borrowed money on the Balance Sheets.

The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. Reverse repurchase agreements are included in Cash and cash equivalents on the Balance Sheets.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company’s guidelines to generate additional income.
The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

Derivatives

The Company’s use of derivatives is limited mainly to hedging purposes to reduce the
Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company has not historically sought hedge accounting treatment.

The Company enters into interest rate, equity market, credit default, total return, and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held, or to assume or reduce credit exposure associated with a referenced asset, index, or pool. The Company also purchases options and futures on equity indices to reduce and manage risks associated with its annuity products. Open derivative contracts are reported as either Other investments or Other liabilities, as

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

appropriate, on the Balance Sheets. Changes in the fair value of such derivatives are recorded in Net realized capital gains (losses) in the Statements of Operations.

The Company also has investments in certain fixed maturity instruments, and has issued certain retail annuity products, that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads.

Embedded derivatives within fixed maturity instruments are included in Fixed maturities, available-for-sale, on the Balance Sheets, and changes in fair value are recorded in Net realized capital gains (losses) in the Statements of Operations.

Embedded derivatives within retail annuity products are included in Future policy benefits and claims reserves on the Balance Sheets, and changes in the fair value are recorded in Interest credited and other benefits to contractowners in the Statements of
Operations.

Deferred Policy Acquisition Costs and Value of Business Acquired

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated profits embedded in the Company’s contracts.

FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges. DAC related to GICs, however, is amortized on a straight-line basis over the life of the contract.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of
DAC and VOBA balances, the Company performs quarterly and annual analyses of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised
(“unlocking”), retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. Sustained decreases in investment, mortality, and expense margins, and thus estimated future profits, however, increase the rate of amortization.

Reserves

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts, universal and traditional life insurance contracts, and GICs. Generally, reserves are calculated using mortality and withdrawal rate assumptions based on relevant Company experience and are periodically reviewed against both industry standards and experience.

Reserves for deferred annuity investment contracts and immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon. Reserve interest rates varied by product up to 7.8% for 2006 and up to 8.0% for 2005 and 2004.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rate, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity plan type, year of issue, and policy duration. For 2006, 2005, and 2004, reserve interest discount rates varied up to 8.0% .

Reserves for FIAs are computed in accordance with FAS No. 97 and FAS No. 133.
Accordingly, the aggregate initial liability is equal to the deposit received, plus a bonus, if applicable, and is split into a host component and an embedded derivative component.
Thereafter, the host liability accumulates at a set interest rate, and the embedded derivative liability is recognized at fair value, with the change in fair value recorded in the Statement of Operations.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Reserves for universal life products are equal to cumulative deposits, less withdrawals and charges, plus credited interest thereon. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses, less the present value of future net premiums.

Under SOP 03-1, the Company calculates additional liabilities (“SOP 03-1 reserves”) for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges and certain other fees. The SOP 03-1 reserve recognized for such products is in addition to the liability previously held and recognizes the portion of contract assessments received in early years used to compensate the insurer for services provided in later years.

The Company calculates a benefit ratio for each block of business subject to SOP 03-1, and calculates an SOP 03-1 reserve by accumulating amounts equal to the benefit ratio multiplied by the assessments for each period, reduced by excess death benefits during the period. The SOP 03-1 reserve is accumulated at interest rates using the contract-
credited rate for the period. The calculated reserve includes a provision for universal life contracts with patterns of cost of insurance charges that produce expected gains from the insurance benefit function followed by losses from that function in later years.

The SOP 03-1 reserve for annuities with guaranteed minimum death benefits (“GMDBs”)
is determined each period by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

The SOP 03-1 reserve for GMWBs with life contingent payouts and guaranteed minimum income benefits (“GMIBs”) is determined each period by estimating the expected value of the annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if the actual experience or other evidence suggests that earlier assumptions should be revised.

GMABs and GMWBs without life contingent payouts are considered to be derivatives under FAS No. 133. The additional reserves for these guarantees are recognized at fair value through the Statement of Operations.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index, plus a spread or a fixed rate, established at the issue date of the contract.

Sales Inducements

Sales inducements represent benefits paid to contractowners for a specified period that are incremental to the amounts the Company credits on similar contracts and are higher than the contract’s expected ongoing crediting rates for periods after the inducement.
Sales inducements are amortized as a component of Interest credited and other benefits to contractowners using methodologies and assumptions consistent with those used for amortization of DAC.

Revenue Recognition

For universal life and most annuity contracts, charges assessed against contractowner funds for the cost of insurance, surrender, expenses, and other fees are recorded as revenue as charges are assessed. Other amounts received for these contracts are reflected as deposits and are not recorded as premium or revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both Premiums and Interest credited and other benefits to contractowners in the Statements of Operations.

Premiums on the Statements of Operations primarily represent amounts received under traditional life insurance policies.

For GICs, deposits made to the Company are not recorded as revenue in the Statements of Operations, but are recorded directly to Future policy benefits and claims reserves on the Balance Sheets.

Separate Accounts

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

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ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds that are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

Separate account assets and liabilities are carried at fair value and shown as separate captions in the Balance Sheets. Deposits, investment income, and net realized and unrealized capital gains (losses) of the separate accounts, however, are not reflected in the Statements of Operations (with the exception of realized and unrealized capital gains
(losses) on the assets supporting the guaranteed interest option). The Statements of Cash
Flows do not reflect investment activity of the separate accounts.

Assets and liabilities of separate account arrangements that do not meet the criteria in
SOP 03-1 for separate presentation in the Balance Sheets (primarily guaranteed interest options), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the general account. At December 31, 2006 and 2005 unrealized capital (losses) gains of $(4.1) and $22.1, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in Shareholder’s equity.

Reinsurance

The Company utilizes reinsurance agreements to reduce its exposure to large losses in most aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the
Company as the direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Balance Sheets.

Participating Insurance

Participating business approximates 11.4% of the Company’s ordinary life insurance in force and 26.7% of life insurance premium income. The amount of dividends to be paid is determined annually by the Board of Directors. Amounts allocable to participating contractowners are based on published dividend projections or expected dividend scales.
Dividends to participating policyholders of $15.4, $15.8, and $16.2, were incurred during the years ended December 31, 2006, 2005, and 2004, respectively.

Income Taxes

The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses (benefits)

95

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2. Investments

Fixed Maturities and Equity Securities

Fixed maturities and equity securities, available-for-sale, were as follows as of December 31, 2006.

96

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Fixed maturities and equity securities, available-for-sale, were as follows as of December 31, 2005.

At December 31, 2006 and 2005, net unrealized depreciation was $27.4 and $5.8, respectively, on total fixed maturities, including securities pledged to creditors, and equity securities.

The amortized cost and fair value of fixed maturities as of December 31, 2006, are shown below by contractual maturity. Actual maturities may differ from contractual maturities as securities may be restructured, called, or prepaid.

97

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

	Amortized	Fair
	Cost	Value

Due to mature:

One year or less	$ 426.8	$ 425.1
After one year through five years	4,547.0	4,541.1

After five years through ten years	3,918.9	3,905.2
After ten years	1,441.2	1,461.3

Mortgage-backed securities	5,770.0	5,746.9
Other asset-backed securities	1,843.4	1,838.8

Less: securities pledged	875.5	864.0
Fixed maturities, excluding securities pledged	$ 17,071.8	$ 17,054.4

The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of 10.0%
of the Company’s Shareholder’s equity at December 31, 2006 or 2005.

The Company does not have any significant exposure to subprime mortgage loans. The only exposure, if any, would arise from the Company's investment in mortgage-backed securities. These securities are primarily agency-backed and are highly rated. The average rating was AAA at December 31, 2006.

At December 31, 2006 and 2005, fixed maturities with fair values of $10.7 and $11.7, respectively, were on deposit as required by regulatory authorities.

The Company has various categories of collateralized mortgage obligations (“CMOs”)
that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the prepayment of principal from the underlying mortgages, either earlier or later than originally anticipated. At December 31, 2006 and 2005, approximately 1.4% and 1.2%, respectively, of the Company’s CMO holdings were invested in types of CMOs which are subject to more prepayment and extension risk than traditional CMOs, such as interest-only or principal-only strips.

The Company is a member of the Federal Home Loan Bank of Des Moines (“FHLB”)
and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2006 and 2005, the Company had $226.7 and $126.1,
respectively, in non-putable funding agreements, including accrued interest, issued to the
FHLB. At December 31, 2006 and 2005, assets with a carrying value of approximately
$703.0 and $159.4, respectively, collateralized the funding agreements to the FHLB.
Assets pledged to the FHLB are included in Fixed maturities, available-for-sale, in the
Balance Sheets.

98

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements. At December 31, 2006 and 2005, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $765.7 and $808.0, respectively. The repurchase obligation related to dollar rolls and repurchase agreements totaled $769.6 and $806.3 at December 31, 2006 and 2005, respectively.

The Company also enters into reverse repurchase agreements. At December 31, 2006 and 2005, the carrying value of the securities in reverse repurchase agreements was $16.4 and $15.3, respectively.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company’s exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was immaterial at December 31,
2006 and 2005. The Company believes the counterparties to the dollar rolls, repurchase, and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

Unrealized Capital Losses

Unrealized capital losses in fixed maturities at December 31, 2006 and 2005, were primarily related to interest rate movement, or spread widening, and to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S.
government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged to creditors, in unrealized capital loss positions at
December 31, 2006 and 2005.

	Less than	More than
	Six Months	Six Months and	More than	Total
	Below	less than Twelve	Twelve Months	Unrealized
	Amortized	Months Below	Below	Capital
2006	Cost	Amortized Cost	Amortized Cost	Losses

Interest rate or spread widening	$ 12.8	$ 6.2	$ 103.4	$ 122.4
Mortgage and other asset-backed
securities	14.6	5.6	72.6	92.8

Total unrealized capital losses	$ 27.4	$ 11.8	$ 176.0	$ 215.2

Fair value	$ 3,095.9	$ 905.9	$ 6,026.5	$ 10,028.3

99

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

	Less than	More than
	Six Months	Six Months and	More than	Total
	Below	less than Twelve	Twelve Months	Unrealized
	Amortized	Months Below	Below	Capital
2005	Cost	Amortized Cost	Amortized Cost	Losses

Interest rate or spread widening	$ 45.4	$ 32.3	$ 48.7	$ 126.4
Mortgage and other asset-backed
securities	47.5	29.7	32.3	109.5

Total unrealized capital losses	$ 92.9	$ 62.0	$ 81.0	$ 235.9

Fair value	$ 5,745.3	$ 2,266.9	$ 2,243.0	$ 10,255.2

Of the unrealized capital losses aged more than twelve months, the average market value of the related fixed maturities is 97.2% of the average book value. In addition, this category includes 1,119 securities, which have an average quality rating of AA-. No other-than-temporary impairment loss was considered necessary for these fixed maturities as of December 31, 2006.

Other-Than-Temporary Impairments

The following table identifies the Company’s other-than-temporary impairments by type for the years ended December 31, 2006, 2005, and 2004.

		2006			2005			2004

			No. of			No. of			No. of
	Impairment		Securities	Impairment		Securities	Impairment		Securities

U.S. Treasuries	$ 0.1		1	$ 0.1		1	$ -		-
U.S. corporate	15.8		63	3.0		12	-		-

Foreign	3.5		13	0.1		1	8.5		4
Residential mortgage-backed	12.7		68	16.4		86	9.1		88

Commercial mortgage-backed	-		-	1.2		1	-		-
Other asset-backed	1.2		2	0.5		2	11.5		6

Limited partnerships	0.5		2	0.5		1	2.2		1

Total	$ 33.8		149	$ 21.8		104	$ 31.3		99

The above schedule includes $11.5, $18.7, and $31.3, in other-than-temporary write-
downs for the years ended December 31, 2006, 2004, and 2004, respectively, related to the analysis of credit risk and the possibility of significant prepayment risk. The remaining $22.3 and $3.1 in write-downs for the years ended December 31, 2006 and
2005, respectively, are related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value, based upon the requirements of FSP FAS No. 115-1. The following table summarizes these write-downs by type for the years ended December 31, 2006 and 2005.

100

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

	2006		2005

		No. of		No. of
	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ 0.1	1	$ 0.1	1
U.S. corporate	15.8	63	2.6	11

Foreign	3.5	13	-	-
Residential mortgage-backed	1.7	4	0.4	1

Other asset-backed	1.2	2	-	-

Total	$ 22.3	83	$ 3.1	13

The remaining fair value of fixed maturities with other-than-temporary impairments at
December 31, 2006 and 2005 was $415.7 and $255.3, respectively.

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the
Company’s previous intent to continue holding a security.

Net Investment Income

Sources of Net investment income were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004

Fixed maturities, available-for-sale	$ 1,009.7	$ 936.4	$ 953.1

Equity securities, available-for-sale	1.9	1.2	1.7

Mortgage loans on real estate	225.3	238.4	221.8

Policy loans	9.1	9.1	9.8

Short-term investments and cash equivalents	5.5	4.1	1.4

Other	13.9	10.5	15.0

Gross investment income	1,265.4	1,199.7	1,202.8

Less: investment expenses	109.0	97.5	81.3

Net investment income	$ 1,156.4	$ 1,102.2	$ 1,121.5

At December 31, 2006 and 2005, the Company had $30.5 and $47.4, respectively, of non-income producing investments in fixed maturities.

101

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale, and redemption, as well as losses incurred due to the other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investment on disposal is determined based on specific identification of securities using the first-in, first-out method. Net realized capital gains
(losses) on investments were as follows for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004

Fixed maturities, available-for-sale	$ (43.8)	$ 45.4	$ 51.0
Equity securities, available-for-sale	0.9	0.2	6.4

Derivatives	(48.2)	(48.3)	(104.9)
Other	0.7	(0.2)	(2.0)

Net realized capital losses	$ (90.4)	$ (2.9)	$ (49.5)

After-tax net realized capital losses	$ (58.8)	$ (1.9)	$ (32.2)

The increase in net realized capital losses for the year ended December 31, 2006, reflects higher losses on investments in fixed maturities. The losses on fixed maturities were primarily driven by the interest rate environment, which generally increased during 2006.
The net losses on fixed maturities were partially offset by a related decrease in the amortization of DAC and VOBA.

Proceeds from the sale of fixed maturities and equity securities, available-for-sale, and the related gross gains and losses were as follows for the years ended December 31,
2006, 2005, and 2004.

	2006	2005	2004

Proceeds on sales	$ 5,543.1	$ 9,317.1	$ 9,916.3
Gross gains	64.5	97.2	145.5

Gross losses	78.0	75.2	59.3

102

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

3. Financial Instruments

Estimated Fair Value

The following disclosures are made in accordance with the requirements of FAS No. 107,
“Disclosures about Fair Value of Financial Instruments” (“FAS No. 107”). FAS No. 107
requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.
In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

Fixed maturities, available-for-sale: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices or dealer quotes. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

Equity securities, available-for-sale: Fair values of these securities are based upon quoted market price. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion price, where applicable.

103

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Cash and cash equivalents, Short-term investments under securities loan agreement, and
Policy loans: The carrying amounts for these assets approximate the assets' fair values.

Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

Investment contract liabilities (included in Future policy benefits and claims reserves):

With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

Without a fixed maturity: Fair value is estimated as the amount payable to the contractowner upon demand. However, the Company has the right under such contracts to delay payment of withdrawals, which may ultimately result in paying an amount different than that determined to be payable on demand.

Notes to affiliates: Estimated fair value of the Company’s notes to affiliates is based upon discounted future cash flows using a discount rate approximating the current market value.

Liabilities related to separate accounts: Liabilities related to separate accounts are reported at full account value in the Company’s Balance Sheets. Estimated fair values of separate account liabilities are equal to their carrying amount.

Other financial instruments reported as assets and liabilities: The carrying amounts for these financial instruments (primarily derivatives and limited partnerships) approximate the fair value of the assets and liabilities. Derivatives are carried at fair value on the
Balance Sheets.

104

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The carrying values and estimated fair values of certain of the Company’s financial instruments were as follows at December 31, 2006 and 2005.

Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized capital gains (losses). In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the
Company’s management of interest rate, price, and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

105

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)

Derivative Financial Instruments

	Notional Amount		Fair Value

	2006	2005	2006	2005

Interest Rate Caps
Interest rate caps are used to manage the interest
rate risk in the Company’s fixed maturity portfolio.
Interest rate caps are purchased contracts that
provide the Company with an annuity in an
increasing interest rate environment.	$ -	$ 91.2	$ - $	-

Interest Rate Swaps
Interest rate swaps are used to manage the interest
rate risk in the Company's fixed maturity portfolio,
as well as the Company's liabilities. Interest rate
swaps represent contracts that require the exchange
of cash flows at regular interim periods, typically
monthly or quarterly.	3,856.1	3,535.5	40.8	58.2

Foreign Exchange Swaps
Foreign exchange swaps are used to reduce the risk
of a change in the value, yield, or cash flow with
respect to invested assets. Foreign exchange
swaps represent contracts that require the
exchange of foreign currency cash flows for
U.S. dollar cash flows at regular interim periods,
typically quarterly or semi-annually.	244.8	206.2	(28.7)	(24.0)

Credit Default Swaps
Credit default swaps are used to reduce the credit loss
exposure with respect to certain assets that the
Company owns, or to assume credit exposure on
certain assets that the Company does not own.
Payments are made to or received from the
counterparty at specified intervals and amounts
for the purchase or sale of credit protection. In the
event of a default on the underlying credit exposure,
the Company will either receive an additional
payment (purchased credit protection) or will be
required to make an additional payment (sold credit
protection) equal to the notional value of the swap
contract.	260.3	112.0	(0.1)	(0.3)

106

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

	Notional Amount		Fair Value

	2006	2005	2006	2005

Total Return Swaps
Total return swaps are used to assume credit exposure
to a referenced index or asset pool. The difference
between different floating-rate interest amounts
calculated by reference to an agreed upon notional
principal amount is exchanged with other parties
at specified intervals.	$ 65.0	$ -	$ 0.1 $	-

Swaptions
Swaptions are used to manage interest rate risk in
the Company's CMOB portfolio. Swaptions are
contracts that give the Company the option to
enter into an interest rate swap at a specific
future date.	665.0	150.0	3.7	-

Futures
Futures contracts are used to hedge against a decrease
in certain equity indices. Such decrease may result
in a decrease in variable annuity account values,
which would increase the possibility of the Company
incurring an expense for guaranteed benefits in
excess of account values. The futures income would
serve to offset this increased expense. The under-
lying reserve liabilities are valued under either
SOP 03-01, or FAS No. 133 (see discussion under
"Reserves" section) and the change in reserve
liability is recorded in Interest credited and other
benefits to contractowners. The gain or loss on
futures is recorded in Net realized capital gains (losses).	1,265.9	1,530.9	3.8	7.2

Options
Call options are used to hedge against an increase
in the various equity indices. Such increase may
result in increased payments to contract holders
of fixed indexed annuity contracts, and the options
offset this increased expense. The put options
are used to hedge the liability associated with
embedded derivatives in variable annuity contracts.
Both the options and the embedded derivative
reserve are carried at fair value. The change in value
of the options are recorded in Net realized capital
gains (losses); the change in value of the embedded
derivative is recorded in Interest credited and
other benefits to contractowners.	6,341.7	4,183.7	387.0	215.8

107

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Embedded Derivatives
The Company also has investments in certain fixed
maturity instruments, and has issued certain retail
annuity products, that contain embedded derivatives
whose market value is at least partially determined by,
among other things, levels of or changes in domestic
and/or foreign interest rates (short- or long-term),
exchange rates, prepayment rates, equity rates, or
credit ratings/spreads.
Within securities
Within retail annuity products

* N/A - not applicable.

Notional Amount		Fair Value

2006	2005	2006	2005

N/A*	N/A*	5.1	(0.3)
N/A*	N/A*	820.2	389.2

Interest Rate Swaps

Interest rate swaps include two agreements with Security Life of Denver Insurance
Company (“Security Life”), an affiliate, with notional amounts of $100.0 and fair values of $(1.8) and $(0.9) at December 31, 2006 and $(0.3) and $(0.2) at December 31, 2005
(see Related Party Transactions footnote for further information).

Credit Default Swaps

As of December 31, 2006, the maximum potential future exposure to the Company on the sale of credit protection under credit default swaps was $119.8.

108

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

4. Deferred Policy Acquisition Costs and Value of Business Acquired

Activity within DAC was as follows for the years ended December 31, 2006, 2005, and 2004.

Balance at January 1, 2004	$ 1,826.7
Deferrals of commissions and expenses	587.4

Amortization:
Amortization	(266.0)

Interest accrued at 5% to 6%	85.7
Net amortization included in the Statements of Operations	(180.3)

Change in unrealized capital gains (losses) on available-for-sale securities	(47.4)
Implementation of SOP and TPA	(482.3)

Balance at December 31, 2004	1,704.1
Deferrals of commissions and expenses	614.0

Amortization:
Amortization	(400.2)

Interest accrued at 5% to 6%	105.5
Net amortization included in the Statements of Operations	(294.7)

Change in unrealized capital gains (losses) on available-for-sale securities	232.0
Balance at December 31, 2005	2,255.4

Deferrals of commissions and expenses	681.9
Amortization:

Amortization	(421.7)
Interest accrued at 5% to 6%	138.1

Net amortization included in the Statements of Operations	(283.6)
Change in unrealized capital gains (losses) on available-for-sale securities	16.2

Balance at December 31, 2006	$ 2,669.9

The estimated amount of DAC to be amortized, net of interest, is $469.0, $426.7, $363.9,
$319.3, and $285.9, for the years 2007, 2008, 2009, 2010, and 2011, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

109

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Activity within VOBA was as follows for the years ended December 31, 2006, 2005, and 2004.

Balance at January 1, 2004	$ 111.5
Amortization:

Amortization	(13.3)
Interest accrued at 4% to 5%	6.8

Net amortization included in the Statements of Operations	(6.5)
Change in unrealized capital gains (losses) on available-for-sale securities	(0.5)

Implementation of SOP and TPA	7.7
Balance at December 31, 2004	112.2

Amortization:
Amortization	(30.8)

Interest accrued at 4% to 5%	6.6
Net amortization included in the Statements of Operations	(24.2)

Change in unrealized capital gains (losses) on available-for-sale securities	34.1
Balance at December 31, 2005	122.1

Amortization:
Amortization	(15.0)

Interest accrued at 4% to 5%	5.6
Net amortization included in the Statements of Operations	(9.4)

Change in unrealized capital gains (losses) on available-for-sale securities	(2.6)

Balance at December 31, 2006	$ 110.1

The estimated amount of VOBA to be amortized, net of interest, is $16.2, $12.0, $12.9,
$11.3, and $10.3, for the years 2007, 2008, 2009, 2010, and 2011, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

Analysis of DAC and VOBA - Annuity Products

The decrease in Amortization of DAC and VOBA in 2006 compared to 2005 is due to higher expected gross profits, which reflect revisions in prospective assumptions based on positive persistency experience and favorable equity market performance. The decrease was partially offset, however, by an increase in amortization driven by higher actual gross profits experience in 2006.

The increase in Amortization of DAC and VOBA in 2005 compared to 2004 is largely associated with an increase in the scale of DAC, resulting from sales of new business. In addition, the Company had higher fixed margin income in 2005, resulting in an increase in gross profits against which DAC and VOBA were amortized.

110

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The Company revised and unlocked certain assumptions for its fixed and variable annuity products during 2006, 2005, and 2004. Unlocking adjustments and their acceleration
(deceleration) impact on Amortization of DAC and VOBA were as follows for the years ended December 31, 2006, 2005, and 2004.

The Company’s ability to pay dividends to its parent is subject to the prior approval of the Iowa Division of Insurance for payment of any dividend, which, when combined with other dividends paid within the preceding twelve months, exceeds the greater of (1) ten percent (10.0%) of the Company’s statutory surplus at the prior year end or (2) the
Company’s prior year statutory net gain from operations.

During 2006, the Company paid $170.0 in a return of capital distribution to its parent.
During 2005 and 2004, the Company did not pay any dividends or return of capital distributions on its common stock to its parent.

During 2006, the Company did not receive any capital contributions from Lion. During
2005 and 2004, the Company received capital contributions of $100.0 and $230.0, respectively, from Lion to support sales activities.

The Insurance Division of the State of Iowa (the “Division”) recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Division, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income (loss) was $(1.6), $6.9, and $96.1, for the years ended December 31, 2006, 2005, and 2004, respectively. Statutory capital and surplus was $1,660.7 and $1,846.6 as of
December 31, 2006 and 2005, respectively.

111

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

As of December 31, 2006, the Company did not utilize any statutory accounting practices that are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affected statutory capital and surplus.

6. Additional Insurance Benefits and Minimum Guarantees

Under SOP 03-1, the Company calculates additional liabilities (“SOP 03-1 reserve”) for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges and certain other fees.

The following assumptions and methodology were used to determine the GMDB SOP
03-1 reserve at December 31, 2006.

Area

Data used

Mean investment performance Volatility Mortality

Lapse rates Discount rates

Assumptions/Basis for Assumptions
Based on 100 investment performance scenarios stratified based on
10,000 random generated scenarios
8.125%
18.0%
1999 and prior issues – 80.0%, 80.0%, 90.0%, 90.0%, grading to 100%
from age 80 to 120, of the 90-95 ultimate mortality table for standard, ratchet, rollup, and combination rollup and ratchet, respectively.
2000 and later issues – 60.0%, 60.0%, 75.0%, 75.0%, grading to 100%
from age 80 to 120, of the 90-95 ultimate mortality table for standard, ratchet, rollup, and combination rollup and ratchet, respectively.
Vary by contract type and duration; range between 1.0% and 40.0%
6.5%, based on the portfolio earned rate of the general account

The assumptions used for calculating the additional GMIB liability at December 31,
2006, are consistent with those used for the calculating the additional GMDB liability. In addition, the calculation of the GMIB liability assumes dynamic surrenders and dynamic annuitization reflecting the extent to which the benefit, at the time of payment, has a positive value.

112

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The separate account liabilities subject to SOP 03-1 for minimum guaranteed benefits, and the additional liabilities recognized related to minimum guarantees, by type, as of
December 31, 2006 and 2005, and the paid and incurred amounts by type for the years ended December 31, 2006 and 2005, were as follows:

	Guaranteed	Guaranteed	Guaranteed
	Minimum	Minimum	Minimum
	Death	Accumulation/	Income
	Benefit	Withdrawal Benefit	Benefit
	(GMDB)	(GMAB/GMWB)	(GMIB)

Separate account liability

at December 31, 2006	$ 37,928.5	$ 4,606.1	$ 18,036.9

Separate account liability
at December 31, 2005	$ 30,213.6	$ 2,536.1	$ 13,409.0

Additional liability balance:
Balance at January 1, 2005	$ 66.9	$ 9.6	$ 30.7

Incurred guaranteed benefits	64.9	(0.2)	30.2
Paid guaranteed benefits	(19.0)	-	-

Balance at December 31, 2005	112.8	9.4	60.9
Incurred guaranteed benefits	43.4	(16.6)	22.4

Paid guaranteed benefits	(16.5)	-	-
Balance at December 31, 2006	$ 139.7	$ (7.2)	$ 83.3

The net amount at risk, net of reinsurance, and the weighted average attained age of contractowners by type of minimum guaranteed benefit, were as follows as of December 31, 2006 and 2005.

	Guaranteed	Guaranteed	Guaranteed
	Minimum	Minimum	Minimum
	Death	Accumulation/	Income
	Benefit	Withdrawal Benefit	Benefit
2006	(GMDB)	(GMAB/GMWB)	(GMIB)

Net amount at risk, net of reinsurance	$ 1,252.7	$ 27.8	$ 200.1

Weighted average attained age	62	64	58

2005

Net amount at risk, net of reinsurance	$ 1,428.7	$ 42.1	$ 246.3

Weighted average attained age	62	63	57

The aggregate fair value of equity securities, including mutual funds, supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2006 and 2005 was $37.9 billion and $30.3 billion, respectively.

113

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

7.	Sales Inducements

During the year ended December 31, 2006, the Company capitalized and amortized $150.0 and $74.1, respectively, of sales inducements. During the year ended December 31, 2005, the Company capitalized and amortized $101.3 and $68.8, respectively, of sales inducements. The unamortized balance of capitalized sales inducements, net of unrealized capital gains (losses) on available-for-sale securities, was $630.7 and $556.3 as of December 31, 2006 and 2005, respectively.

8.	Income Taxes

Effective January 1, 2005, the Company files a consolidated federal income tax return with ING America Insurance Holdings, Inc. (“ING AIH”), an affiliate, and certain other subsidiaries of ING AIH that are eligible corporations qualified to file consolidated federal income tax returns as part of the ING AIH affiliated group. Effective January 1, 2005, the Company is a party to a federal tax allocation agreement with ING AIH and its subsidiaries that are part of the group, whereby ING AIH charges its subsidiaries for federal taxes each subsidiary would have incurred were it not a member of the consolidated group and credits each subsidiary for losses at the statutory federal tax rate. For calendar year 2004, the Company filed a stand-alone federal income tax return.

Income tax expense (benefit) consisted of the following for the years ended December 31, 2006, 2005, and 2004.

	2006	2005	2004

Current tax (benefit) expense:

Federal	$ (67.6)	$ (156.7)	$ 4.7

Total current tax (benefit) expense	(67.6)	(156.7)	4.7

Deferred tax expense:
Operations and capital loss carryforwards	151.0	43.6	31.5

Other federal deferred tax	(19.0)	147.3	44.5
Total deferred tax expense	132.0	190.9	76.0

Total income tax expense	$ 64.4	$ 34.2	$ 80.7

114

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes and cumulative effect of change in accounting principle for the following reasons for the years ended December 31, 2006, 2005, and
2004.

	2006	2005	2004

Income before income taxes and cumulative

effect of change in accounting principle	$ 276.6	$ 224.1	$ 173.6
Tax rate	35.0%	35.0%	35.0%

Income tax at federal statutory rate	96.8	78.4	60.8
Tax effect of:

Meals and entertainment	0.6	0.4	0.5
Dividend received deduction	(42.9)	(20.4)	1.3

Investments	-	-	15.0
IRS audit settlements	-	(24.4)	-

Other	9.9	0.2	3.1
Income tax expense	$ 64.4	$ 34.2	$ 80.7

The tax effects of temporary differences that give rise to Deferred tax assets and Deferred tax liabilities at December 31, 2006 and 2005, are presented below.

	2006	2005

Deferred tax assets:

Operations and capital loss carryforwards	$ -	$ 97.4
Future policy benefits	734.5	606.5

Goodwill	6.5	7.9
Investments	6.9	20.5

Employee compensation and benefits	31.3	17.8
Unrealized losses on investments	3.8	0.4

Other	9.7	19.0
Total gross assets	792.7	769.5

Deferred tax liabilities:
Deferred policy acquisition cost	(1,018.9)	(864.6)

Value of purchased insurance in force	(34.4)	(38.4)
Other	(1.9)	(2.2)

Total gross liabilities	(1,055.2)	(905.2)
Net deferred income liability	$ (262.5)	$ (135.7)

Net unrealized capital gains (losses) are presented as a component of Other comprehensive income (loss) in Shareholder’s equity, net of deferred taxes.

115

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. No valuation allowance was established at December 31, 2006 and
2005, as management believed the above conditions did not exist.

The Company had a receivable from ING AIH of $4.6 and a payable of $34.1 to ING
AIH at December 31, 2006 and 2005, respectively, for federal income taxes under the intercompany tax sharing agreement.

Under prior law, life insurance companies were allowed to defer from taxation a portion of income. Prior to 2006, deferred income of $14.4 was accumulated in the
Policyholder’s Surplus Account and would only become taxable under certain conditions, which management believed to be remote. In 2004, Congress passed the American Jobs
Creation Act of 2004, allowing certain tax-free distributions from the Policyholders’
Surplus Account during 2005 and 2006. During 2006, the Company made a return of capital distribution of $170.0, which eliminated the $14.4 balance in the Policyholders’
Surplus Account and, therefore, any potential tax on the accumulated balance.

The Company establishes reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against, any such adjustments.

In 2005, the Internal Revenue Service ("IRS") completed its examination of the
Company's returns for tax years 2000 and 2001. The provision for the year ended
December 31, 2005, reflected non-recurring favorable adjustments, resulting from a reduction in the tax liability that was no longer deemed necessary based on the results of the IRS examination, monitoring the activities of the IRS with respect to certain issues with other taxpayers, and the merits of the Company's positions.

The IRS is examining the Company’s income tax returns for tax years 2002 and 2003, with expected completion in 2007. Management is not aware of any adjustments as a result of this examination that would have a material impact on the Company’s financial statements. There are also various state tax audits in progress.

9. Benefit Plans

Defined Benefit Plan

ING North America Insurance Corporation (“ING North America”) sponsors the ING
Americas Retirement Plan (the “Retirement Plan”), effective as of December 31, 2001.
Substantially all employees of ING North America and its subsidiaries and affiliates
(excluding certain employees) are eligible to participate, including the Company’s employees.

116

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension Benefit Guaranty
Corporation (“PBGC”). As of January 1, 2002, each participant in the Retirement Plan
(except for certain specified employees) earns a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is
responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees’ participation in the Retirement Plan were $17.1, $15.9, and $11.4, for the years ended 2006, 2005, and 2004, respectively, and are included in Operating expenses in the Statements of Operations.

Defined Contribution Plans

ING North America sponsors the ING Savings Plan and ESOP (the “Savings Plan”).
Substantially all employees of ING North America and its subsidiaries and affiliates
(excluding certain employees) are eligible to participate, including the Company’s employees other than Company agents. The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan (“ESOP”)
component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING North America matches such pre-tax contributions, up to a maximum of 6.0% of eligible compensation. All matching contributions are subject to a 4-year graded vesting schedule, although certain specified participants are subject to a 5-year graded vesting schedule. All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges to operations of the Company for the Savings Plan were $4.6, $4.2, and $3.5, for the years ended December 31, 2006, 2005, and 2004, respectively, and are included in
Operating expenses in the Statements of Operations.

Other Benefit Plans

In addition to providing retirement plan benefits, the Company, in conjunction with ING
North America, provides certain supplemental retirement benefits to eligible employees and health care and life insurance benefits to retired employees and other eligible dependents. The supplemental retirement plan includes a non-qualified defined benefit pension plan and a non-qualified defined contribution plan, which means all benefits are payable from the general assets of the Company. The post-retirement health care plan is contributory, with retiree contribution levels adjusted annually. The life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.
The benefits charges allocated to the Company related to all of these plans for the years ended December 31, 2006, 2005, and 2004, were $1.3, $1.1, and $1.5, respectively.

117

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

10. Related Party Transactions

Operating Agreements

The Company has certain agreements whereby it generates revenues and incurs expenses with affiliated entities. The agreements are as follows:

Underwriting and distribution agreement with Directed Services LLC (“DSL”)
(successor by merger to Directed Services, Inc.), an affiliated broker-dealer, for the variable insurance products issued by the Company. DSL is authorized to enter into agreements with broker-dealers to distribute the Company’s variable products and appoint representatives of the broker-dealers as agents. For the years ended
December 31, 2006, 2005, and 2004, commission expenses were incurred in the amounts of $418.0, $371.5, and $371.4, respectively.
Asset management agreement with ING Investment Management LLC (“IIM”), an affiliate, in which IIM provides asset management, administration, and accounting services for ING USA’s general account. The Company records a fee, which is paid quarterly, based on the value of the assets under management. For the years ended
December 31, 2006, 2005, and 2004, expenses were incurred in the amounts of $69.5,
$71.8, and $69.8, respectively.
Service agreement with DSL, in which the Company provides managerial and supervisory services to DSL and earns a fee that is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31,
2006, 2005, and 2004, revenue for these services was $62.0, $43.0, and $36.4, respectively.
Services agreements with ING North America, dated September 1, 2000 and
January 1, 2001, respectively, for administrative, management, financial, information technology, and finance and treasury services. For the years ended December 31,
2006, 2005, and 2004, expenses were incurred in the amounts of $95.4, $82.5, and
$65.0, respectively.
Services agreement between the Company and its U.S. insurance company affiliates dated January 1, 2001, amended effective January 1, 2002. For the years ended
December 31, 2006, 2005, and 2004, expenses related to the agreements were incurred in the amount of $6.1, $5.7, and $5.1, respectively.
Administrative Services Agreement between the Company, ReliaStar Life Insurance
Company of New York (“RLNY”), an affiliate, and other U.S. insurance company affiliates dated March 1, 2003, amended effective August 1, 2004, in which the
Company and affiliates provide services to RLNY. For the years ended
December 31, 2006, 2005, and 2004, revenue related to the agreement was $5.8, $2.5, and $1.7, respectively.
ING Advisors Network, a group of broker-dealers affiliated with the Company, distributes the Company’s annuity products. For the years ended December 31, 2006,
2005, and 2004, ING Advisors Network sold new contracts of $1,255.4, $1,082.0, and $1,121.8, respectively.

118

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company’s expense and cost allocation methods.

Reinsurance Agreements

Effective May 1, 2005, ING USA entered into a coinsurance agreement with its affiliate,
Security Life. Under the terms of the agreement, Security Life assumed and accepted the responsibility for paying, when due, 100% of the liabilities arising under the multi-year guaranteed fixed annuity contracts issued by ING USA between January 1, 2001 and
December 31, 2003. In addition, ING USA assigned to Security Life all future premiums received by ING USA attributable to the ceded contract.

Under the terms of the agreement, ING USA ceded $2.5 billion in account balances and transferred a ceding commission and $2.7 billion in assets to Security Life, resulting in a realized capital gain of $47.9 to the Company.

The coinsurance agreement is accounted for using the deposit method. As such, $2.7 billion of Deposit receivable from affiliate was established on the Balance Sheet. The receivable will be adjusted over the life of the agreement based on cash settlements and the experience of the contracts, as well as for amortization of the ceding commission.
The Company incurred amortization expense of the negative ceding commission of $23.5 and $14.2 for the years ended December 31, 2006 and 2005, respectively, which is included in Other expenses in the Statements of Operations.

In addition, the Company entered into a 100% coinsurance agreement with Security Life dated January 1, 2000, covering certain universal life policies which had been issued and in force as of, as well as any such policies issued after the effective date of the agreement.
As of December 31, 2006 and 2005, the value of reserves ceded by the Company under this agreement was $16.0 and $21.0, respectively.

The Company is a party to a Facultative Coinsurance Agreement with Security Life of
Denver Insurance Company effective August 20, 1999. Under the terms of the
Agreement, the Company facultatively cedes certain GICs and funding agreements to
Security Life on a 100% coinsurance basis. As of December 31, 2006 and 2005, respectively, the value of GIC reserves ceded by the Company under this agreement was
$2.2 billion and $1.2 billion.

119

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Financing Agreements

The Company maintains a reciprocal loan agreement with ING AIH to facilitate the handling of unanticipated short-term cash requirements that arise in the ordinary course of business. Under this agreement, which became effective in January 2004 and expires on January 14, 2014, either party can borrow from the other up to 3.0% of the Company's statutory admitted assets as of the preceding December 31. Interest on any ING USA borrowing is charged at the rate of ING AIH’s cost of funds for the interest period, plus
0.15% . Interest on any ING AIH borrowing is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration.

Under this agreement, the Company incurred interest expense of $1.5, $0.9, and $0.2, for the years ended December 31, 2006, 2005, and 2004, respectively. The Company earned interest income of $4.9, $4.3, and $2.5, for the years ended December 31, 2006, 2005, and 2004, respectively. Interest expense and income are included in Interest expense and
Net investment income, respectively, on the Statements of Operations. At December 31,
2006, the Company did not have any outstanding receivable from ING AIH under the reciprocal loan agreement. At December 31, 2005, the Company had $45.0 receivable from ING AIH under the reciprocal loan agreement.

Notes with Affiliates

The Company issued a 30-year surplus note in the principal amount of $35.0 on
December 8, 1999, to its affiliate, Security Life, which matures on December 7, 2029.
Interest is charged at an annual rate of 7.98% . Payment of the note and related accrued interest is subordinate to payments due to contractowners and claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of ING USA. Any payment of principal and/or interest made is subject to the prior approval of the Iowa Insurance Commissioner. Interest expense was $2.8 for each of the years ended December 31, 2006, 2005, and 2004, respectively.

On December 29, 2004, the Company issued surplus notes in the aggregate principal amount of $400.0 (the “Notes”), scheduled to mature on December 29, 2034, to its affiliates, ING Life Insurance and Annuity Company, ReliaStar Life Insurance Company,
and Security Life of Denver International, Limited, in an offering that was exempt from the registration requirements of the Securities Act of 1933. The Notes bear interest at a rate of 6.26% per year. Any payment of principle and/or interest is subject to the prior approval of the Iowa Insurance Commissioner. Interest is scheduled to be paid semi-
annually in arrears on June 29 and December 29 of each year, commencing on June 29,
2005. Interest expense was $25.4, $25.4, and $0.2, for the years ended December 31,
2006, 2005, and 2004, respectively.

120

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Tax Sharing Agreements

Effective January 1, 2005, the Company is a party to a federal tax allocation agreement with ING AIH and its subsidiaries that are part of the ING AIH consolidated group.
Under the federal tax allocation agreement, ING AIH charges its subsidiaries for federal taxes each subsidiary would have incurred were it not a member of the consolidated group and credits each subsidiary for losses at the statutory federal tax rate.

The Company has entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

Derivatives

On December 28, 2005, the Company entered into two interest rate swaps with Security
Life to reduce the Company’s exposure to cash flow variability of assets and liabilities.
Under the terms of the agreement, the Company pays the quarterly quoted 3-month Libor rate and receives a fixed rate of 4.8% and 4.9% for swaps that mature on December 30,
2010 and 2015, respectively. The notional amount of each swap is $100.0 at
December 31, 2006 and 2005. The fair values are $(1.8) and $(0.9) for the December 30,
2010 and 2015 swaps, respectively, at December 31, 2006, and $(0.3) and $(0.2) for the
December 30, 2010 and 2015 swaps, respectively, at December 31, 2005.

As of December 31, 2006 and 2005, the Company had call options with a notional amount of $935.4 and $1,151.9, respectively, and market value of $78.6 and $58.5, respectively, with ING Bank, an affiliate. Each of these contracts was entered into as a result of a competitive bid, which included unaffiliated counterparties.

Purchase of Investments

In conjunction with the May 19, 2005 sale of Life Insurance Company of Georgia
(“LOG”), an affiliate, the Company purchased assets at fair value from LOG on May 12,
2005. In addition to purchasing $192.6 of investments, ING USA paid $19.7 for a 70.0%
equity interest in PFP, and $7.1 for land located at 5780 Powers Ferry Road, Atlanta,
Georgia. The limited partnership investment in PFP is accounted for at fair value as an equity method investment and is included in Other investments on the Balance Sheet.

121

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

11.	Financing Agreements

The Company maintains a $100.0 uncommitted, perpetual revolving note facility with the Bank of New York ("BONY"). Interest on any of the Company borrowing accrues at an annual rate equal to a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the years ended December 31, 2006, 2005, and 2004. At December 31, 2006 and 2005, the Company had no amounts outstanding under the revolving note facility.

The Company also maintains a $75.0 uncommitted line-of-credit agreement with PNC Bank (“PNC”), effective December 19, 2005. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $75.0. Interest on any of the Company borrowing accrues at an annual rate equal to the rate quoted by PNC to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the year ended December 31, 2006 and no interest expense for the year ended December 31, 2005. At December 31, 2006 and 2005, the Company had no amounts outstanding under the line- of-credit agreement.

The Company maintains a $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken AB (Publ.) (“Svenska”), effective June 2, 2006. Borrowings are guaranteed by ING America Insurance Holdings, Inc. (“ING AIH”), with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. Interest on any of the Company’s borrowing accrues at an annual rate equal to the rate quoted by Svenska to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the year ended December 31, 2006. At December 31, 2006, the Company had no amounts outstanding under the line-of-credit agreement.

Also see Financing Agreements in the Related Party Transactions footnote.

12.	Reinsurance

At December 31, 2006, the Company had reinsurance treaties with 16 unaffiliated reinsurers and one affiliated reinsurer covering a portion of the mortality risks and guaranteed death and living benefits under its variable contracts. The Company remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

122

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Reinsurance ceded in force for life mortality risks		were $755.3 and $822.2 at
December 31, 2006 and 2005, respectively.	Net receivables were comprised of the
following at December 31, 2006 and 2005.

	2006	2005

Claims recoverable from reinsurers	$ 7.2 $	5.4

Payable for reinsurance premiums	(2.3)	(1.6)

Reinsured amounts due to reinsurers	(29.9)	(2.4)

Reserve credits	9.1	13.6

Reinsurance ceded	2,265.7	1,352.6

Deposits	2,478.4	2,697.2

Other	30.8	3.3

Total	$ 4,759.0 $	4,068.1

Premiums and Interest credited and other benefits to contractowners were reduced by the following amounts for reinsurance ceded for the years ended December 31, 2006, 2005, and 2004.

		2006	2005	2004

	Deposits ceded under reinsurance	$ 1,144.3	$ 722.2	$ 761.2
	Premiums ceded under reinsurance	2.5	3.0	2.3

	Reinsurance recoveries	657.6	703.4	61.4

13.	Commitments and Contingent Liabilities

Leases

The Company leases its office space and certain other equipment under operating leases, the longest term of which expires in 2017.

For the years ended December 31, 2006, 2005, and 2004, rent expense for leases was
$8.3, $8.0, and $7.6, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2007 through 2011 are estimated to be $8.2, $8.0, $8.1, $6.5, and $5.2, respectively, and $29.1, thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties.
Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

123

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Commitments

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

At December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $537.9, $143.2 of which was with related parties.
At December 31, 2005, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $456.1, $77.2 of which was with related parties.
During 2006 and 2005, $32.4 and $32.8, respectively, was funded to related parties under off-balance sheet commitments.

Financial Guarantees

The Company owns 3-year credit-linked note arrangements, whereby the Company will reimburse the guaranteed parties upon payment default of the referenced obligation.
Upon such default, the Company will reimburse the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of December 31, 2006, the maximum potential future exposure to the Company under the guarantees was $44.5.

Litigation

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

124

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

Other Regulatory Matters Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the
Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters

The New York Attorney General, other federal and state regulators, and self-regulatory agencies are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest;
potential anti-competitive activity; reinsurance; marketing practices; specific product types (including group annuities and indexed annuities); and disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The
Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the
Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the
Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues,
ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

125

ING USA Annuity and Life Insurance Company (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Notes to Financial Statements (Dollar amounts in millions, unless otherwise stated)

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and
Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken by regulators with respect to the Company or certain affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC.
Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s
U.S.-based operations, including the Company.

126

14. Accumulated Other Comprehensive Income (Loss)

	2006	2005	2004
Net unrealized capital gains (losses):			
Fixed maturities, available-for-sale	$ (28.9)	$ (6.9)	$ 451.4
Equity securities, available-for-sale	1.5	1.1	0.5
DAC/VOBA adjustment on available-for-sale securities	21.1	7.5	(258.6)
Sales inducements adjustment on available-for-sale securities	1.0	2.5	(6.7)
Other investments	(6.6)	(5.4)	(2.6)
Unrealized capital (losses) gains , before tax	(11.9)	(1.2)	184.0
Deferred income tax asset (liability)	3.8	0.4	(66.4)
Net unrealized capital (losses) gains	(8.1)	(0.8)	117.6
Pension liability, net of tax	(5.1)	(3.9)	(4.9)
Other	1.1	-	-
Accumulated other comprehensive (loss) income	$ (12.1)	$ (4.7)	$ 112.7

	2006	2005	2004
Fixed maturities, available-for-sale	$ (22.0)	$ (458.3)	$ (66.0)
Equity securities, available-for-sale	0.4	0.6	(4.6)
DAC/VOBA adjustment on available-for-sale securities	13.6	266.1	(47.9)
Sales inducements adjustment on available-for-sale securities	(1.5)	9.2	(6.7)
Other investments	(1.2)	(2.8)	11.2
Unrealized capital gains (losses), before tax	(10.7)	(185.2)	(114.0)
Deferred income tax asset (liability)	3.4	66.8	43.5
Net change in unrealized capital gains (losses)	$ (7.3)	$ (118.4)	$ (70.5)

127

(1)	Pretax unrealized capital holding gains (losses) arising during the year were $(72.6), $(108.3), and $(41.2), for the years ended December 31, 2006, 2005, and 2004, respectively.

(2)	Pretax reclassification adjustments for gains (losses) and other items included in Net income were $(61.9), $76.9, and $67.2, for the years ended December 31, 2006, 2005, and 2004, respectively.

128

QUARTERLY DATA (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)

2006	First	Second	Third	Fourth

Total revenue	$ 425.1	$ 502.2	$ 535.6	$ 562.8

Income before income taxes	54.1	54.2	75.6	92.7

Income tax expense	13.5	13.0	2.1	35.8
Net income	$ 40.6	$ 41.2	$ 73.5	$ 56.9

2005	First	Second	Third	Fourth

Total revenue	$ 462.4	$ 499.5	$ 460.8	$ 444.7

Income before income taxes	38.4	88.3	67.4	30.0

Income tax expense (benefit)	12.2	27.5	(12.9)	7.4
Net income	$ 26.2	$ 60.8	$ 80.3	$ 22.6

129

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure None.
Item 9A.	Controls and Procedures

a)	The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company’s periodic SEC filings is made known to them in a timely manner.

b)	There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

Item 9B.	Other Information
None.

130

PART III

Item 10. Directors, Executive Officers, and Corporate Governance

Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

a)	Code of Ethics for Financial Professionals

The Company has approved and adopted a Code of Ethics for Financial Professionals (which was filed as Exhibit 14 to the Company’s Form 10-K, as filed with the Securities and Exchange Commission on March 29, 2004, File No. 033-87270), pursuant to the requirements of Section 406 of the Sarbanes- Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

b)	Designation of Board Financial Expert

The Company has designated David A. Wheat, Director, Executive Vice President and Chief Financial Officer of the Company, as its Board Financial

Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of Lion
Connecticut Holdings Inc., it does not have any outside directors sitting on its board.

Item 11. Executive Compensation

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 13. Certain Relationships, Related Transactions, and Director Independence

Omitted pursuant to General Instruction I(2) of Form 10-K.

131

Item 14. Principal Accounting Fees and Services (Dollar amounts in millions, unless otherwise stated)

In 2006 and 2005, Ernst & Young LLP (“Ernst & Young”) served as the principal external auditing firm for ING, including ING USA. ING subsidiaries, including
ING USA, are allocated Ernst & Young fees attributable to services rendered by Ernst
& Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2006 and 2005 are detailed below, along with a description of the services rendered by Ernst & Young to the Company.

	2006		2005

Audit fees	$ 3.5	$ 1.8
Audit-related fees	0.1			0.3

Tax fees	-	*		-	*
All other fees	-	*		-	*
	$ 3.6	$ 2.1

*Less than $0.1.

Audit Fees

Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company’s interim financial statements.

Audit-related Fees

Audit-related fees were allocated to ING USA for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services consisted primarily of the audit of SEC product filings, advice on accounting matters, and progress review on International Financial Reporting Standards and Sarbanes-
Oxley projects.

Tax Fees

There were minimal tax fees allocated to ING USA in 2006 and 2005. Tax fees allocated to ING USA were primarily for tax compliance and accounting for income taxes. These services consisted of tax compliance, including the review of tax disclosures and proper completion of tax forms, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e., income tax and capital tax).

All Other Fees

There were minimal fees allocated to ING USA in 2006 and 2005 under the category
“all other fees.” Other fees allocated to ING USA under this category typically include fees paid for products and services other than the audit fees, audit-related fees, and tax fees described above, and consist primarily of non-recurring support and advisory services.

132

Pre-approval Policies and Procedures

ING USA has adopted the pre-approval policies and procedures of ING. Audit, audit-
related, and non-audit, services provided to the Company by ING’s independent auditors are pre-approved by ING’s audit committee. Pursuant to ING’s pre-approval policies and procedures, the ING audit committee is required to pre-approve all services provided by ING’s independent auditors to ING and its affiliates, including the Company. The ING pre-approval policies and procedures distinguish five types of services: (1) audit services, (2) audit-related services, (3) tax services, (4) other services that are not audit, audit-related, tax, or prohibited services, and (5) prohibited services (as described in the Sarbanes-Oxley Act).

The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

General Pre-approval Procedure

ING’s audit committee pre-approves audit, audit-related, tax, and other, services to be provided by ING’s external audit firms on an annual basis. The audit committee also sets the maximum annual amount for such pre-approved services. Throughout the year, ING’s audit committee receives from ING’s external audit firms an overview of all services provided, including related fees and supported by sufficiently detailed information. ING’s audit committee evaluates this overview retrospectively on a quarterly basis. Additionally, ING’s external audit firms and Corporate Audit
Services monitor the amounts paid versus the pre-approved amounts throughout the year.

Specific Pre-approval Procedure

In addition to the general pre-approval procedure, each proposed independent auditor engagement that is expected to generate fees in excess of the pre-approved amounts, must be approved by the audit committee on a case-by-case basis.

In 2006 and 2005, 100% of each of the audit related services, tax services, and all other services were pre-approved by ING’s audit committee.

133

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)	The following documents are filed as part of this report:

	1.	Financial statements. See Item 8. on page 70

	2.	Financial statement schedules. See Index to Financial Statement Schedules on page 141

Exhibits

2.	Agreement and Plan of Merger dated June 25, 2003, by and between USG Annuity & Life Company, United Life & Annuity Insurance Company, Equitable Life Insurance Company of Iowa and Golden American, incorporated by reference in Exhibit 99-8 in the Company’s Form 8K filed with the SEC on January 2, 2004 (File No. 333-87270).

3.	(i) Restated Articles of Incorporation Providing for the Redomestication of

Golden American Life Insurance Company dated July 2 and 3, 2003, effective
January 1, 2004, incorporated by reference to Company’s 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

Amendment to Articles of Incorporation Providing for the Name Change of
Golden American Life Insurance Company dated November 20, 2003, effective January 1, 2004, incorporated by reference to the Company’s 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

Amendment to Articles of Incorporation Providing for the Change in Purpose
and Powers of ING USA Annuity and Life Insurance Company dated March 3 and 4, 2004, effective March 11, 2004, incorporated by reference to the
Company’s 10-Q, as filed with the SEC on May 17, 2004 (File No. 033-
87270).

(ii)	Amended and Restated By-Laws of ING USA Annuity and Life Insurance Company effective January 1, 2005, incorporated by reference to the Company’s Form 10-Q, as filed with the SEC on May 13, 2005 (File No. 033- 87270).

4.	Instruments Defining the Rights of Security Holders, including Indentures (Annuity Contracts).

	(a)	Single Premium Deferred Modified Guaranteed Annuity Contract, Single Premium Deferred modified Guaranteed Annuity Master Contract, and Single Premium Deferred Modified Guaranteed Annuity Certificate - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life Insurance Company as filed with the SEC on February 8, 2002 (File No. 333-67660).

134

(b)	Single Premium Deferred Modified Guaranteed Annuity Master Contract and Single Premium Deferred Modified guaranteed Annuity Certificate – Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life Insurance Company, as filed with the SEC on September 13, 2000 (File No. 333-40596).

(c)	Individual Retirement Annuity Rider; Roth Individual Retirement Annuity Rider; Simple Retirement Account Rider; and 403(b) Rider - Incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on April 15, 2003 (File No. 033-23351).

(c.1) 403(b) Rider - Incorporated herein by reference to Initial Registration
Statement on Form S-2 for Golden American Life Insurance Company,
as filed with the SEC on April 15, 2003 (File No. 333-104547).

(d)	Single Premium Deferred Equity Indexed Modified Guaranteed Annuity Contract; Single Premium Deferred Modified Guaranteed Annuity Group Master Contract; and Single Premium Deferred Equity Indexed Modified Guaranteed Annuity Certificate, - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-2, as filed with the SEC on August 13, 2004 (File No. 333- 116137).

(e)	Interest in Fixed Account I under Variable Annuity Contracts - Incorporated herein by reference to: Post-Effective Amendment No. 12 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 033-59261, 811- 5626); Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 for Golden American life Insurance Company, as filed with the SEC on April 23, 1999 (File Nos. 333- 28769, 811-5626); and Incorporated by reference to Pre-Effective Amendment No. 1 to Registration statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on June 24, 2000 (File Nos. 333-33914, 811-5626).

(f)	Interests in Fixed Account II under Variable Annuity Contracts - Incorporated herein by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 2, 2000 (File No. 333-28679, 811-5626), Incorporated herein by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on February 26, 2001 (File No. 333- 30180, 811-5626), Incorporated herein by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 for Separate

135

Account B of Golden American Life Insurance Company as filed with the SEC on April 23, 1999 (File No. 333-28755, 811-5626), Incorporated herein by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on April 23, 1999 (File No. 333-66757, 811-5626), Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 26, 2001 (File No. 333- 63692, 811-5626), Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on December 11, 2001 (File No.333-70600, 811-5626), Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on April 16, 2003 (File No. 333-90516, 811-5626) and Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on July 3, 2003 (File No. 333-101481, 811-5626).

	(g)	Interest in the Guaranteed Account under Variable Annuity Contracts - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 for Golden American Life Insurance Company, as filed with the SEC on June 29, 2001 (File No.

333-57212).

10.	Material Contracts

	(a)	Service Agreement, dated as of January 1, 1994, as amended March 7, 1995, between Golden American and Directed Services, Inc., incorporated by reference from Exhibit 10(b) to a Registration Statement on Form S-1 filed with the SEC on April 29, 1998 (File No. 333-51353).

	(b)	Asset Management Agreement, dated January 20, 1998, between Golden American and ING Investment Management LLC, incorporated by reference from Exhibit 10(f) to Golden American’s Form 10-Q filed with the SEC on August 14, 1998 (File No. 033-87270).

	(c)	Reciprocal Loan Agreement dated January 1, 2004, between ING USA Annuity and Life Insurance Company and ING America Insurance Holdings, Inc., incorporated by reference from Exhibit 10.A(a) to ING

USA Annuity and Life Insurance Company’s Form 10-Q filed with the SEC on or about May 17, 2004 (File No. 333-87270).

136

(d)	Surplus Note, dated December 8, 1999, between Golden American and First Columbine Life Insurance Company, incorporated by reference from Exhibit 10(g) to Amendment No. 7 to a Registration Statement for Golden American on Form S-1 filed with the SEC on or about January 27, 2000 (File No. 333-28765).

(e)	Services Agreement between Golden American and the affiliated companies listed in Exhibit B to that Agreement, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference from Exhibit 10.A (k) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No.

033-87270).

(f)	Services Agreement between Golden American and ING North America Insurance Corporation effective January 1, 2001, incorporated by reference from Exhibit 10.A (g) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No.

033-87270).

(g)	Form of Shared Services Center Services Agreement by and among ING North America Insurance Corporation (“Service Provider”) and Ameribest Life Insurance Company, a Georgia corporation; Equitable Life Insurance Company of Iowa, an Iowa corporation; USG Annuity & Life Company, an Oklahoma corporation; Golden American, a Delaware corporation; First Columbine Life Insurance Company, a Colorado corporation; Life Insurance Company of Georgia, a Georgia corporation; Southland Life Insurance Company, a Texas corporation; Security Life of Denver Insurance Company, a Colorado corporation; Midwestern United Life Insurance Company, an Indiana corporation; and United Life & Annuity Insurance Company, a Texas corporation, incorporated by reference from Exhibit 10(r) to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 filed by Registrant with the SEC on or about December 11, 2001 (File No. 333-70602).

(h)	Tax Sharing Agreement between Golden American, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference from Exhibit 10.A (j) to ING USA

Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

(i)	Administrative Services Agreement between Golden American, ReliaStar Life Insurance Company of New York and affiliated companies listed on Exhibit A to the Agreement, effective March 1, 2003, incorporated by reference from Exhibit 10.A (m) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No.

033-87270).

137

(j)	First Amendment to the Administrative Services Agreement between ING USA Annuity and Life Insurance Company and its affiliates, effective as of August 1, 2004, incorporated by reference from Exhibit 10.(i) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 18, 2005 (File No. 033-87270).

(k)	Amendments to Asset Management Agreement between Golden American and ING Investment Management LLC, effective January 1, 2003, incorporated by reference from Exhibit 10.A (l) to ING USA

Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

(l)	Third Amendment to the Asset Management Agreement, between Golden American and ING Investment Management LLC, effective August 18, 2003, incorporated by reference from Exhibit 10.A (n) to ING USA

Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

(m)	Lease Agreement, dated as of April 16, 1998, by and between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (o) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

(n)	First Amendment to Lease Agreement, dated November 4, 1998, between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (p) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No.

033-87270).

(o)	Second Amendment to Lease Agreement, dated June 1, 2000, between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (q) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No.

033-87270).

(p)	Services Agreement with ING Financial Advisers, LLC (“INGFA”), entered into June 1, 2002 by Equitable Life Insurance Company of Iowa, as subsumed by ING USA pursuant to the January 1, 2004 merger, incorporated by reference from Exhibit 10.(p) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 18, 2005 (File No. 033-87270).

(q)	Surplus Note for $50,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, Security Life of Denver International Limited, incorporated by reference from Exhibit 10.(q) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 18, 2005 (File No. 033-87270).

138

(r)	Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, ING Life Insurance and Annuity Company, incorporated by reference from Exhibit 10.(r) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 18, 2005 (File No. 033-87270).

(s)	Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, ReliaStar Life Insurance Company, incorporated by reference from Exhibit 10.(s) to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 18, 2005 (File No.

033-87270).

(t)	Lease Agreement dated August 31, 1995, between The Graham Group, Inc. and Equitable Life Insurance Company of Iowa, as subsumed by ING USA Annuity and Life Insurance Company pursuant to the January 1, 2004 merger, incorporated by reference from Exhibit 10.(t) to ING

USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 18, 2005 (File No. 033-87270).

(u)	Joinder Number 2005-1 to Tax Sharing Agreement, dated January 20, 2006, between ING USA Annuity and Life Insurance Company and ING

America Insurance Holdings Inc., incorporated by reference from Exhibit 10. to ING USA Annuity and Life Insurance Company’s Form 10-Q filed with the SEC on May 12, 2006 (File No. 001-32625).

(v)	Coinsurance Agreement, effective May 1, 2005, between ING USA Annuity and Life Insurance Company and Security Life of Denver Insurance Company, incorporated by reference from Exhibit 10. to ING

USA Annuity and Life Insurance Company’s Form 10-Q filed with the SEC on May 13, 2005 (File No. 033-87270).

(w)	Amendment Number 2006-1, dated as of September 11, 2006, to the Services Agreement between ING USA Annuity and Life Insurance Company and ING North America Insurance Company, incorporated by reference from Exhibit 10. to ING USA Annuity and Life Insurance Company’s Form 10-Q filed with the SEC on November 14, 2006 (File No. 001-32625).

12.	Computation of Ratio of Earnings to Fixed Charges, filed herewith.

14.	ING Code of Ethics for Financial Professionals, incorporated by reference from Exhibit 14 to ING USA Annuity and Life Insurance Company’s Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

23.	Consent of Independent Registered Public Accounting Firm, filed herewith.

139

31.1	Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certificate of Harry N. Stout pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certificate of Harry N. Stout pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

140

Index to Financial Statement Schedules

		Page
Report of Independent Registered Public Accounting Firm		142
I.	Summary of Investments - Other than Investments in Affiliates as of
	December 31, 2006	143
IV.	Reinsurance Information as of and for the years ended
	December 31, 2006, 2005, and 2004	144
Schedules other than those listed above are omitted because they are not required or not applicable.

Report of Independent Registered Public Accounting Firm

The Board of Directors ING USA Annuity and Life Insurance Company

We have audited the financial statements of ING USA Annuity and Life Insurance Company as of December 31, 2006 and 2005, and for each of the three years in the period ended
December 31, 2006, and have issued our report thereon dated March 23, 2007. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

Atlanta, Georgia March 23, 2007

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
	Schedule I
Summary of Investments – Other than Investments in Affiliates
As of December 31, 2006
	(In millions)

			Amount
			Shown on
Type of Investments	Cost	Value*	Balance Sheet

Fixed maturities, available-for-sale:

U.S. Treasuries	$ 276.9	$ 275.7	$ 275.7
U.S. government agencies and authorities	220.9	219.3	219.3

State, municipalities, and political subdivisions	43.0	43.1	43.1
Public utilities securities	1,324.5	1,327.8	1,327.8

Other U.S. corporate securities	5,138.6	5,139.2	5,139.2
Foreign securities (1)	3,330.0	3,327.6	3,327.6

Residential mortgage-backed securities	3,841.4	3,823.4	3,823.4
Commercial mortgage-backed securities	1,928.6	1,923.5	1,923.5

Other asset-backed securities	1,843.4	1,838.8	1,838.8
Total fixed maturities, available-for-sale, including
securities pledged to creditors	$ 17,947.3	$ 17,918.4	$ 17,918.4

Equity securities, available-for-sale	$ 39.1	$ 40.6	$ 40.6

Mortgage loans on real estate	$ 3,687.6	$ 3,657.0	$ 3,687.6
Policy loans	162.5	162.5	162.5

Other investments	631.5	782.1	777.2
Total investments	$ 22,468.0	$ 22,560.6	$ 22,586.3

* See Notes 2 and 3 of Notes to Financial Statements.

(1)	The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities, and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

143

144

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 29, 2007	ING USA Annuity and Life Insurance Company
(Date)	(Registrant)

By:	/s/	David A. Wheat

David A. Wheat
Director, Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 29, 2007.

	Signatures	Title

/s/	David A. Wheat	Director, Executive Vice President and
	David A. Wheat	Chief Financial Officer

/s/	Robert W. Crispin	Director
Robert W. Crispin

/s/	Thomas J. McInerney	Director and Chairman
Thomas J. McInerney

/s/	Kathleen A. Murphy	Director
Kathleen A. Murphy

/s/	Catherine H. Smith	Director
Catherine H. Smith

/s/ Harry N. Stout		President
Harry N. Stout

/s/	Steven T. Pierson	Senior Vice President and
Steven T. Pierson		Chief Accounting Officer

145

						Exhibit 12

ING USA ANNUITY AND LIFE INSURANCE COMPANY
COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO

		2006	2005	2004	2003	2002

	Earnings:

1.	Income (loss) before income taxes and cumulative

	effect of changes in accounting principles	$ 276.6	$ 224.1	$ 173.6	$ 56.5	$ (176.3)

	Fixed Charges:

2.	Interest expense	30.3	29.6	5.1	8.2	8.5
3.	Interest factor on rental expense	6.5	8.0	5.0	5.3	5.4

4.	Interest credited to contractowners	980.8	946.5	903.6	896.7	794.0
5.	Net (undistributed) distributed income from
	equity investees	(1.7)	(1.6)	(1.8)	13.7	-

6.	Total fixed charges (2 + 3 + 4 + 5)	1,015.9	982.5	911.9	923.9	807.9
7.	Total fixed charges excluding interest
	credited to contractowners (6 - 4)	35.1	36.0	8.3	27.2	13.9

8.	Earnings and fixed charges (1 + 6)	1,292.5	1,206.6	1,085.5	980.4	631.6
9.	Earnings and fixed charges, excluding
	interest credited to contractowners (1 + 7)	311.7	260.1	181.9	83.7	(162.4)

	Ratios:

10. Earnings and fixed charges, to total fixed charges (8 / 6)		1.3	1.2	1.2	1.1	0.8
11. Earnings and fixed charges, excluding interest credited to
	contractowners to total fixed charges (9 / 7)	8.9	7.2	21.9	3.1	NM

12. Deficiency of earnings to fixed charges (6 - 8)*		$ -	$ -	$ -	$ -	$ 176.3

*Represents additional earnings that would be necessary to result in a one to one ratio of earnings to fixed charges. NM - Not meaningful.

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-
123457) of ING USA Annuity and Life Insurance Company and in the related Prospectus of our reports dated March 23, 2007, with respect to the financial statements and schedules of ING
USA Annuity and Life Insurance Company included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Atlanta, Georgia March 23, 2007

Exhibit 31.1

CERTIFICATION

I, David A. Wheat, certify that:

1.	I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 29, 2007

By: /s/ David A. Wheat David A. Wheat Director, Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Exhibit 31.2

CERTIFICATION

I, Harry N. Stout, certify that:

1.	I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

	a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 29, 2007

By: /s/ Harry N. Stout Harry N. Stout President (Duly Authorized Officer and Principal Officer)

Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING USA Annuity and Life Insurance
Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s
Annual Report on Form 10-K for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange
Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2007	By:	/s/	David A. Wheat

(Date)			David A. Wheat
Director, Executive Vice President and
Chief Financial Officer

Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING USA Annuity and Life Insurance
Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s
Annual Report on Form 10-K for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange
Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2007	By:	/s/	Harry N. Stout

(Date)			Harry N. Stout
President

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ING USA Annuity and Life Insurance Company (ING USA) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ING
USA as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ING USA may also, to the extent permitted by law, indemnify any other person who is or was serving ING USA in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. ING America Insurance Holdings, Inc. maintains a Professional Liability umbrella insurance policy issued by an international insurer. The policy covers ING America Insurance Holdings, Inc. and any company in which ING America Insurance Holdings, Inc. has a controlling interest of 50% or more. This would encompass the principal underwriter as well as the depositor. Additionally, the parent company of ING America Insurance
Holdings, Inc., ING Groep N.V., maintains an excess umbrella cover with limits in excess of $125,000,000. The policy provides for the following types of coverage: errors and omissions/professional liability, directors and officers, employment practices, fiduciary and fidelity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification
(except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
	3(a)	Amendment to Articles of Incorporation Providing for the Name Change of Golden American Life
Insurance Company, dated (11/21/03), incorporated herein by reference to Post-Effective Amendment
No. 1 to a Registration Statement on Form S-1 for ING USA Annuity and Life Insurance Company
filed with the Securities and Exchange Commission on April 9, 2007 (File Nos. 333-133076).

	3(b)	Amendment to Articles of Incorporation Providing for the Change in Purpose and Powers of ING

USA Annuity and Life Insurance Company, dated (03/04/04), incorporated herein by reference to
Post-Effective Amendment No. 1 to a Registration Statement on Form S-1 for ING USA Annuity and
Life Insurance Company filed with the Securities and Exchange Commission on April 9, 2007 (File
Nos. 333-133076).

3(c)	Amended and Restated By-Laws of ING USA Annuity and Life Insurance Company, dated
(12/15/04), incorporated herein by reference to Post-Effective Amendment No. 1 to a Registration
Statement on Form S-1 for ING USA Annuity and Life Insurance Company filed with the Securities and Exchange Commission on April 9, 2007 (File Nos. 333-133076).

3(d)	Resolution of Board of Directors for Powers of Attorney, dated (04/23/99), incorporated herein by reference to Post Effective Amendment No. 5 to a Registration Statement on Form N-4 for Golden
American Life Insurance Company Separate Account B filed with the Securities and Exchange
Commission on April 23, 1999 (File Nos. 333-28679, 811-05626).

3(e)	Articles of Merger and Agreement and Plan of Merger of USGALC, ULAIC, ELICI into GALIC and renamed ING USA Annuity and Life Insurance Company, effective date (01/01/04), dated
(06/25/03), incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration
Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B
filed with the Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-
05626).

4(a)	Single Premium Deferred Modified Guaranteed Annuity Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden American
Life Insurance Company filed with the Securities and Exchange Commission on February 8, 2002
(File No. 333-67660).

4(b)	Single Premium Deferred Modified Guaranteed Annuity Master Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden
American Life Insurance Company filed with the Securities and Exchange Commission on February 8,
2002 (File No. 333-67660).

4(c)	Single Premium Deferred Modified Guaranteed Annuity Certificate, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden American
Life Insurance Company filed with the Securities and Exchange Commission on February 8, 2002
(File No. 333-67660).

4(d)	Single Premium Deferred Modified Guaranteed Annuity Application/Enrollment Form, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for
Golden American Life Insurance Company filed with the Securities and Exchange Commission on
February 8, 2002 (File No. 333-67660).

4(e)	Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective Amendment
No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company
Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(f)	Roth Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective
Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance
Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(g)	Simple Retirement Account Rider, incorporated herein by reference to Post-Effective Amendment No.
34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate
Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(h)	403(b) Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to Registration
Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on

April 15, 2003 (File Nos. 033-23351, 811-05626).

	4(i)	Company Address and Name Change Endorsement, incorporated herein by reference to Post-
Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and
Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on
February 13, 2004 (File Nos. 333-28679, 811-05626).

	5	Opinion of Counsel, attached.

	10	Material contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended
December 31, 2006 (File Nos. 333-133076, 333-133156, 333-133154, 333-133155, 333-133153, 333-
133152), as filed with the Commission on March 30, 2007. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.

	21	Subsidiaries of the Registrant, incorporated herein by reference to Item 28 in Post-Effective
Amendment No. 12 to Registration Statement on Form N-6 for ReliaStar Life Insurance Company of
New York Variable Life Separate Account I of ReliaStar Life Insurance Company of New York (File
No. 333-47527), as filed with the Securities and Exchange Commission on April 9, 2007.

	23(a)	Consent of Independent Registered Public Accounting Firm, attached.

	23(b)	Consent of Counsel, incorporated in Item 5 of this Part II, together with the Opinion of Counsel.

	24	Powers of Attorney, incorporated herein by reference to Post-Effective Amendment No. 1 to a
Registration Statement on Form S-1 for ING USA Annuity and Life Insurance Company filed with the Securities and Exchange Commission on April 11, 2007 (File Nos. 333-133153).

(b)
ING USA Annuity and Life Insurance Company Form 10-K for the fiscal year ended December 31,
2006 and ING USA Annuity and Life Insurance Company Form 10-Q for the fiscal quarter ended
June 30, 2007 is incorporated in Part I within the Prospectus.

ITEM 17. UNDERTAKINGS

(a) Rule 415 offerings. The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation
S-K:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not Applicable.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant: and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West
Chester, Commonwealth of Pennsylvania, on this 11th day of October, 2007.

By: ING USA ANNUITY AND LIFE INSURANCE COMPANY (Registrant)

By: _________________ Harry N. Stout* President (Principal Executive Officer)

By: /s/ John S. Kreighbaum John S. (Scott) Kreighbaum as Attorney-in-Fact

As required by the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on October 11, 2007.

SIGNATURE TITLE

President
___________________
(Principal Executive Officer)
Harry N. Stout*

___________________
Chief Accounting Officer
Steven T. Pierson*

DIRECTORS

___________________
Chief Financial Officer
David A. Wheat*

___________________
Robert W. Crispin*

___________________
Thomas J. McInerney*

___________________
Kathleen A. Murphy*

___________________
Catherine H. Smith*

By: /s/ John S. Kreighbaum John S. (Scott) Kreighbaum as Attorney-in-Fact

*Executed by John S. (Scott) Kreighbaum on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

ITEM	EXHIBIT	PAGE #
5	Opinion of Counsel	EX-5
23(a)	Consent of Independent Registered Public Accounting Firm	EX-23.A
23(b)	Consent of Counsel	*

*Included in Exhibit 5 above